Exhibit 10.4

CONSTRUCTION LOAN AGREEMENT

MADE BY AND BETWEEN

CJUF II STRATUS BLOCK 21 LLC
c/o
Stratus Properties, Inc.

98 San Jacinto, Suite 200

Austin, Texas 78701

AND

CORUS BANK, N.A., as Lender

3959 North Lincoln Avenue

Chicago, Illinois 60613

Dated as of May 2, 2008

Page

Article 1 INCORPORATION OF RECITALS AND EXHIBITS	2
1.1 Incorporation of Recitals	2
1.2 Incorporation of Exhibits	2
Article 2 DEFINITIONS	2
2.1 Defined Terms	2
2.2 Other Definitional Provisions	14
Article 3 BORROWER’S REPRESENTATIONS AND WARRANTIES	14
3.1 Representations and Warranties	14
3.2 Survival of Representations and Warranties	19
Article 4 LOAN AND LOAN DOCUMENTS	19
4.1 Agreement to Borrow and Lend; Lender’s Obligation to Disburse; Excess Disbursements	19
4.2 Loan Documents	21
4.3 Term of the Loan	21
4.4 Prepayments	23
4.5 Required Principal Payments	23
4.6 Receipt of Payments	23
4.7 Termination of Lender’s Unfunded Commitment	23
4.8 Lender Default	24
Article 5 INTEREST	24
5.1 Interest Rate	24
Article 6 COSTS OF MAINTAINING LOAN	24
6.1 Increased Costs and Capital Adequacy	24
6.2 Borrower Withholding	25
Article 7 LOAN EXPENSE AND ADVANCES	25
7.1 Loan and Administration Expenses	25
7.2 Loan Fee	26
7.3 Draw Fees	26
7.4 Exit Fee	26
7.5 Lender’s Attorneys’ Fees and Disbursements	27
7.6 Time of Payment of Fees and Expenses	27
7.7 Expenses and Advances Secured by Loan Documents	27
7.8 Right of Lender to Make Advances to Cure Borrower’s Defaults	28
Article 8 NON-CONSTRUCTION REQUIREMENTS PRECEDENT	28
8.1 Non-Construction Conditions Precedent	28
Article 9 CONSTRUCTION REQUIREMENTS PRECEDENT	33
9.1 Construction Documents Required as of Closing	33
9.2 Construction Deliveries Required as of Full Loan Opening.	35
Article 10 BUDGET, CONTINGENCY FUND AND CHANGE ORDERS	37
10.1 Budget	37
10.2 Budget Line Items	38

i

Page

10.3 Contingency Fund	39
10.4 Optional Method for Payment of Interest	40
10.5 Change Orders	40
Article 11 SUFFICIENCY OF LOAN	41
11.1 Loan In Balance	41
11.2 Additional Equity Investment	43
Article 12 CONSTRUCTION PAYOUT REQUIREMENTS	43
12.1 Applicability of Sections	43
12.2 Monthly Payouts	43
12.3 Documents to be Furnished for Each Disbursement	44
12.4 Retainages	45
12.5 Disbursements for Materials Stored On-Site	46
12.6 Disbursements for Off-site Materials	46
12.7 Specific Limitation on Disbursements	46
12.8 Disbursements Related to Commercial Space Leases	47
12.9 Delivery of Subcontracts	47
Article 13 FINAL DISBURSEMENT FOR CONSTRUCTION	48
13.1 Final Disbursement for Construction	48
Article 14 SALE OF RESIDENTIAL UNITS OR OTHER PORTIONS OF THE PROJECT	49
14.1 Price List Schedule	49
14.2 Sales Agreements	49
14.3 Purchaser Deposits	50
14.4 Residential Unit Sales	51
14.5 Sales Operations and Seller’s Obligations	53
14.6 Delivery of Sales Information and Documents	53
14.7 Borrower’s Acknowledgment Regarding Buyer Financing	54
14.8 Condominium Regime	54
14.9 Release of Residential Units	55
14.10 Application of Sales Proceeds	57
Article 15 OTHER COVENANTS	58
15.1 Borrower further covenants and agrees as follows:	58
15.2 Single Purpose Entity Covenants	68
15.3 Authorized Representative	70
Article 16 CASUALTIES AND CONDEMNATION	70
16.1 Lender’s Election to Apply Proceeds on Indebtedness	70
16.2 Borrower’s Obligation to Rebuild and Use of Proceeds Therefor	71
Article 17 ASSIGNMENTS BY LENDER AND BORROWER	72
17.1 Assignments and Participations	72
17.2 Prohibition of Assignments and Transfers by Borrower	72
17.3 Prohibition of Transfers in Violation of ERISA	72
17.4 Successors and Assigns	73

Page

Article 18 TIME OF THE ESSENCE	73
18.1 Time is of the Essence	73
Article 19 EVENTS OF DEFAULT	73
19.1 Events of Default	73
Article 20 LENDER’S REMEDIES IN EVENT OF DEFAULT	76
20.1 Remedies Conferred Upon Lender	76
Article 21 GENERAL PROVISIONS	77
21.1 Captions	77
21.2 Modification; Waiver	77
21.3 Governing Law	78
21.4 Acquiescence Not to Constitute Waiver of Lender’s Requirements	78
21.5 Disclaimer by Lender	78
21.6 Partial Invalidity; Severability	79
21.7 Definitions Include Amendments	79
21.8 Execution in Counterparts	79
21.9 Entire Agreement	79
21.10 Waiver of Damages	79
21.11 Claims Against Lender	79
21.12 Jurisdiction	80
21.13 Set-Offs	80
21.14 Binding Effect	81
21.15 Waiver of Accord and Satisfaction	81
Article 22 NOTICES	81
Article 23 WAIVER OF JURY TRIAL	83
Illinois Collateral Protection Act Notice	viii

EXHIBITS TO LOAN AGREEMENT

Exhibit A                                Legal Description of Land
Exhibit B                                Permitted Exceptions
Exhibit C                                Title Requirements
Exhibit D                                Form of Survey Certification
Exhibit E                                Insurance Requirements
Exhibit F                                Architect’s Certificate
Exhibit G                                Initial Budget
Exhibit H                                Draw Request Forms
Exhibit I                                Partial Plans and Specifications
Exhibit J                                Proposed Finish Standards
Exhibit K                                Bailment Letter (Warehousemen)
Exhibit L                                Bailment Letter (Other Than Warehousemen)
Exhibit M                                List of Sales Agreements and Price List Schedule
Exhibit N                                Subcontract Delivery Deadline Dates
Exhibit O                                Approved Form of Sales Agreement

Page

Exhibit P                                Materials Purchases Not Subject to Retainage
Exhibit Q                                Allowable Tenant Improvements
Exhibit R                                Delivery Schedule for Plans and Specifications
Exhibit S                                Form of Second Estoppel and Agreement from City of Austin

CONSTRUCTION LOAN AGREEMENT

Project Commonly Known as

“W Hotel and Residences”

Block 21, Austin, Texas

THIS CONSTRUCTION LOAN AGREEMENT (“Agreement”) is made as of May 2, 2008, by and between CJUF II STRATUS BLOCK 21 LLC, a Delaware limited liability company (“Borrower”), and CORUS BANK, N.A., a national banking association, its successors and assigns (“Lender”).

W I T N E S S E T H:

RECITALS

A.           Borrower is the owner in fee simple of an approximately 76,176 square foot parcel of land commonly known as “Block 21,” bounded by Second, Third, Guadalupe and Lavaca Streets, City of Austin, County of Travis, State of Texas, and legally described in Exhibit A attached hereto (the “Land”).  Borrower proposes to construct on the Land a mixed use project to be known as the “W Hotel and Residences,” consisting of a building of thirty-six (36) stories (the “Building”) and other facilities containing:  (i) one hundred ninety-eight (198) residential condominium units (each, a “Residential Unit”) on twenty (20) floors, from floor 18 through floor 37 of the Building, containing at least 272,272 Saleable Square Feet (with each capitalized term used and not defined in these Recitals being defined hereinbelow) of interior space and with interior finished ceiling heights of at least ten (10) feet (outside of areas containing mechanical runs),  (ii) a “W” flagged hotel with two hundred fifty-two (252) guest rooms, situated on ten (10) floors, from floor 6 through floor 16 of the Building, to be furnished and managed pursuant to the Hotel Operating Agreement (as hereinafter defined), and containing at least 100,408 square feet of interior room space and 88,212 square feet of hotel operating space, collectively with, on floor 2 through floor 4 of the Building, 9,583 square feet of meeting space, a 8,060 square foot fitness facility, a 9,935 square foot pool and pool deck, and a business center (collectively, the “Hotel”), (iii) on floor 1 through floor 3 of the Building, 18,341 net rentable square feet of retail space (the “Retail Space”) and 37,382 net Rentable Square Feet of office space (the “Office Space”), (iv) a live performance venue, on the top three (3) floors of an attached 4-story structure, containing at least 50,336 square feet and a minimum capacity of 2,480 people, with seating for approximately 2,160 people (the “Venue”), (v) 10,995 square feet of storage space, and (vi) a three (3)-level subterranean parking garage (the “Parking Garage”), with a direct connection to elevators servicing the Residential Units, and containing parking spaces for at least 480 automobiles (each, a “Parking Space”), of which, 306 Parking Spaces shall be allocated for the Residential Units, and 116 Parking Spaces shall be allocated, collectively, for the Hotel, the Commercial Space, and the Venue.  The Residential Units shall have a la carte access to the Hotel amenities on a pay-by-use basis, as provided in the Hotel Operating Agreement.

B.           Borrower has applied to Lender for a loan in the aggregate amount of up to One Hundred Sixty-Five Million Dollars ($165,000,000) to fund construction, development and marketing costs of the Project, and Lender is willing to make the Loan on the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto agree as follows:

Article 1

INCORPORATION OF RECITALS AND EXHIBITS

1.1 Incorporation of Recitals.

The foregoing preambles and all other recitals set forth herein are made a part hereof by this reference.

1.2 Incorporation of Exhibits.

Exhibits A through S to this Agreement, attached hereto, are incorporated in this Agreement and expressly made a part hereof by this reference.

Article 2

DEFINITIONS

2.1 Defined Terms.

The following terms as used herein shall have the following meanings:

Additional Equity Investment:  As such term is defined in Section 11.2.

Affiliate:  With respect to a specified person or entity, any individual, partnership, corporation, limited liability company, trust, unincorporated organization, association or other entity that, directly or indirectly, through one or more intermediaries, controls or is controlled by or is under common control with such person or entity, including, without limitation, any general or limited partnership in which such person or entity is a partner.

Agreement:  This Construction Loan Agreement.

Allowable Tenant Improvements:  As such term defined in Section 12.8.

Appraisal:  An MAI certified appraisal of the Project performed in accordance with FIRREA and Lender’s appraisal requirements by an appraiser selected and retained by Lender.

Approved Finish Standards:  As such term is defined in Section 9.2(f).

Approved Lease:  As such term is defined in Section 15.1(m).

Approved Plans and Specifications:  As such term is defined in Section 9.2(e).

Architect:  BOKA Powell, L.L.C.

Architect’s Certificate:  A certificate in the form of Exhibit F attached hereto executed by the Architect in favor of Lender.

Authorized Representative:  William H. Armstrong, an individual, or such other individual that is designated in accordance with Section 15.3 of this Agreement.

Available Sources of Funds:  As such term is defined in Section 11.1(c).

Bankruptcy Code:  Title 11 of the United States Code entitled “Bankruptcy” as now or hereafter in effect, or any successor thereto or any other present or future bankruptcy or insolvency statute.

Bonds:  As such term is defined in Section 9.1(d).

Borrower:  As such term is defined in the opening paragraph of this Agreement.

Budget:  The budget for the Project specifying all costs and expenses of every kind and nature whatsoever to be incurred by Borrower in connection with the Project prior to the Maturity Date, as approved by Lender as set forth in Section 10.1.

Budget Line Item:  As such term is defined in Section 10.2.

Building:  As such term is defined in Recital A.

Business Day:  Any Monday through Friday, excluding days on which Lender is closed for business.

Change Order:  Shall mean any of the following: (i) a request for changes in the Approved Plans and Specifications (other than minor field changes involving no extra cost) or for a change to the General Contract Price, (ii) an amendment to the General Contract, (iii) a construction change directive or (iv) a written order for a minor change in the work issued by the architect.

CJUF:  Canyon-Johnson Urban Fund II L.P., a Delaware limited partnership.

Closing: The date of the Closing Funding.

Closing Funding: The first disbursement of Loan proceeds in an amount of $2,000,000, which shall be advanced on or about the date hereof.

Collateral Assignment of Hotel Documents:  That certain Assignment of Hotel Documents collaterally assigning Borrower’s interests in the Hotel Documents (and related documents) to Lender.

Commercial Space:  Together, the Office Space and the Retail Space.

Commitment:  Lender’s maximum aggregate funding obligation hereunder of up to One Hundred Sixty-Five Million Dollars ($165,000,000), less any reduction thereof in accordance with the terms of this Agreement.

Completion Date:  With respect to the Residential Units, July 25, 2011; with respect to the Hotel, January 7, 2011; with respect to the Venue May 25, 2011; with respect to the

Commercial Space, January 7, 2011; and with respect to the entire Project, the Initial Maturity Date.

Completion and Carveout Guaranty:  A guaranty of performance and completion, executed by Guarantor and pursuant to which Guarantor guarantees the lien-free and timely completion of the Project in accordance with all provisions of this Agreement and Borrower’s obligation to keep the Loan In Balance and to pay for all cost overruns, subject to the limits stated therein, and guarantees specified non-recourse carve-out obligations.

Condominium Documents:  As such term is defined in Section 8.1(s).

Condominium Marketing License Agreement:  That certain Condominium Marketing License Agreement dated as of October 26, 2006 by and between Stratus Block 21 Investments, L.P. (predecessor in interest to Borrower), and Starwood Hotels & Resorts Worldwide, Inc.

Construction or construction:  The construction and equipping of the Improvements in accordance with the Approved Plans and Specifications, and related improvements required to be performed by Borrower under Sales Agreements (including all off-site improvements reasonably required for use and operation of the Improvements) and the installation of all personal property, fixtures and equipment required for the operation of the Project or required under Sales Agreements.

Construction Disbursement:  As such term is defined in Section 7.3.

Construction Schedule:  A schedule reasonably satisfactory to Lender, establishing a timetable for completion of the Construction, showing, on a monthly basis, the anticipated progress of the Construction, and showing that the Improvements can be completed on or before the Completion Date and that the Residential Units will be delivered prior to any outside dates, if any, provided for in the Sales Agreements.

Contingency Fund:  As such term is defined in Section 10.3.

Contractor’s Contingency:  As such term is defined in Section 10.3.

Control:  As such term is used with respect to any person or entity, including the correlative meanings of the terms “controlled by” and “under common control with,” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of such person or entity, whether through the ownership of voting securities, by contract or otherwise.

Declaration of Condominium:  The Master Condominium Declaration and the Residential Condominium Declaration, individually or collectively, as the context shall infer.

Deed of Trust:  A construction deed of trust, assignment of rents, security agreement and fixture filing executed by Borrower for the benefit of Lender securing this Agreement, the Note, and all obligations of Borrower in connection with the Loan, granting a first priority lien on Borrower’s fee interest in the Project, subject only to the Permitted Exceptions.

Default or default:  Any event, circumstance or condition, which, if it were to continue uncured, would, with notice or lapse of time or both, constitute an Event of Default hereunder.

Default Rate:  As such term is defined in the Note.

Deficiency Deposit:  As such term is defined in Section 11.1(b).

Deposits:  The Earnest Money Deposits and the Upgrade Deposits.

Design Professionals:  As such term is defined in Section 9.1(a).

Earnest Money Deposits:  As such term is defined in Section 14.3 (a).

Environmental Indemnity:  An environmental indemnity from Borrower and Guarantor, jointly and severally, indemnifying Lender with regard to all matters related to Hazardous Material and other environmental matters.

Environmental Proceedings:  Any environmental proceedings, whether civil (including actions by private parties), criminal, or administrative proceedings, relating to the Project.

Environmental Report:  An environmental report prepared at Borrower’s expense by a qualified environmental consultant approved by Lender in its sole discretion addressed to Lender (or subject to separate letter agreement permitting Lender to rely on such environmental report), which complies with the USEPA “all appropriate inquiry” rule contained in 40 CRF Part 312.

Equity Investment:  As such term is defined in Section 11.2.

ERISA:  The Employee Retirement Income Security Act of 1974, as amended, and the regulations promulgated thereunder from time to time.

Escrow Agent:  As such term is defined in Section 14.3(a).

Escrow Agreement:  As such term is defined in Section 8.1(v).

Event of Default:  As such term is defined in Article 19.

Excess Parking Spaces: As such term is defined in Section 14.1.

Exit Fee:  As such term is defined in Section 7.4.

Extended Maturity Date:  The date that is forty-six (46) months after the date of this Agreement, as the Initial Maturity Date may be extended by Borrower subject to the conditions contained in Section 4.3.

Extension Fee:  As such term is defined in Section 4.3(b)(iii).

Extension Option:  As such term is defined in Section 4.3(a).

FIRREA:  The Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended from time to time.

Full Loan Opening Date:  The date of Full Loan Opening.

Full Loan Opening or Full Opening of the Loan:  The second disbursement of Loan proceeds, being the first disbursement of Loan proceeds other than the Closing Funding.

General Contract:  As such term is defined in Section 9.1(a).

General Contract Price:  As such term is defined in Section 9.1(a).

General Contractor:  Austin Building Company.

Governmental Approvals:  Collectively, all consents, licenses, and permits and all other authorizations or approvals required from any Governmental Authority for the Construction in accordance with the Approved Plans and Specifications or the sale of the Residential Units.

Governmental Authority:  Any federal, state, county or municipal government, or political subdivision thereof, any governmental or quasi-governmental agency, authority, board, bureau, commission, department, instrumentality, or public body, or any court, administrative tribunal, or public utility.

Guarantor:  Stratus Properties, Inc., a Delaware corporation.

Guarantor Financial Covenants: The covenants of Guarantor set forth in Section 16 of the Limited Payment Guaranty.

Hard Costs:  Any and all costs related to or incurred in connection with the construction of the Project, including, without limitation, the cost of all labor, materials and equipment, but excluding any fees for architectural and engineering services, marketing fees, financing costs, developers’ fees and other similar soft fees and costs.  The Hard Costs include the items delineated as such on the Budget.

Hazardous Material:  Means and includes gasoline, petroleum, asbestos containing materials, explosives, radioactive materials or any hazardous or toxic material, substance or waste which is defined by those or similar terms or is regulated as such under any Law of any Governmental Authority having jurisdiction over the Project or any portion thereof or its use, including: (i) any “hazardous substance” defined as such in (or for purposes of) the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C.A. § 9601(14) as may be amended from time to time, or any so-called “superfund” or “superlien” Law, including the judicial interpretation thereof; (ii) any “pollutant or contaminant” as defined in 42 U.S.C.A. § 9601(33); (iii) any material now defined as “hazardous waste” pursuant to 40 C.F.R. Part 260; (iv) any petroleum, including crude oil or any fraction thereof; (v) natural gas, natural gas liquids, liquefied natural gas, or synthetic gas usable for fuel; (vi) any “hazardous chemical” as defined pursuant to 29 C.F.R. Part 1910; (vii) any mold or fungus that may cause an allergic, toxic or inflammatory response in humans arising from exposure to such mold or fungus in indoor air; and (viii) any other toxic substance or contaminant that is subject to any other Law or other past or present requirement of any Governmental Authority.  Any reference above to a Law, includes the same as it may be amended from time to time, including the judicial interpretation thereof.

Hotel:  As such term is defined in Recital A.

Hotel Documents: The Condominium Marketing License Agreement, the Hotel Operating Agreement, and/or the Technical Services Agreement, individually or collectively, as the context may infer.

Hotel Operator:  W Hotel Management, Inc., a Delaware corporation, an Affiliate of Starwood Hotel & Resorts Worldwide, Inc.,

Hotel Operating Agreement:  That certain W Austin Hotel Operating Agreement by and between Stratus Block 21 Investments, L.P., and Starwood Hotel & Resorts Worldwide, Inc., dated as of October 26, 2006, as amended by First Amendment to Operating Agreement dated January 30, 2008, as such agreement was assigned by Stratus Block 21 Investments, L.P. to Borrower by virtue of that certain Assignment and Assumption Agreement dated as of July 30, 2007; and as such agreement was assigned by Starwood Hotel & Resorts Worldwide, Inc. to Hotel Operator by virtue of that certain Assignment and Assumption Agreement dated as of July 30, 2007.

HUD:  United States Department of Housing and Urban Development.

ILSA:  The Interstate Land Sales Full Disclosure Act, 42 USC 1701 et. seq., as amended.

Improvements:  All of the improvements referred to in Recital A hereto and more particularly described in the Approved Plans and Specifications and any offsite improvements reasonably required to be constructed by Borrower for the use or operation of the improvements described in Recital A.

In Balance or in balance:  As such term is defined in Article 11.

Including or including:  Means “including, but not limited to”.

Indemnified Party:  As such term is defined in Section 15.1(t).

Initial Equity Investment:  As such term is defined in Section 8.1(a).

Initial Maturity Date:  The date that is forty (40) months from the date of this Agreement.

Insurance Policy:  As such term is defined in Section 8.1(e).

Interest Rate:  As such term is defined in the Note.

Interest Reserve Budget Line Item:  As such term is defined in Section 10.4.

Internal Revenue Code:  The Internal Revenue Code of 1986, as amended from time to time.

Land:  As such term is defined in Recital A.

Laws:  Collectively, all federal, state and local laws, statutes, codes, ordinances, orders, rules and regulations, including judicial opinions or precedential authority in the applicable jurisdiction.

Leases:  The collective reference to all leases, subleases and occupancy agreements affecting the Project or any part thereof now existing or hereafter executed and all amendments, modifications or supplements thereto approved in writing by Lender.

Lender:  As such term is defined in the opening paragraph of this Agreement and including any successor holder of the Loan from time to time.

Lender’s Consultant:  An independent consulting architect, inspector, and/or engineer designated by Lender in Lender’s sole discretion.

Lender’s Estimate of Remaining Costs:  As such term is defined in Section 11.1(d).

Lender’s Remaining Exposure:  The sum, at any date, of the outstanding principal balance of the Loan and the Unfunded Commitment.

Limited Payment Guaranty:  A guaranty of payment, executed by Guarantor and pursuant to which Guarantor guarantees the repayment of the Loan, in an amount up to $20,000,000 of the principal amount of the Loan, plus accrued interest thereon (including default interest, if any), and the cost of the enforcement of such guaranty, all in accordance with the terms and provisions more particularly described therein.

List Price:  As such term is defined in Section 14.1.

Loan:  As such term is defined in Recital B.

Loan Documents:  The collective reference to this Agreement, the documents and instruments listed in Section 4.2, and all the other documents and instruments entered into from time to time, evidencing or securing the Loan or any obligation of payment thereof or performance of Borrower’s or Guarantor’s obligations in connection with the transaction contemplated hereunder, each as amended.

Loan Term:  The period of time commencing on the date of this Agreement through and including the date the Loan is repaid in full.

Master Condominium Declaration:  That certain Declaration of Condominium Regime for Block 21 Master Condominiums to be recorded against the Project upon completion thereof, which will subdivide the Project into thirteen (13) “Master Units.”

Material Adverse Change or material adverse change:  If, in Lender’s sole and reasonable discretion, the operations or financial condition of a person, entity, or property has changed in a manner likely to impair materially the value of Lender’s security for the Loan, prevent timely repayment of the Loan, or otherwise prevent the applicable person or entity from timely performing any of its material obligations under the Loan Documents.

Maturity Date:  As such term is defined in Section 4.3.

Mezzanine Borrower:  One or more constituent entities of Borrower, as agreed to between Borrower and Mezzanine Lender.

Mezzanine Lender:  A institutional lender experienced in condominium development selected by Borrower and approved in writing by Lender in its reasonable discretion.

Mezzanine Loan:  A loan from a Mezzanine Lender to Mezzanine Borrower in an aggregate principal amount such that the Qualifying Portion thereof is equal to or greater than Twenty Million Dollars ($20,000,000), but no greater than Fifty Million Dollars ($50,000,000), maturing on a date no earlier than the Maturity Date, and secured by pledges of the membership interests in Borrower.

Mezzanine Loan Documents:  The collective reference to the documents and instruments entered into from time to time, evidencing or securing the Mezzanine Loan or any obligation of payment thereof or performance of Mezzanine Borrower’s or Guarantor’s obligations in connection with the transaction contemplated thereunder, each as amended.

Mezzanine Loan Intercreditor Agreement.  A subordination and intercreditor agreement by and between Lender and Mezzanine Lender, prepared by counsel to Lender, in form and substance acceptable to Lender in its reasonable discretion, which provides, without limitation, that (i) the Mezzanine Loan is fully subordinate in right of payment and priority of lien to the Loan; (ii) Mezzanine Lender has no interest in any collateral which is unrelated to the Project and shall not accept any payments of the Mezzanine Loan until Lender is indefeasibly paid in full and Lender has released its Deed of Trust, except interest payments to be funded solely from the Mezzanine Loan interest reserve, if any; (iii) Mezzanine Lender shall not interfere in any manner with the enforcement of Lender’s remedies; (iv) Mezzanine Lender shall not enforce any remedies with respect to its collateral or any other collateral (or against Guarantor), except that Mezzanine Lender may foreclose on the pledges of ownership interest in Borrower, provided that (A) any monetary default under the Loan (including any payment due to make the Loan In Balance) is cured by Mezzanine Lender, and (B) Mezzanine Lender delivers to Lender a replacement guaranty substantially similar to the Completion and Carveout Guaranty, and (v) provided that Lender consents to such price reduction in its sole discretion, Mezzanine Lender shall permit Borrower to enter into contracts and thereafter close on any Residential Unit provided that the gross purchase price (exclusive of Upgrades) is greater than or equal to 80% of the List Price for such Residential Unit as specified on the approved Price List Schedule attached hereto as Exhibit M; (vi) Mezzanine Lender shall be authorized (but not required) by the terms of the Mezzanine Loan to make protective advances with respect to the Project and the Loan; (vii) a default under the Loan shall be a default under the Mezzanine Loan; and (viii) Mezzanine Lender shall not be permitted to (A) sell, transfer, or otherwise assign its interest in the Mezzanine Loan, (B) sell or otherwise offer any participations in the Mezzanine Loan, except at par to a Qualified Transferee, or (C) cause or permit the sale, assignment or other transfer of any of the ownership interests in a Mezzanine Lender which is a single purpose entity; in each case, without the express prior written approval of Lender.  Notwithstanding the foregoing, Lender shall permit the transfer of an economic interest of less than fifty percent (50%) in the Mezzanine Loan to a Qualified Transferee, provided (x) the identity, ownership, and financial profile of such Qualified Transferee is disclosed to Lender prior to such transfer, (y) the Loan is In Balance, and (z) there is no Default or Event of Default.

Net Operating Income:  For the applicable month, the gross income from the Project less a prorated management fee (not to exceed 4% of annual gross revenues), customary monthly operating expenses, and reasonable prorated tax and insurance reserves; provided, however, for the Hotel, Net Operating Income shall be deemed the amount distributable by Hotel Operator to Borrower pursuant to the Hotel Operating Agreement.

Net Sales Proceeds:  The gross sales price paid by any Residential Unit Purchaser for its respective Residential Unit (exclusive of Residential Unit customization items paid for from Upgrade Deposits, but inclusive of all Upgrade Profits and inclusive of all fees and other amounts paid by Residential Unit Purchasers in excess of the purchase price) minus brokerage commissions, title costs, legal fees and other customary closing costs associated with the sale of such Residential Unit that are paid or incurred by Borrower, provided that in calculating Net Sales Proceeds closing costs shall be excluded from this clause to the extent funded from the Loan (rather than being paid from gross sales proceeds).

Non-Disturbance Agreement:  That certain subordination, non-disturbance and attornment agreement by and among Hotel Operator, Lender and Borrower.

Note:  A promissory note in the amount of One Hundred Sixty-Five Million Dollars ($165,000,000), executed by Borrower and payable to the order of Lender, evidencing the Loan.

OFAC:  As such term is defined in Section 3.1(x).

Office Space:  As such term is defined in Recital A.

Owner’s Hard Cost Contingency:  As such term is defined in Section 10.3.

Parking Garage:  As such term is defined in Recital A.

Parking Space:  As such term is defined in Recital A.

Partial Plans and Specifications:  Those certain partially completed Plans and Specifications set forth on Exhibit I hereto.

Partial Proposed Finish Standards:  Those certain partially completed Proposed Finish Standards set forth on Exhibit J hereto.

Permitted Affiliate Expenses:  As such term is defined in Section 12.7.

Permitted Exceptions:  Those matters listed on Exhibit B attached hereto, to which title to the Project may be subject at the Closing, and thereafter such other title exceptions as are acceptable to Lender in its sole discretion and approved by Lender in writing.

Person:  Any natural person, partnership, limited liability company, corporation, trust, Governmental Authority or other entity.

Plans and Specifications:  As such term is defined in Section 9.2(e).

Pre-sale Requirement:  As such term is defined in Section 8.1(u).

Price List Schedule:  As such term is defined in Section 14.1.

Proceeding:  As such term is defined in Section 21.12.

Proceeds:  As such term is defined in Section 16.1(a).

Project:  The collective reference to (i) the Land, together with all buildings, structures and improvements located or to be located thereon, including the Improvements, (ii) all rights, privileges, easements and hereditaments relating or appertaining thereto, and (iii) all personal property, fixtures and equipment required or beneficial for the operation thereof.

Proposed Finish Standards:  As such term is defined in Section 9.2(f).

Qualified Transferee:  As such term shall be defined in the Mezzanine Loan Intercreditor Agreement.

Qualifying Portion:  As such term is defined in Section 8.1(a).

Qualifying Sales Agreement:  As such term is defined in Section 14.4.

Reinvested Proceeds: As such term is defined in Section 14.10(a).

Release Price:  As such term is defined in Section 14.9 or Section 14.9A, as applicable for the component of the Project being released.

Remaining Units:  Residential Units which have not been conveyed to Residential Unit Purchasers as of the time of determination of the Remaining Units (and, therefore, remain as collateral for the Loan).

Rentable Square Feet:  The number of indoor net rentable square feet in any particular portion of the Commercial Space or other space, as measured from the interior of the glass in the exterior walls, the middle of demising walls between rentable spaces and to the public side of any common area walls, but excluding balconies, terraces, hallways, common areas, lobbies, loft space or “loft walls” and the structural walls and areas of exit stairs, elevator shafts, and common mechanical shafts.  (One such rentable square foot is referred to in the singular as a “Rentable Square Foot”.)

Replacement Lender:  As such term is defined in Section 4.8(b).

Required Construction Commencement Date:  The date that is thirty (30) days after the date hereof.

Required Permits:  Each building permit, environmental permit, utility permit, land use permit and any other permits, approvals or licenses issued by any Governmental Authority that are required in connection the Construction, marketing, sale or operation of the Project.

Residential Condominium Declaration:  That certain sub-condominium declaration, entitled the “Subordinate Declaration of Condominium Regime for Block 21 Hotel Residential Condominiums,” to be recorded against the Residential Units and Hotel.

Residential Unit:  As such term is defined in Recital A.  For the sake of clarity, the Hotel is not included in the defined term “Residential Units.”

Residential Unit Purchaser:  The contract purchaser(s) under each Sales Agreement.

Retail Space:  As such term is defined in Recital A.

Retainage:  As such term is defined in Section 12.4.

Revised GMP: As such term is defined in Section 9.2(a).

Saleable Square Feet:  The number of indoor net saleable square feet in a Residential Unit or other space, as measured from the exterior of the exterior walls, the middle of demising walls between Residential Units and to the public side of any common area walls, but excluding balconies, terraces, common hallways, common mechanical shafts, lobbies, loft space or “loft walls” and the structural walls and areas of exit stairs, elevator shafts, and other common areas.  (One such saleable square foot is referred to in the singular as a “Saleable Square Foot”.)

Sales Agreement:  As such term is defined in Section 14.2.

Sales Report:  As such term is defined in Section 14.6.

Soft Cost Contingency:  As such term is defined in Section 10.3.

Soft Costs:  All costs incurred or to be incurred in connection with the Project, other than the Hard Costs, including, without limitation, interest on the Loan, fees incurred in connection with the Loan, commissions, appraisal fees, architectural and engineering fees, title and recording charges, legal fees, real estate taxes and other impositions and sales and marketing costs.  Soft Costs shall include the items delineated as such on the Budget.

Soil Report:  A soil test report prepared by a licensed engineer satisfactory to Lender indicating to the satisfaction of Lender that the soil and subsurface conditions underlying the Project will support the Improvements.

State:  The state in which the Land is located.

Subcontracts:  Subcontracts for labor or materials to be furnished to the Project.

Substantial Completion:  The satisfaction of all of the following conditions: (a) the date when the Construction shall have been completed (except for Punch List Items and minor items which can be fully completed without material interference with the use and operation of the Project) in accordance with the Approved Plans and Specifications; and (b) all material permits and approvals required for the normal use and occupancy of the Project (including a temporary certificate of occupancy) shall have been issued by the appropriate Governmental Authority and shall be in full force and effect to such extent under items (a) and (b) so that Borrower has the absolute right and ability under applicable Laws to convey and deliver Residential Units to the respective Residential Unit Purchasers and open and operate the Hotel.

Technical Services Agreement: That certain Technical Services Agreement dated as of October 26, 2006 by and between Stratus Block 21 Investments, L.P. (predecessor in interest to Borrower), and Starwood Hotels & Resorts Worldwide, Inc.

Tenant:  The tenant under a Lease.

Title Insurer:  Commonwealth Land Title Insurance Company, or such other title insurance company licensed in the State as may be approved in writing by Lender.

Title Policy:  An ALTA 2006 Lender’s Title Insurance Policy, or an equivalent Texas Lender’s Title Insurance Policy, with extended coverage issued by the Title Insurer insuring the lien of the Deed of Trust as a valid first, prior and paramount lien upon the Project and all appurtenant easements, and subject to no other exceptions other than the Permitted Exceptions and otherwise satisfying the requirements of Exhibit C attached hereto and made a part hereof, all to the extent permitted by the Laws of the State.

Transfer:  Any sale, transfer, lease (other than a Lease approved by Lender), conveyance, alienation, pledge, assignment, Deed of Trust, encumbrance, hypothecation or other disposition of (a) all or any portion of the Project or any portion of any other security for the Loan, (b) all or any portion of Borrower’s right, title and interest (legal or equitable) in and to the Project or any portion of any other security for the Loan, or (c) any interest in Borrower or any interest in any entity, including, without limitation, Guarantor, which directly or indirectly holds an interest in, or directly or indirectly controls, Borrower.

Unavoidable Delay:  Any delay in the construction of the Project, caused by natural disaster, fire, earthquake, hurricanes, tropical storms, floods, war, acts of terrorism, explosion, extraordinary adverse weather conditions, inability to procure or a general shortage of labor, equipment, facilities, energy, materials or supplies in the open market, failure of transportation, strikes or lockouts, or like causes, so long as such cause is not within the reasonable control of Borrower, but in no event to exceed ninety (90) days in the aggregate.  In no event shall lack of funds be deemed an Unavoidable Delay.

Unfunded Commitment:  The Commitment less all disbursements of the Loan made prior to the date on which the amount of the Unfunded Commitment is being calculated.

Upgrade Deposits:  As such term is defined in Section 14.3(c).

Upgrade:  As such term is defined in Section 14.3(c).

Upgrade Profit:  The amount by which Borrower’s costs of providing any upgrades is less than the cost charged to the Residential Unit Purchaser for any upgrades.

Venue:  As such term is defined in Recital A.

Waste Management Plan: As such term is defined in Section 9.2(e).

2.2 Other Definitional Provisions.

All terms defined in this Agreement shall have the same meanings when used in the Note, Deed of Trust, any other Loan Documents, or any certificate or other document made or delivered pursuant hereto.  The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement.

Article 3

BORROWER’S REPRESENTATIONS AND WARRANTIES

3.1 Representations and Warranties.

To induce Lender to execute this Agreement and perform its obligations hereunder, Borrower hereby represents and warrants to Lender as follows:

(a) Borrower has good and indefeasible fee simple title to the Project, subject only to the Permitted Exceptions.

(b) Except as previously disclosed to Lender in writing, no litigation or proceedings are pending, or to the best of Borrower’s actual knowledge threatened in writing, against Borrower or Guarantor, that could, if adversely determined, be reasonably expected to cause a Material Adverse Change with respect to Borrower, Guarantor or the Project.  There are no pending Environmental Proceedings and Borrower has no actual knowledge of any threatened Environmental Proceedings or any facts or circumstances that are reasonably likely give rise to any future Environmental Proceedings.

(c) Borrower is a duly organized and validly existing limited liability company and has full power and authority to execute, deliver and perform all Loan Documents to which Borrower is a party, and such execution, delivery and performance have been duly authorized by all requisite action on the part of Borrower; Borrower has been a single purpose entity in compliance with Section 15.2 hereof since its formation.

(d) No consent, approval or authorization of or declaration, registration or filing with any Governmental Authority or nongovernmental person or entity, including any creditor, partner, member or shareholder of Borrower or Guarantor, is required in connection with the execution, delivery and performance of this Agreement or any of the Loan Documents other than the recordation of the Deed of Trust and Declaration of Condominium for the Project and the filing of UCC-1 Financing Statements, except for such consents, approvals or authorizations of or declarations or filings with any Governmental Authority or non-governmental person or entity where the failure to so obtain would not have a material adverse effect on Borrower or Guarantor or which have been obtained as of any date on which this representation is made or remade.

(e) The execution, delivery and performance of this Agreement, the execution and payment of the Note and the granting of the Deed of Trust and other security interests under the other Loan Documents have not constituted and will not constitute, upon the giving of notice or lapse of time or both, a breach or default under any other agreement to which Borrower or Guarantor is a party or may be bound or affected, or a violation of any law or court order that may affect the Project, any part thereof, any interest therein, or the use thereof.

(f) There is no default under this Agreement or the other Loan Documents, nor any condition that, after notice or the passage of time or both, would constitute a default or an Event of Default under said documents.

(g) (i) No condemnation of any portion of the Project, (ii) no condemnation or relocation of any roadways abutting the Project, and (iii) no proceeding to deny access to the Project from any point or planned point of access to the Project, has commenced or, to Borrower’s actual knowledge, is contemplated by any Governmental Authority.

(h) The amounts set forth in the Budget present a full and complete itemization by category of all costs, expenses and fees that Borrower reasonably expects to pay or reasonably anticipates becoming obligated to pay to complete the Construction (including all off-site improvements to be paid for by Borrower), operate the Project and market and sell the Residential Units.  Borrower is unaware of any other such costs, expenses or fees that are material and are not covered by the Budget.  Borrower further warrants that neither Borrower, Guarantor, nor any of their respective Affiliates are receiving any other payments, distributions, or other consideration directly or indirectly from Borrower, the Project, its seller, contractors or any other party associated with the Project other than the Permitted Affiliate Expenses.

(i) Neither the construction of the Improvements nor the use of the Project when completed in accordance with the Approved Plans and Specifications and the contemplated accessory uses will violate (i) any Laws (including subdivision, zoning, building, environmental protection and wetland protection Laws), or (ii) any building permits, restrictions of record, or agreements affecting the Project or any part thereof.  Neither the zoning authorizations, approvals or variances nor any other right to construct or to use the Project is to any extent dependent upon or related to any real estate other than the Land.  All Governmental Approvals required for the Construction in accordance with the Approved Plans and Specifications have been obtained or will be obtained prior to Closing (except for those Governmental Approvals that cannot or need not be obtained until a later stage of the Construction or completion of Construction, in which case such Governmental Approvals will be obtained by Borrower on a timely basis and copies will be delivered to Lender on the earliest possible date) and all Laws relating to the Construction and operation of the Improvements have been complied with in all material respects and to Borrower’s knowledge, after due inquiry, all permits and licenses, required for the operation of the Project that cannot be obtained until the Construction is completed can be obtained if the Improvements are completed in accordance with the Approved Plans and Specifications.

(j) The Project will have adequate water, gas, if applicable, and electrical supply, storm and sanitary sewerage facilities, other required public utilities, fire and police protection, and means of access between the Project and public highways, and none of the foregoing will be foreseeably delayed or impeded by virtue of any requirements under any applicable Laws.

(k) No brokerage fees or commissions are payable by or to any person in connection with this Agreement or the Loan to be disbursed hereunder, other than to Holliday Fenoglio Fowler, who will be paid by Borrower.

(l) All financial statements and other information previously furnished by Borrower or Guarantor to Lender in connection with the Loan are true, complete and correct in all material respects and fairly present the financial conditions of the subjects thereof as of the respective dates thereof and do not fail to state any material fact necessary to make such statements or information not misleading, and no Material Adverse Change with respect to Borrower or Guarantor has occurred since the respective dates of such statements and information.  Neither Borrower nor Guarantor has any material liability, contingent or otherwise, not disclosed in such financial statements and that all charges payable with respect to the Project are current and not in default.  Except as previously disclosed in writing to Lender, neither Borrower, nor Guarantor, nor any officer or director of Borrower, nor any equity owner of Borrower or Guarantor, or any of Borrower’s or Guarantor’s respective Affiliates (excluding investors in CJUF and any shareholders of Guarantor other than those that are considered “insiders” under SEC regulations): (i) has ever been the subject of any criminal proceedings (other than minor traffic violations); (ii) has ever been the owner, whether directly or indirectly, of a parcel of real property that has been the subject of foreclosure proceedings (whether judicial or non-judicial); (iii) has ever been a party, whether directly or indirectly, to a deed in lieu of foreclosure; or (iv) is currently a party to any material pending litigation or administrative proceedings, or subject to any judicial or non-judicial orders or consent agreements.

(m) Except as disclosed in any Environmental Report delivered by Borrower to Lender prior to the date hereof, (i) to Borrower’s actual knowledge, the Project is in a safe condition, and, except for small quantities of Hazardous Materials lawfully used in the ordinary course of construction, maintenance and operation of the Project, is free of all Hazardous Material and is in compliance with all applicable Laws; (ii) except for small quantities of Hazardous Materials lawfully used in the ordinary course of construction, maintenance and operation of the Project, neither Borrower nor, to the actual knowledge of Borrower, any other person or entity, has ever caused or permitted any Hazardous Material to be placed, held, located or disposed of on, under, at or in a manner to affect the Project, or any part thereof, and the Project has never been used (whether by Borrower or, to the actual knowledge of Borrower, by any other person or entity) for any activities involving, directly or indirectly, the use, generation, treatment, storage, transportation, or disposal of any Hazardous Material; (iii) neither the Project nor Borrower is subject to any existing, pending, or, to Borrower’s actual knowledge, threatened investigation or inquiry by any Governmental Authority, and the Project is not subject to any remedial obligations under any applicable Laws pertaining to health or the environment; and (iv) to the actual knowledge of Borrower, there are no underground tanks, vessels, or similar facilities for the storage, containment or accumulation of Hazardous Materials of any sort on, under or affecting the Project.

(n) For all purposes the Project may be mortgaged, conveyed and otherwise dealt with as an independent parcel and is a separate real estate tax parcel.

(o) Borrower and its agents have not entered into any Leases, subleases or other arrangements for occupancy of space within the Project (other than Sales Agreements that permit occupancy by the Residential Unit Purchasers following closing thereunder and the Hotel Operating Agreement).

(p) When the Construction is completed substantially in accordance with the Approved Plans and Specifications, no building or other improvement will encroach upon any property line, building line, setback line, side yard line or any recorded or visible easement (or other easement of which Borrower is aware or has reason to believe may exist) in violation thereof.

(q) The Loan is not being made for the purpose of purchasing or carrying “margin stock” within the meaning of Regulation T, U or X issued by the Board of Governors of the Federal Reserve System, and Borrower agrees to execute all instruments necessary to comply with all the requirements of Regulation U of the Federal Reserve System.

(r) Borrower is not a party in interest to any plan defined or regulated under ERISA, and the assets of Borrower are not “plan assets” of any employee benefit plan covered by ERISA or Section 4975 of the Internal Revenue Code.

(s) Borrower is not a “foreign person” within the meaning of Section 1445 or 7701 of the Internal Revenue Code.

(t) Borrower uses no trade name other than (i) its actual name set forth herein and (ii) “W Hotel and Residences.”  The principal place of business of Borrower is as stated in Article 22.

(u) Borrower’s place of organization is Delaware.

(v) Except as set forth in Exhibit M, there are no Sales Agreements to purchase Residential Units.  The Sales Agreements listed on Exhibit M are in full force and effect and such Sales Agreements are not subject to any rights of rescission.  Borrower hereby represents that Exhibit M is a true, accurate and complete schedule of all Sales Agreements and sets forth:  (i) the name of Residential Unit Purchaser, (ii) the Residential Unit being purchased, (iii) any upgrades, (iv) any Upgrade Deposit, (v) the purchase price, and (vi) the Earnest Money Deposit.  All Sales Agreements are (or when entered into, and after expiration of statutory rescission periods, will be) Qualifying Sales Agreements.  No event of default, or any event that, with the passage of time or the giving of notice, or both, would constitute an event of default, has occurred pursuant to the terms of any of the Sales Agreements on the part of Borrower or, to Borrower’s actual knowledge, the other parties thereto.  No Residential Unit Purchaser under the Sales Agreements listed on Exhibit M has terminated its respective Sales Agreement and there are no side agreements with any Residential Unit Purchasers modifying any of the terms of the Sales Agreements or otherwise.

(w) All Sales Agreements are exempt from or will comply with the requirements of ILSA, and Laws of the State (and any applicable local Laws), so that (i) the sale of the Residential Units is lawful and will not be subject to interruption due to a violation of Laws, (ii) no Sales Agreement is terminable under any of such Laws (other than the termination rights contained in such Sales Agreement), and (iii) neither Borrower nor the Project will be subject to any civil or criminal penalties by reason of failure to comply with such Laws.  The marketing and sale of Residential Units by Borrower (and any marketing or sales of Residential Units) is, and at all times has been, in compliance with all Laws pertaining to the sale of condominiums (and/or residential real estate generally).  All consents and approvals needed for the sale of Residential Units under applicable federal, state and local Laws have been received and remain in full force and effect.

(x) The Hotel Documents are in full force and effect.  No event of default, or any event that, with the passage of time or the giving of notice, or both, would constitute an event of default, has occurred pursuant to the terms of the Hotel Documents, either on the part of Borrower or, to Borrower’s actual knowledge, the other parties thereto.  Hotel Operator, or any other party to any Hotel Document, has not sent to Borrower any notices of default under any Hotel Document, nor has Hotel Operator, or any other party to any Hotel Document, sent to Borrower any other written notices of a material nature.  The Hotel Documents have not been amended (except as set forth in the definition of Hotel Documents).  There are no other agreements, written or oral, with Hotel Operator, Starwood Hotels & Resorts Worldwide, Inc., or any Affiliates of the foregoing, that supplement or modify any of the terms of any of the Hotel Documents or otherwise.

(y) Neither Borrower, Guarantor or any other person owning an interest in Borrower is (or will be) a person with whom Lender is restricted from doing business with under regulations of the Office of Foreign Asset Control (“OFAC”) of the Department of the Treasury of the United States of America (including, those persons named on OFAC’s Specially Designated and Blocked Persons list) or under any statute, executive order (including the September 24, 2001 Executive Order Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism), or other governmental action and is not and shall not knowingly engage in any dealings or transactions or otherwise be associated with such persons.  In addition, Borrower hereby agrees to provide Lender with any additional information that Lender deems reasonably necessary from time to time in order to ensure compliance with all applicable Laws concerning money laundering and similar activities.

(z) Borrower shall have complied, in all respects, with the provisions of the USA PATRIOT Act of 2001, as applicable to Borrower and the Project.

(aa) The Project complies and, when constructed, shall comply with all requirements of that certain Declaration of Restrictive Covenants by the City of Austin, dated December 15, 2006 recorded in the official public records of Travis County, Texas as Instrument No. 2006240877.

(bb) All statements set forth in the Recitals are true and correct in all material respects.

3.2 Survival of Representations and Warranties.

Borrower agrees that all of the representations and warranties set forth in Section 3.1 and elsewhere in this Agreement are true in all material respects as of the date hereof, will be true in all material respects at Closing and, except for matters that have been disclosed by Borrower and approved by Lender in writing, will be true in all material respects at all times thereafter (including at Full Loan Opening) until the Loan has been repaid and Borrower’s obligations hereunder have been satisfied in full.  Each request for a disbursement under the Loan Documents shall constitute a reaffirmation of such representations and warranties, as deemed modified in accordance with the disclosures made and approved as aforesaid, as of the date of such request.  It shall be a condition precedent to the Closing Funding and each subsequent disbursement that each of said representations and warranties is true and correct in all material respects as of the date of such requested disbursement.  In addition, at Lender’s request, Borrower shall reaffirm such representations and warranties in writing prior to each disbursement hereunder.

Article 4

LOAN AND LOAN DOCUMENTS

4.1 Agreement to Borrow and Lend; Lender’s Obligation to Disburse; Excess Disbursements.

Subject to the terms, provisions and conditions of this Agreement and the other Loan Documents, Borrower agrees to borrow from Lender and Lender agrees to lend to Borrower the Loan, for the purposes and subject to all of the terms, provisions and conditions contained in this Agreement.  If Lender consists of more than one party, the obligations of each such party with respect to the amount it has agreed to loan to Borrower shall be several (and not joint and several) and each lending party’s obligations shall be limited to its proportionate share of the Loan and of each advance.

(a) The maximum aggregate principal amount of the Loan to be funded hereunder shall be the lesser of (i) the Commitment, or (ii) the total costs associated with the Project (as described in the Budget) less the required Equity Investment.

(b) Lender agrees, upon Borrower’s compliance with and satisfaction of all conditions precedent to the Closing Funding set forth in this Agreement and provided (i) the Loan is In Balance, (ii) no Material Adverse Change has occurred and is continuing with respect to Borrower, Guarantor or the Project, (iii) no material casualty to the Project has occurred that has not been repaired and there is no existing or threatened condemnation or taking which could cause a Material Adverse Change with respect to the Project and (iv) no Default or Event of Default has occurred and is continuing hereunder, to make the Closing Funding.

(c) After the Closing Funding, Borrower shall be entitled to receive further successive disbursements of the proceeds of the Loan in accordance with Articles 8, 9, 12 and 13 following compliance with all conditions precedent thereto set forth in this Agreement, provided that (i) the Loan remains In Balance, (ii) Borrower has complied with all conditions precedent to disbursement from time to time set forth in this Agreement including the requirements of Section

3.2 and Articles 8, 9, 12 and 13, (iii) no Material Adverse Change has occurred and is continuing with respect to Borrower, Guarantor or the Project, (iv) no material casualty to the Project has occurred that has not been repaired or is not being repaired in accordance with Article 16 hereof, and there is no existing or threatened condemnation or taking which could cause a Material Adverse Change with respect to the Project and (v) no Event of Default and no material Default has occurred and is continuing hereunder or under any other Loan Document.  Lender shall make commercially reasonable efforts to fund such subsequent disbursements within ten (10) Business Days after receipt of all of the documents required under this Agreement, including a draw request together with all items listed in Section 12.3.

(d) To the extent that Lender may acquiesce in noncompliance with any requirements set forth in this Agreement precedent to the Closing Funding, the Full Opening of the Loan, or any subsequent disbursement of Loan proceeds, such acquiescence shall not constitute a waiver by Lender, and Lender may at any time after such acquiescence require Borrower to comply with all such requirements.

(e) All payments by Borrower on account of the Loan shall be made as such amounts become due or are declared due pursuant to the terms of this Agreement and the other Loan Documents.  All payments shall be made without deduction, defense, setoff or counterclaim as follows:

For payments made by Regular Mail:

Corus Bank N.A.

P.O. Box 102865

Atlanta, Georgia 30368-2865

For payments made by Federal Express:

Corus Bank N.A. – #102865

Lockbox Mail Department

Georgia Operations Center

100 South Crest Drive

Stockbridge, Georgia 30281

For payments made by Wire Transfer and ACH:

SUNTRUST BANK, ATLANTA

ABA 061000104

TO CREDIT ACCOUNT 1000008140328

ACCOUNT NAME: CORUS BANK NA

FOR FURTHER CREDIT TO: Corus Bank Loan

No. 67920-11152

4.2 Loan Documents.

Borrower agrees that it will, on or before the date hereof, execute and deliver or cause to be executed and delivered to Lender the following documents in form and substance acceptable to Lender:

(a) The Note.

(b) The Deed of Trust.

(c) The Completion and Carveout Guaranty.

(d) The Limited Payment Guaranty.

(e) The Environmental Indemnity.

(f) The Collateral Assignment of Hotel Documents.

(g) A collateral assignment, to the extent assignable, of construction documents, including, without limitation, the General Contract, all architecture, Design Professional and engineering contracts, Plans and Specifications, permits, licenses, approvals and development rights, together with consents to the assignment and continuation agreements from the General Contractor, the architect, real estate broker and other parties reasonably specified by Lender.

(h) A collateral assignment, to the extent assignable, of all Sales Agreements, Earnest Money Deposits, Upgrade Deposits and all other documents relating to the establishment of a condominium regime at the Project.

(i) Such UCC financing statements as Lender determines are advisable or necessary to perfect or notify third parties of the security interests intended to be created by the Loan Documents.

(j) A collateral assignment, to the extent assignable, of any management contract entered into with respect to the Project.

(k) Such other documents, instruments or certificates as Lender and its counsel may reasonably require, including such documents as Lender in its reasonable discretion deems necessary or appropriate to effectuate the terms and conditions of this Agreement and the Loan Documents, and to comply with the laws of the State.

4.3 Term of the Loan.

(a) All principal, interest and other sums due under the Loan Documents shall be due and payable in full on the Initial Maturity Date, provided that Borrower shall have the option to extend the Maturity Date for one (1) additional six-month period (the “Extension Option”), provided Borrower has satisfied the conditions set forth in subparagraph (b) below.  All references herein to the “Maturity Date” shall mean the Initial Maturity Date, or, in the event Borrower satisfies the conditions to the exercise of the Extension Option in accordance with this

Section 4.3, the “Maturity Date” shall mean the Extended Maturity Date.  Interest only payments shall continue to be due and payable on the first of the month according to the Interest Rate then in effect on the outstanding principal balance of the Loan during the extension period.

(b) Borrower may only exercise the Extension Option upon satisfying the following conditions:

(i) The Project has been completed in accordance with the Approved Plans and Specifications in all material respects, the Project is lien free (other than liens for the benefit of Lender and Permitted Exceptions), and certificates of occupancy shall have been issued by the appropriate Governmental Authority for all of the Project sufficient, among other things, to allow operation of the Hotel and Venue, leasing and occupancy of the Commercial Space, the conveyance and occupancy of the Residential Units, and the use and occupancy of the Parking Garage and all Parking Spaces, and to allow satisfaction of item (vii) below (any certificate of occupancy for the Commercial Space may be conditioned upon the completion of tenant finish improvements);

(ii) The Hotel is open and operating in accordance with the Hotel Documents, and the Hotel Operator, on behalf of Starwood Hotel & Resorts Worldwide, Inc., has accepted and confirmed the completion of the Hotel in accordance with the Hotel Documents;

(iii) Borrower shall have delivered to Lender written notice of such election no earlier than seventy-five (75) days and no later than thirty (30) days prior to the Initial Maturity Date;

(iv) Borrower shall pay, together with its written notice of such election, an extension fee (the “Extension Fee”) equal to 0.5% of Lender’s Remaining Exposure at the time the Extension Option is requested;

(v) If there is a Mezzanine Loan, the Mezzanine Lender extends the maturity date of the Mezzanine Loan to a date no earlier than the Extended Maturity Date;

(vi) The Loan has not matured and no Event of Default or material Default has occurred and is continuing under the Loan Documents;

(vii) Following the full funding of the Reinvested Proceeds pursuant to Section 14.10(b) hereof, Borrower has closed and conveyed, pursuant to Qualifying Sales Agreements and each at no less than 90% of the applicable List Price, Residential Units in an amount sufficient to generate aggregate gross sales proceeds of at least $55,000,000 (apart from and in addition to the gross sales proceeds which generated the Reinvested Proceeds), and Borrower shall have paid to Lender the Release Prices for each such Residential Unit sold; and

(viii) Borrower has funded the Additional Equity Investment, as and to the extent required hereunder.

(c) Notwithstanding the above provisions of this Section 4.3, in the event that (x) Borrower does not repay the Loan in full on or before the Initial Maturity Date and (y) the Maturity Date is not extended pursuant to the provisions of Section 4.3(b) (whether because

Borrower did not request the extension or Borrower requested the extension but did not qualify for such extension) then the Maturity Date shall nevertheless be extended from the Initial Maturity Date to a date that is thirty (30) days after the Initial Maturity Date and the Extension Fee shall be due and payable from Borrower to Lender on the Initial Maturity Date.  The Deed of Trust will not be released until the Extension Fee and all other amounts due under the Loan have been paid in full.  In such event, Borrower shall not be entitled to any further extensions of the Maturity Date.  No such extension shall occur if the Loan has been accelerated prior to the Initial Maturity Date.

(d) If Borrower timely sends written notice of Borrower’s election to exercise the Extension Option in accordance with Section 4.3(b), Lender, no later than twenty (20) days prior to the Initial Maturity Date, shall notify Borrower (“Lender’s Response Notice”) whether, with respect to the Extension Option, the conditions set forth in Section 4.3(b) have been satisfied and accordingly the Maturity Date has been extended to the Extended Maturity Date.

(e) If Lender fails to timely send Lender’s Response Notice, but Borrower has not qualified for such Extension Option, then Lender shall not thereby be deemed to have waived the Extension Fee payable under subparagraph 4.3(c); provided, however, that in such circumstance, if (x) Borrower repays the Loan in full prior to its receipt of Lender’s Response Notice or (y) Borrower repays the Loan in full no later than the date twenty (20) days after its receipt of Lender’s Response Notice, then no Extension Fee shall be owed under subparagraph 4.3(c).

4.4 Prepayments.

Borrower shall have the right to make prepayments of the Loan in accordance with and subject to the terms of the Note.

4.5 Required Principal Payments.

All principal shall be paid on or before the Maturity Date.

4.6 Receipt of Payments.

All payments received by Lender prior to or at 3:00 p.m. (Chicago time) on a Business Day shall be credited to Borrower on the day of receipt; all payments received after 3:00 p.m. (Chicago time) on a Business Day shall be deemed received on the next succeeding Business Day.

4.7 Termination of Lender’s Unfunded Commitment.

Upon the repayment in full of the outstanding principal balance of the Loan, Lender’s obligation to fund the Unfunded Commitment shall thereupon terminate and Lender shall have no further obligation to fund Loan proceeds hereunder.  If, in Lender’s sole discretion, Lender agrees (in writing) that the Commitment shall not so terminate, all Release Prices for the sale of Residential Units or any other part of the Project shall be escrowed with Lender until such time as Lender’s obligation to fund the Commitment expires or is terminated and the Loan has been repaid.

4.8 Lender Default.

If Lender is prevented from funding the Unfunded Commitment by reason of bankruptcy or insolvency proceedings or an order from regulatory authorities in connection with Lender’s insolvency or failure to meet regulatory requirements, then Lender shall notify Borrower and, so long as no Event of Default exists, Borrower shall have the right to do either of the following no later than ninety (90) days after receipt of such notice:

(a) Borrower may prepay the Loan in full without the payment of any Prepayment Charge (as such term is defined in the Note) or the remaining Exit Fee; or

(b) Borrower may cause another financial institution experienced at making similar construction loans and reasonably acceptable to Lender (the “Replacement Lender”) to agree to fund the Unfunded Commitment.  Pursuant to a standard Assignment and Assumption Agreement, Lender shall assign to Replacement Lender, without recourse, and Replacement Lender shall assume, Lender’s rights and obligations with respect to the Unfunded Commitment and whereupon Lender shall be released therefrom.  Lender and Replacement Lender shall execute a co-lender agreement in form and substance reasonably acceptable to Lender and Replacement Lender, providing, among other things, for the priority of the Unfunded Commitment to the previously advanced Loan proceeds.

Article 5

INTEREST

5.1 Interest Rate.

The Loan shall bear interest as set forth in the Note.  Interest shall be paid on the Loan when and as set forth in the Note.

Article 6

COSTS OF MAINTAINING LOAN

6.1 Increased Costs and Capital Adequacy.

(a) Borrower recognizes that the cost to Lender of maintaining the Loan or any portion thereof may fluctuate, and Borrower agrees to pay Lender additional amounts to compensate Lender for any increase in its actual costs incurred in maintaining the Loan or any portion thereof outstanding or for the reduction of any amounts received or receivable from Borrower as a result of any change after the date hereof in any applicable Law, regulation or treaty, or in the interpretation or administration thereof, or by any domestic or foreign court, (i) changing the basis of taxation of payments under this Agreement and/or the Note to Lender (other than taxes imposed on all or any portion of the overall net income or receipts of Lender), or (ii) imposing, modifying or applying any reserve (other than a loan loss reserve), special deposit or similar requirement against assets of, deposits with or for the account of, credit extended by, or any other acquisition of funds for loans by Lender (which includes the Loan or any applicable portion thereof) or (iii) imposing on Lender any other condition affecting the Loan, provided that the result of the foregoing is to increase the cost to Lender of maintaining the

Loan or any portion thereof or to reduce the amount of any sum received or receivable from Borrower by Lender under the Loan Documents.

(b) If the adoption after the date hereof of any Law, rule, regulation or guideline regarding capital adequacy, or any change after the date hereof in any of the foregoing, or in the interpretation or administration thereof by any domestic or foreign Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by Lender with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has the effect of reducing the rate of return on Lender’s capital to a level below that which Lender would have achieved but for such application, adoption, change or compliance, then, from time to time Borrower shall pay to Lender such additional amounts as will compensate Lender for such reduction with respect to any portion of the Loan outstanding.

(c) Any amount payable by Borrower under subsection (a) or subsection (b) of this Section 6.1 shall be paid within ten (10) Business Days of receipt by Borrower of a certificate signed by an authorized officer of Lender setting forth the amount due and the basis for the determination of such amount, which statement shall be conclusive and binding upon Borrower absent manifest error.  Lender shall also provide to Borrower copies of any applicable invoices, bills, demands or statements of account.  Failure on the part of Lender to demand payment from Borrower for any such amount attributable to any particular period shall not constitute a waiver of Lender’s right to demand payment of such amount for any subsequent or prior period.

6.2 Borrower Withholding.

If by reason of a change in any applicable Laws occurring after the date hereof, Borrower is required by Law to make any deduction or withholding in respect of any taxes (other than taxes imposed on or measured by the net income of Lender or any franchise tax imposed on Lender), duties or other charges from any payment due under the Note to the maximum extent permitted by law, the sum due from Borrower in respect of such payment shall be increased to the extent necessary to ensure that, after the making of such deduction or withholding, Lender receives and retains a net sum equal to the sum that it would have received had no such deduction or withholding been required to be made.

Article 7

LOAN EXPENSE AND ADVANCES

7.1 Loan and Administration Expenses.

Borrower unconditionally agrees to pay all reasonable expenses of the Loan, including all amounts payable pursuant to Sections 7.2 and 7.3 and any and all other fees owing to Lender pursuant to the Loan Documents, and also including, without limiting the generality of the foregoing, all recording, filing and registration fees and charges, Deed of Trust, intangible or documentary taxes, escrow charges, title charges, all insurance premiums, title insurance premiums and other charges of the Title Insurer, printing and photocopying expenses, survey fees and charges, cost of certified copies of instruments, cost of premiums on the Title Policy, charges of the Title Insurer or other escrowee for administering disbursements, all reasonable fees and disbursements of Lender’s Consultant, all appraisal fees, insurance consultant’s fees, investigator’s fees, environmental consultant’s fees, reasonable travel related expenses and all reasonable costs and expenses incurred by Lender in connection with the determination of whether or not Borrower has performed the obligations undertaken by Borrower hereunder or has satisfied any conditions precedent to the obligations of Lender hereunder.  Borrower shall pay the airfare and other reasonable travel expenses for each officer or analyst of Lender who inspects the Project as part of Lender’s due diligence.  The amount charged for airfare shall be the lesser of (i) the actual cost thereof incurred by Lender, or (ii) $1,200 per person per visit.  Borrower agrees to pay all brokerage, finder or similar fees or commissions payable in connection with the transactions contemplated hereby and shall indemnify, defend, and hold Lender harmless against all claims, liabilities, costs and expenses (including attorneys’ fees and expenses) incurred in relation to any such claim by broker, finder or similar person alleging to have dealt with Borrower in connection with this transaction.

7.2 Loan Fee.

Borrower shall pay to Lender on or before the date of this Agreement a loan fee in the amount of One Million Six Hundred Fifty Thousand Dollars ($1,650,000), which includes an application fee of Two Hundred Fifty Thousand Dollars ($250,000) (which was previously received by Lender), a commitment fee in the amount of Two Hundred Fifty Thousand Dollars ($250,000) (which was previously received by Lender), and a closing fee in the amount of One Million One Hundred Fifty Thousand Dollars ($1,150,000).  Such fees are fully earned and non-refundable.  Lender may deduct the closing fee and any costs from the Closing Funding.

7.3 Draw Fees.

The first disbursement of funds for Hard Costs associated with construction and each such disbursement thereafter shall be referred to as a “Construction Disbursement.”  Borrower shall pay to Lender at the time of each Construction Disbursement a draw fee in the amount of Five Thousand Dollars ($5,000) per disbursement as compensation to Lender for its costs in  reviewing and processing each Construction Disbursement.  Borrower hereby authorizes Lender to retain such fee from each such disbursement without further direction from Borrower.

7.4 Exit Fee.

Borrower shall pay to Lender a fee equal to the amount of $1,650,000 (the “Exit Fee”), which Exit Fee shall be due and payable to Lender upon the earlier of (i) payment in full of the Loan for any reason (which shall be deemed to include Borrower’s cancellation or termination of the Loan prior to any funding after the Closing Funding) or (ii) maturity of the Loan, whether by acceleration or otherwise.  Prior to payment in full or maturity of the Loan, the Exit Fee shall be payable at the rate of the full Exit Fee for the release of the Hotel in accordance with the terms of this Agreement, or in installments of $20,000 per Residential Unit at the closing of the sale of any Residential Unit sold in accordance with the terms of this Agreement (such amounts to be paid out of the Release Price paid to Lender in accordance with Section 14.9 until such time as Borrower has paid the Exit Fee in full).  Any unpaid portion of the Exit Fee shall be due and payable on the first to occur of the acceleration of the Loan, the Maturity Date or payment in full of the Loan for any reason if prior to the Maturity Date.

7.5 Lender’s Attorneys’ Fees and Disbursements.

Borrower agrees to pay Lender’s reasonable attorneys fees and disbursements incurred in connection with this Loan both before and after the date hereof (and whether or not the Loan closes), including (i) the preparation of this Agreement, any intercreditor agreements and the other Loan Documents and the preparation of the closing binders, (ii) the disbursement and administration of the Loan and (iii) the enforcement of the terms of this Agreement and the other Loan Documents.  The reasonable legal fees and disbursements to be paid by Borrower under this Section 7.5 and the reasonable legal fees and disbursements to be paid by Borrower under all other applicable provisions of this Loan Agreement and the other Loan Documents shall include the reasonable fees and expenses of Lender’s inside counsel charged at a rate not higher than the rate charged by Lender’s outside counsel for an attorney with equivalent experience.  Without limiting the generality of the foregoing, Borrower hereby acknowledges and agrees that Lender will incur additional expenses, including attorneys fees and disbursements, in connection with any Mezzanine Loan that Borrower proposes to obtain in accordance with this Agreement, and Borrower hereby covenants to pay, at such time and in such manner requested by Lender, all such reasonable expenses of Lender incurred for its review of the proposed and final Mezzanine Loan Documents, drafting and negotiating an intercreditor agreement, and all other reasonable expenses of Lender in connection with such Mezzanine Loan, regardless of whether such Mezzanine Loan closes during the term of the Loan.

7.6 Time of Payment of Fees and Expenses.

Borrower shall pay all expenses and fees incurred by Lender in connection with the Loan as of the date of this Agreement at Closing.  At Closing, Lender may pay from the Closing Funding all reasonable Loan expenses and all fees payable to Lender and not previously paid.  Lender may require the payment of outstanding fees and expenses as a condition to any disbursement of the Loan.  Lender is hereby authorized, without any specific request or direction by Borrower, to make disbursements from time to time in payment of or to reimburse Lender for all reasonable Loan expenses and fees (whether or not, at such time, there may be any undisbursed amounts of the Loan allocated in the Budget for the same).  Lender shall provide to Borrower copies of all applicable invoices relating to such expenses and fees.  Lender may charge any such disbursement to any applicable Budget Line Item or, if in Lender’s judgment there is no available source of funds in the Budget, may require Borrower to pay excess expenses from Borrower’s own funds.  If the actual amount of charges are not ascertainable at Closing, then Lender may charge the same, at its option, at Full Loan Opening or to the Soft Cost Contingency or other applicable Budget Line Item, and Borrower shall pay upon demand any excess monies due.

7.7 Expenses and Advances Secured by Loan Documents.

Any and all advances or payments made by Lender under this Article 7 from time to time, and any amounts expended by Lender pursuant to Section 20.1(a), shall, as and when advanced or incurred, constitute additional indebtedness evidenced by the Note and secured by the Deed of Trust and the other Loan Documents and shall bear interest at the rate then applicable under the Note (including the Default Rate, when applicable).

7.8 Right of Lender to Make Advances to Cure Borrower’s Defaults.

In the event that Borrower fails to perform any of Borrower’s covenants, agreements or obligations contained in this Agreement or any of the other Loan Documents (and applicable grace or cure periods have expired, unless in Lender’s judgment an emergency or other exigent circumstance exists, in which case Lender need not wait for such period to expire), Lender may (but shall not be required to) perform any of such covenants, agreements and obligations, and any reasonable amounts expended by Lender in so doing and shall constitute additional indebtedness evidenced by the Note and secured by the Deed of Trust and the other Loan Documents and shall bear interest at the Default Rate.  Lender may expend any such amounts even if such advance would result in the balance owing to Lender exceeding the stated amount of the Note.

Article 8

NON-CONSTRUCTION REQUIREMENTS PRECEDENT

8.1 Non-Construction Conditions Precedent.

Borrower agrees that Lender’s obligation to make the Loan is conditioned upon Borrower’s delivery, performance and satisfaction of the following conditions precedent in form and substance satisfactory to Lender in its reasonable discretion (except as otherwise expressly set forth herein) prior to (or at the time of) Closing, with the exception of the conditions listed in Section 8.1(a), Section 8.1(u), Section 8.1(w), Section 8.1(y)(b) and Section 8.1(z)(ii) and (iii) hereunder that must be satisfied at such other time as is set forth therein:

(a) Equity:  Borrower shall have provided evidence reasonably satisfactory to Lender prior to Full Loan Opening (which, for the avoidance of doubt, shall exclude the Closing Funding) that Borrower’s equity invested in the Project for costs in the Budget is not less than $124,412,805.92 in cash (the “Initial Equity Investment”), of which, Guarantor or its Affiliates shall contribute at least $49,165,122.37, and CJUF shall contribute the balance; provided, however, that Lender shall permit $1,500,000 (which amount shall be credited pro rata to the respective contributions of Guarantor and CJUF) of the Initial Equity Investment to be deferred until on or after the repayment in full of the Loan, provided that the Developer Fee Budget Line Item is paid only in strict accordance with Section 12.7 hereof.  Such Initial Equity Investment must be used to pay Project costs contained in the Budget and approved by Lender, with evidence of payment of the Initial Equity Investment to be delivered to Lender prior to Full Loan Opening.  In all events, any equity contribution shall be subordinate to the rights of Lender and general unsecured creditors of Borrower.  Borrower may not be indebted to any Person for any equity contribution.  Borrower shall provide Lender with documentation identifying all equity investors and supporting the actual Land cost and predevelopment expenses (which actual cost and expenses shall be credited against the Initial Equity Investment, provided same appear in the Project Budget and such expenditures are validated by Lender in its reasonable discretion), such documentation to be in form and substance acceptable to Lender, in its sole discretion.

Borrower’s Initial Equity Investment was increased by $1,505,000 (the “Equity Increase”) to a total of $124,412,805.92 so as to permit the creation of the “Sales Commissions Paid During Construction” Budget Line Item in the amount of $1,505,000. ($460,179 of this Budget Line

Item has already been funded and the remainder is to be funded at a rate of approximately $35,000 per month as an advance against brokerage commissions for Unit sales.) Notwithstanding anything to the contrary contained herein, so long as no Event of Default exists, at the time of Unit closings  up to fifty percent (50%) of the brokerage commissions payable upon each such closing may be used to return to Borrower the Equity Increase. The foregoing shall not reduce any Release Price payable to Lender.

If Borrower obtains a Mezzanine Loan with the consent of Lender and otherwise in accordance Section 15.1(u) hereof, the Initial Equity Investment may be reduced by the Qualifying Portion of such Mezzanine Loan; provided, however, that such reduction in the Initial Equity Investment shall only be applicable to such portion of the Initial Equity Investment that has not been contributed at the time of the closing of the Mezzanine Loan, such that no part of the Initial Equity Investment may be recouped by Borrower or other contributor, and Borrower hereby acknowledges and agrees that, as a result, less than all of the reduction in the Initial Equity Investment may be realized.  The “Qualifying Portion” of the Mezzanine Loan shall mean the portion available for borrowing to pay costs in the Budget attached as Exhibit G hereto (e.g., the Qualifying Portion shall not include items such as interest and/or fees and expenses payable with respect to the Mezzanine Loan).  The Qualifying Portion must be fully funded prior to Full Loan Opening.

Borrower’s Equity Investment requirement shall be increased as a result of any changes to the Budget and as necessary to maintain the Loan In Balance as described in Section 11.1.  Lender shall not be required to disburse any proceeds to reimburse Borrower for its Equity Investment unless Lender has determined that Borrower has invested amounts in excess of its required Equity Investment.  In the event that Borrower, or such other Person on behalf of Borrower, invests such funds that render the total actual equity investment to be in excess of the required Equity Investment (excluding the Additional Equity Investment or any equity deposited as a result of the Loan being not In Balance), the Commitment shall be permanently reduced by such excess investment, unless Borrower delivers to Lender a written request for a refund of such excess within thirty (30) days of such excess investment, but in no event shall such a request be required sooner than thirty (30) days after the date hereof.

(b) Fees and Expenses:  Borrower shall have paid all of Lender’s fees and expenses as required by Article 7 or elsewhere in this Agreement, to the extent due and payable.

(c) Title and Other Documents:  Borrower shall have furnished to Lender a Commitment for the Title Policy with the premiums for such Title Policy paid in full, and a pro forma Title Policy, with coverage effective as of Closing, together with legible copies of all title exception documents cited in the Commitment for the Title Policy and all other legal documents affecting the Project or the use thereof.  Borrower shall provide to Lender the final original Title Policy within fifteen (15) days following Closing.  The pro forma Title Policy and the Title Policy shall be subject only to the Permitted Exceptions.  Any exception for the rights of Residential Unit Purchasers shall only be permissible if the Title Insurer insures such rights are subordinate to the Deed of Trust.

(d) Survey:  Borrower shall have furnished to Lender an ALTA/ACSM “Class A” Land Title Survey of the Project prepared by a licensed surveyor satisfactory to Lender.  Said survey shall be dated no earlier than ninety (90) days prior to the date hereof, shall be made (and certified to have been made) as set forth in Exhibit D attached hereto and made a part hereof.  Such survey shall be sufficient to permit issuance of the Title Policy in the form required by this Agreement.  Such survey shall include the legal description of the Land.

(e) Insurance Policies:  Borrower shall have furnished to Lender, prior to the date hereof, certificates evidencing that insurance coverages are in effect with respect to the Project and Borrower, in accordance with the Insurance Requirements attached hereto as Exhibit E and incorporated herein by reference as if fully set forth herein (or such other insurance coverages reasonably acceptable to Lender), for which the premiums have been prepaid, and with endorsements satisfactory to Lender.  On or before the date that is thirty (30) days after the date hereof, Borrower shall provide a copy of the insurance policy with respect to the Project and Borrower in accordance with Exhibit E (the “Insurance Policy”).

(f) No Litigation:  Borrower shall have furnished evidence that no litigation or proceedings shall be pending or threatened that is reasonably likely to cause a Material Adverse Change with respect to Borrower, Guarantor or the Project, other than litigation that is disclosed in writing to Lender prior to the Loan closing and is acceptable to Lender, in its sole discretion.

(g) Utilities:  Borrower shall have furnished to Lender (by way of utility letters or otherwise) evidence establishing to the reasonable satisfaction of Lender that the Project, when constructed, will have adequate water supply, storm and sanitary sewerage facilities, telephone, gas (if applicable), electricity, fire and police protection, means of ingress and egress to and from the Project and public highways and any other required public utilities and that the Project is benefited by insured easements as may be required for any of the foregoing.

(h) Attorney Opinions:  Borrower shall have furnished to Lender an opinion from counsel for Borrower and Guarantor, in a form satisfactory to Lender, covering due authorization, execution and delivery and enforceability of the Loan Documents and also containing such other legal opinions as Lender shall reasonably require, with customary assumptions and qualifications.

(i) Appraisal:  Lender shall have obtained, at Borrower’s expense, an Appraisal acceptable to Lender in all respects, in Lender’s sole discretion.  The Appraisal of the Project performed by CB Richard Ellis of Austin, dated March 5, 2008, is hereby accepted by Lender.  A copy of such Appraisal will be supplied to Borrower upon request, subsequent to Closing.

(j) Searches:  Borrower shall have furnished to Lender current bankruptcy, federal tax lien and judgment searches and searches of all Uniform Commercial Code financing statements filed in each place UCC Financing Statements are to be filed hereunder for Borrower and Guarantor, demonstrating the absence of materially adverse claims.

(k) Financial Statements; Tax Returns:  Borrower shall have furnished to Lender current annual financial statements of Borrower and Guarantor, each in form and substance and certified by such individual as acceptable to Lender.  Borrower shall have furnished to Lender any federal and state tax returns of Borrower or Guarantor for the past two (2) years.  Borrower and Guarantor shall have signed and delivered to Lender an Internal Revenue Service Tax Return

Verification Form (IRS Form 4506-T).  Borrower and Guarantor shall provide such other additional financial information as Lender reasonably requires, including financial statements of income and expenses for the Project and tax returns for all entities reporting the income and expenses on the Project.

(l) Price List Schedule.  Borrower shall have furnished to Lender the Price List Schedule, as approved by Lender.

(m) Other Agreements:  Borrower shall have delivered to Lender executed copies of any marketing, brokerage and development agreements entered into by Borrower in connection with the Construction and/or the sale of Residential Units at, or any other part of, the Project, each of which Lender shall have approved in Lender’s reasonable discretion.

(n) Flood Hazard:  Lender has received evidence that the Project is not located in an area designated by the Secretary of Housing and Urban Development as a special flood hazard area, or flood hazard insurance acceptable to Lender in its reasonable discretion.

(o) Zoning:  The Title Policy shall include an ALTA 3.1 zoning endorsement modified for plans and specifications, or, if not available in the State, Borrower shall have furnished to Lender a legal opinion that provides the same zoning compliance assurance as an ALTA 3.1 zoning endorsement subject to customary qualifications, clarifications and assumptions.

(p) Organizational Documents:  Borrower shall have furnished to Lender proof satisfactory to Lender of authority, formation, organization and good standing in the state of its incorporation or formation and, if applicable, qualification as a foreign entity in good standing in the state of its incorporation or formation, of all corporate, partnership, trust and limited liability company entities (including Borrower and Guarantor) executing any Loan Documents, whether in their own name or on behalf of another entity.  Borrower shall also provide an organizational chart as well as certified resolutions in form and content satisfactory to Lender, authorizing execution, delivery and performance of the Loan Documents, and such other documentation as Lender may require to evidence the authority of the persons executing the Loan Documents.

(q) No Default; No Material Adverse Change; No Condemnation; etc.:  There shall be no Default or continuing Event of Default by Borrower hereunder; there shall have not occurred a Material Adverse Change in the financial condition of Borrower or Guarantor or the condition of the Project that has not been cured or satisfied; and neither the Project nor any part thereof shall have suffered any material casualty or be subject to any existing or threatened condemnation or taking by eminent domain proceeding or otherwise.

(r) Easements:  Borrower shall have furnished to Lender all easements reasonably required for the construction, maintenance or operation of the Project, and such easements shall be insured by the Title Policy.

(s) Condominium Documents:  Borrower shall have delivered to Lender a copy of all proposed and/or executed condominium plats, declarations, agreements regarding cost sharing, filings, escrow agreements and other documents pertaining to the establishment of a condominium regimes at the Project or relating to the Project’s compliance with all applicable local, state and federal Laws relating to condominiums (collectively, the “Condominium Documents”), including, without limitation, the draft Master Condominium Declaration and Residential Condominium Declaration, all of which Condominium Documents shall be acceptable to Lender in its sole and absolute discretion. Lender shall be satisfied with the sufficiency of the services and infrastructure provided and the adequacy of their funding.

(t) [Intentionally Omitted]

(u) Lease.  Borrower shall have delivered to Lender the form of Lease to be used for the leases of space in the Retail Space and in the Office Space.

(v) Pre-sales.  Borrower shall have delivered to Lender, prior to Closing, Qualifying Sales Agreements (in full force and effect) for at least 55 Residential Units comprising at least 70,761 Saleable Square Feet together with Parking Spaces for such applicable Residential Units at prices greater than or equal to the List Price for each and every such Residential Unit, constituting, in the aggregate, gross sales of greater than or equal to $45,184,250 (collectively, the “Pre-sale Requirement”).  The mix of Residential Unit types and locations within the Project must be reasonably acceptable to Lender.

(w) Earnest Money and Upgrade Deposits.  All existing Earnest Money Deposits and Upgrade Deposits shall have been deposited by the Escrow Agent, or by Lender to the extent allowed by Law, in accounts in accordance with Section 14.3.  If an Escrow Agent is being used, Borrower shall have delivered to Lender a copy of the escrow agreement pursuant to which the Earnest Money Deposits are being held (the “Escrow Agreement”), together with a letter from the Escrow Agent agreeing to deliver such deposits to Lender when and as Borrower has a right to receive such deposits for application in accordance with Section 14.3 and Section 14.9 below.  Prior to Full Loan Opening, Borrower shall have deposited with either the Escrow Agent or Lender, as applicable, cash Earnest Money Deposits equal to at least ten percent (10%) of the contract price for each Residential Unit included in the Pre-sale Requirement.

(x) Required Condominium Approvals.  Borrower shall have furnished to Lender evidence satisfactory to Lender that Borrower has received all approvals required for the condominium subdivision of the Project pursuant to the Declaration of Condominium, the sale or marketing of the Residential Units under the requirements of ILSA, applicable laws of the State and any applicable local Laws.  Borrower also shall have furnished to Lender as filed copies of Borrower’s HUD Property Report and any additional reports required by the State of Texas or City of Austin.

(y) Operating Agreements.  Borrower shall have provided to Lender (a) the executed Hotel Documents, Non-Disturbance Agreement and an estoppel letters addressed to Lender with respect to the Hotel Documents, and (b) before Full Loan Opening, (x) the management agreement for the management and operation of the Venue, together with a subordination, estoppel and collateral assignment thereof and (y) an amendment to the Hotel Operating Agreement extending the outside completion date thereunder to January 7, 2012; all of the foregoing in form and substance reasonably satisfactory to Lender

(z) City Estoppel and Agreement.  (i) Prior to Closing, Borrower shall have provided to Lender an Estoppel Certificate and Agreement from the City of Austin, a Texas home rule city and municipal corporation (“City”) in form and substance satisfactory to Lender addressing certain matters relative to (A) that certain Declaration of Restrictive Covenants dated as of December 15, 2006, by the City, recorded in the official public records of Travis County, Texas as Instrument No. 2006240877; and (B) Special Warranty Deed dated as of December 15, 2006, by the City, in favor of Stratus Block 21 Investments, L.P., a Texas limited partnership, recorded in the official public records of Travis County, Texas as Instrument No. 2006240878; (ii) prior to Full Loan Opening, a direction by Borrower to the City to pay any repurchase price payable under such deed to Lender (to be applied to the indebtedness under the Loan Documents in such order as Lender shall elect, with any excess payable to Borrower), which direction is accepted by the City and (iii) prior to Full Loan Opening, Borrower shall have provided to Lender a Second Estoppel Certificate and Agreement from the City in all material respects in the form of Exhibit S or otherwise in form and substance satisfactory to Lender.

(aa) Patriot Act:  Borrower shall have provided Lender with proof that Borrower has complied in all respects with the provisions of the USA PATRIOT Act of 2001, as applicable, including without limitation, furnishing to Lender proof that Borrower has taken all action necessary to comply with Section 326 of such Act.

(bb) Additional Documents.  Borrower shall have furnished to Lender such other materials, documents, papers or requirements regarding the Project, Borrower or Guarantor as Lender shall reasonably request.

Article 9

CONSTRUCTION REQUIREMENTS PRECEDENT

9.1 Construction Documents Required as of Closing.

Borrower shall cause to be furnished to Lender and to Lender’s Consultant the following, in form and substance satisfactory to Lender in its reasonable discretion (except as otherwise expressly set forth herein), and Lender shall have approved the following in its reasonable discretion (except as otherwise expressly set forth herein), prior to (and at the time of) Closing (or such later time as is specified in any subparagraph hereof) as additional conditions to Lender’s obligations to make any disbursements of the Loan:

(a) Fully executed copies of the following shall be delivered: (i) prior to the Closing, a general contract with the General Contractor pertaining to the construction of the Project (the “General Contract”), which must be acceptable to Lender in all respects in Lender’s sole discretion, with a guaranteed maximum price not to exceed $186,889,641 (the “General Contract Price”), and the General Contract shall not be entered into until after the Deed of Trust is recorded; (ii) [intentionally omitted]; (iii) copies of all other direct contracts to be entered into by Borrower for construction, purchase of materials or furniture, fixtures or equipment; and (iv) all contracts with the architects, engineers, third-party owner’s representatives and other design professionals (the “Design Professionals”) acceptable to Lender in all respects in Lender’s reasonable discretion.  None of General Contractor and any Design Professionals shall be an Affiliate of Borrower or of Guarantor, and all shall be of acceptable credit quality, as determined by Lender in its sole discretion.  If Lender shall determine that the General Contractor is not of acceptable credit quality, Lender may require, in its sole discretion, certain guaranties or other assurances from the parent entity or entities or Affiliates of General Contractor. Lender hereby approves the General Contract and approves Austin Building Company as General Contractor, subject to the execution and delivery of a guaranty of the General Contract, in form and substance satisfactory to Lender in its sole discretion, from General Contractor’s parent company, Austin Commercial, L.P., a Delaware limited partnership.  General Contractor may not be replaced without Lender’s prior written consent. No Design Professional may be replaced without Lender’s prior written consent, subject to its reasonable discretion;

(b) A schedule of values, as included in the General Contract;

(c) [Intentionally Omitted];

(d)  In lieu of Bonds, Lender agrees to accept subguard insurance with terms, limits, and endorsements (including a Financial Interest Endorsement naming Lender) acceptable to Lender in its reasonable discretion covering all Subcontracts;

(e) Copies of each of the Required Permits, except for those Required Permits that cannot be issued until a later stage or completion of Construction, in which event such Required Permits will be obtained by Borrower on a timely basis in accordance with all recorded maps and conditions and applicable building, land use, zoning and environmental codes, statutes and regulations and will be delivered to Lender promptly thereafter;

(f) The Partial Plans and Specifications and the Partial Proposed Finish Standards, each of which Lender approves as of the date hereof;

(g) The Construction Schedule;

(h) The Soil Report;

(i) The Environmental Report, which shall, at a minimum, (i) demonstrate the absence of any existing or potential Hazardous Material contamination or violations of environmental Laws at the Project, except as acceptable to Lender in its sole and absolute discretion, (ii) include the results of all sampling or monitoring to confirm the extent of existing or potential Hazardous Material contamination at the Project, including the results of leak detection tests for each underground storage tank located at the Project, if any, (iii) describe response actions appropriate to remedy any existing or potential Hazardous Material contamination, and report the estimated cost of any such appropriate response, (iv) confirm that any prior removal of Hazardous Material or underground storage tanks from the Project was completed in accordance with applicable Laws, (v) confirm whether or not the Land is located in a wetlands district, and (vi) comply with the USEPA “all appropriate inquiry” rule contained in 40 C.F.R. Part 312.  Borrower shall also have caused to be furnished to Lender any environmental disclosure statement required pursuant to the law of the State;

(j) A report from Lender’s Consultant that contains an analysis of the Approved Plans and Specifications, the Budget, the Construction Schedule, the General Contract, all subcontracts then existing and the Soil Report.  Such report shall be solely for the benefit of

Lender and shall contain (i) an analysis satisfactory to Lender demonstrating the adequacy of the Budget to complete the Project and (ii) a confirmation that the Construction Schedule is realistic.  Lender’s Consultant shall monitor construction of the Project and shall visit the Project at least one (1) time each month, and shall certify as to amounts of construction costs for all requested fundings; each report of Lender’s Consultant is for the sole benefit of Lender and Lender shall not be bound by any recommendation or conclusion of Lender’s Consultant;

(k) Each Architect’s Certificate;

(l) The Budget, as approved by Lender pursuant to Article 10 hereof;

(m) Original executed consents, in form and substance satisfactory to Lender, of the General Contractor, the Architect, and any other Design Professional to the Collateral Assignment of Construction Documents; and

(n) Such other papers, materials and documents as Lender may reasonably require with respect to the Construction, the Project, Borrower, or Guarantor.

9.2 Construction Deliveries Required as of Full Loan Opening.

Prior to Full Loan Opening, in addition to fully satisfying the conditions set forth above in Section 9.1, Borrower shall also satisfy the following conditions:

(a) General Contractor shall have affirmed in writing the validity of the General Contract and described any Change Orders or pending Change Orders as of the Full Loan Opening.  As of Full Loan Opening, General Contractor shall provide to Lender the then-current guaranteed maximum price based upon the 100% complete and final Approved Plans and Specifications (and 100% buyout of Subcontracts based upon such 100% complete and final Approved Plans and Specifications) and the reductions of Allowances as set forth in this subsection (the “Revised GMP”).  After giving effect to such Revised GMP and Change Orders, if the Loan is not In Balance, Borrower shall contribute any additional equity required to put the Loan In Balance (including, without limitation, the available amount under the Owner’s Hard Cost Contingency being equal to or greater than 4% of the remaining Project hard costs).  An additional condition to Full Loan Opening shall be that no more than two percent (2%) of the total General Contract may be an “Allowance” (as such term is defined under the AIA A201-1997 General Conditions of the Contract for Construction) (excluding general conditions, General Contractor’s fees and the Contractor’s Contingency) and such allowances shall be subject to Lender’s reasonable approval;

(b) An initial sworn statement of the General Contractor, approved by Borrower, and Lender covering all work done and to be done, together with lien waivers covering all work and materials for which payments have been made by Borrower prior to the Full Loan Opening;

(c) An update of the consultant’s report set forth in Section 9.1(j) above;

(d) Executed contract(s) for all owner direct cost items signed by the applicable suppliers of such items, including, without limitation, those for the purchase of the furniture, fixtures and equipment for the Project.

(e) In addition to the Partial Plans and Specifications addressed in Section 9.1(f) above, full and complete detailed plans and specifications for the Improvements in duplicate, prepared by the Architect (the “Plans and Specifications”).  Without limiting the foregoing, such Plans and Specifications must be predicated on, among other things, the Partial Plans and Specifications approved by Lender, and the characteristics in the Recitals of this Agreement and the floor layouts and elevations substantially similar to those which have been previously submitted to Lender.  Lender must also be satisfied, in its reasonable discretion, that the specifications, project manual, floor plans, mechanical, electrical, plumbing, fire protection and life safety, structural and site plans are sufficient and appropriate for the Project.  Borrower shall deliver packages of such Plans and Specifications to Lender in accordance with the delivery schedule attached hereto as Exhibit R.  Lender shall review each such package of Plans and Specifications and approve or comment on same within a commercially reasonable period of time following its receipt thereof.  Borrower shall have delivered the final package of Plans and Specifications required under Exhibit R, for Lender’s final review and approval in its reasonable discretion, as more specifically addressed in Section 9.1(f) above, at least sixty (60) days prior to the expected day of Full Loan Opening.  Upon Lender’s written approval of such final package of Plans and Specifications, such final Plans and Specifications shall be the “Approved Plans and Specifications”.  Borrower shall have obtained Lender’s approval of the Approved Plans and Specifications prior to Full Loan Opening. Other than Change Orders permitted pursuant to the terms of this Agreement, no changes to the Approved Plans and Specifications shall be permitted without Lender’s prior written approval;

(f) Borrower shall have furnished to Lender and Lender’s Consultant, for Lender’s approval, detailed Plans and Specifications based upon the Partial Proposed Finish Standards and setting forth a detailed description and quality level for materials used for the type of construction, the façade and the finishes of each Residential Unit, and throughout the Hotel, and of all fixtures and personal property that will be included in the standard price of the individual Residential Units, and throughout the Hotel, including, without limitation, items such as floor coverings, wall coverings, electrical systems, lighting plans, HVAC systems, bathroom and kitchen fixtures and countertops, cabinetry, appliances and furniture (collectively, “Proposed Finish Standards”).  Lender must be satisfied, in its reasonable discretion, that the quality level of the Proposed Finish Standards is comparable to other condominium developments or hotels, as applicable, in the same price range and located in Austin, Texas, that the Proposed Finish Standards are consistent with the Plans and Specifications submitted to Lender, and that the Hotel finish standards are in accordance with the Hotel Documents.  Borrower shall have delivered the final Proposed Finish Standards for Lender’s final review and approval in its reasonable discretion at least sixty (60) days prior to Full Loan Opening, and Lender shall review and approve or comment on same within a reasonable period of time following its receipt thereof.   Borrower shall have obtained Lender’s approval of such Proposed Finish Standards prior to Full Loan Opening, in which event such standards shall constitute the “Approved Finish Standards.”  No material changes to the Approved Finish Standards shall be permitted without the prior written approval by Lender, to be determined in Lender’s reasonable discretion.  Borrower shall finish all Residential Units and the Hotel to the Approved Finish Standards as part of the Construction required hereunder;

(g) Borrower has provided evidence to Lender that all of the work, other than that certain water filtration system, contemplated by that certain Waste Management Plan dated

March 4, 2008 and prepared by Terracon Consultants, Inc., and any amendments or updates thereto (the “Waste Management Plan”), has been completed or otherwise addressed to Lender’s reasonable satisfaction, such evidence to include, but not be limited to, a written statement from an authorized representative of Terracon Consultants, Inc., affirming that the recommendations of such Waste Management Plan were complied with and no further actions, other than the ongoing use and maintenance of the water filtration system during the operation of the Project, are required to address the conditions at the Project site that were disclosed in any of Environmental Reports delivered to Lender.

(h) Hotel Operator, and, as may be required by the Hotel Documents, Starwood Hotels & Resorts Worldwide, Inc., shall have approved the Approved Plans and Specifications and Approved Finish Standards; and

(i) To the extent not previously delivered at Closing, the Required Permits, and updates thereof, which shall include the final full building permits for the Project no later than thirty (30) days prior to Full Loan Opening.

Article 10

BUDGET, CONTINGENCY FUND AND CHANGE ORDERS

10.1 Budget.

Disbursement of the Loan shall be governed by the Budget for the Project, in form and substance acceptable to Lender in Lender’s reasonable discretion.  Borrower shall only be entitled to disbursements that are in accordance with the Budget.  The Budget shall specify the amount of cash equity invested in the Project, and all costs and expenses of every kind and nature whatsoever to be incurred by Borrower in connection with the Project.  Costs associated with Residential Unit sales (including but not limited to broker’s commissions, closing and escrow costs) may be paid from proceeds resulting from any Residential Unit closing to the extent the gross sales price paid by any Residential Unit Purchaser for its respective Residential Unit exceeds the applicable Release Price; otherwise, such closing costs shall be paid in cash by Borrower.  The Budget shall include, in addition to the Budget Line Items described in Section 10.2 below, the Contingency Fund described in Section 10.3 below and amounts satisfactory to Lender for Hard Costs, Soft Costs and other reserves reasonably acceptable to Lender.  The construction trade line items contained in the General Contract (or in the schedule of values) shall each be deemed a Budget Line Item for purposes of this Agreement.  The Budget is attached hereto as Exhibit G and made a part hereof.  Except as set forth in this Agreement, all changes to the Budget shall in all respects be subject to the prior written approval of Lender, which approval shall be granted or withheld in Lender’s reasonable discretion.  Borrower shall promptly notify Lender of any anticipated changes in the line items of the Budget that, if approved, would result in a net increase in the total amount of the Budget and Borrower shall not enter into any agreement that would increase the total amount of the costs in the Budget without Lender’s prior written consent.  In the event the total Project costs are less than the final Budget, Borrower shall have no right to borrow the balance of the Loan not needed for Project costs.

10.2 Budget Line Items.

(a) The Budget shall include as line items (“Budget Line Items”), to the extent determined to be applicable by Lender in its reasonable discretion, the cost of all labor, materials, equipment, fixtures and furnishings needed for the completion of the Construction, and all other costs, fees and expenses relating in any way whatsoever to the Construction of the Improvements, marketing and sales costs, commissions, operating deficits, real estate taxes, and all other sums due in connection with Construction and operation of the Project, the Loan, and this Agreement.  Each line item in the trade breakdown of the General Contract shall be considered a separate Budget Line Item for all purposes of this Agreement whether or not separately shown as Budget Line Items on the Budget attached hereto.  Borrower agrees that all Loan proceeds disbursed by Lender shall be used only for the Budget Line Items for which such proceeds were disbursed, except as reallocated in accordance with this Agreement or otherwise permitted by Lender in its reasonable discretion.  The Budget shall not contain any line items payable to Borrower, Guarantor or any Affiliate of either Borrower or Guarantor and Borrower and Guarantor shall not pay or cause to be paid any Loan proceeds to any Affiliate of either, except for the Permitted Affiliate Expenses.  The Budget shall include as Budget Line Items, outside of Owner’s Hard Cost Contingency and the Soft Cost Contingency, (i) all fees and sums payable to Hotel Operator or its Affiliates pursuant to the Hotel Documents, including without limitation, (A) the marketing assistance fee of $1,250 per Residential Unit payable in twenty-four (24) equal monthly installments commencing upon the effective date of the Condominium Marketing License Agreement, (B) pre-opening services budget of $2,536,085, (C) pre-opening information technology budget of $1,261,604 (which shall be included within the TV Lease and Technology Line Item), (D) pre-opening inventories budget of $3,276,000, (E) FF&E of $15,000 per Hotel key, (F) technical services fees of $513,000, consisting of $1,250 per Hotel key, plus $1,000 per Residential Unit, and (G) reimbursable expenses under the Technical Services Agreement up to $5,000 per Hotel key and initial working capital budget of $1500 per Hotel key, but excluding the Condominium Licensing Fee of 4.5% of gross sales revenue per Residential Unit, which shall be payable to Hotel Operator from sales proceeds, as opposed to the Budget, and (ii) all costs contemplated by the Waste Management Plan.

(b) Borrower shall have the right to reallocate cost savings effected by a final Change Order or other appropriate final documentation to other Budget Line Items subject to (x) Lender’s prior written consent, in its reasonable discretion, and (y) the limits contained in this Section 10.2 and Section 10.3 of this Agreement. No reallocations shall be permitted to or from the Interest Reserve Budget Line Item, Developer Fee Budget Line Item or for any amounts payable to Borrower, Guarantor or any Affiliates of Borrower or Guarantor.  If there is a savings in Hard Costs upon completion of the construction work contemplated by the General Contract, as determined by Lender in its reasonable discretion, savings may be reallocated to Owner’s Hard Cost Contingency (except to the extent a portion of such savings are paid to the General Contractor pursuant to the terms of the General Contract).  Notwithstanding the foregoing in the immediately preceding sentence and subject to Lender’s reasonable approval, Borrower may reallocate any final savings in Hard Costs, which accrue prior to completion of the Project, to the Owner’s Hard Cost Contingency for use by Borrower for other Hard Costs.  If the total and final expenditures for any Soft Cost Budget Line Item are less than the amount provided for in the Budget, then the savings may be reallocated to the Soft Cost Contingency.  In the event that the final costs of the Project are less than the total amount of sources of funds in the Budget (including the Loan), the amount of the cost savings shall not be available for borrowing (e.g., as a return of equity).

(c) Except as reallocated in accordance with this Agreement or otherwise permitted by Lender in its reasonable discretion, Lender shall not be obligated to disburse any amount for any category of costs set forth as a Budget Line Item that is greater than the amount set forth for such category in the applicable Budget Line Item.  Borrower shall pay as they become due all amounts set forth in the Budget with respect to costs to be paid for by Borrower.

10.3 Contingency Fund.

The Budget shall contain Budget Line Items available to Borrower for (i) payment of Hard Costs, separate and apart from the General Contract (the “Owner’s Hard Cost Contingency”) and (ii) for payment of Soft Costs (the “Soft Cost Contingency;” together, the Owner’s Hard Cost Contingency and the Soft Cost Contingency constitute the “Contingency Fund”).  At Closing, the funds in the (i) Owner’s Hard Cost Contingency Budget Line Item must be in an amount equal to $8,000,000, and at no time shall the Owner’s Hard Cost Contingency be reduced below $8,000,000 to pay for an increase in the initial contractual amount of such General Contract, and (b) the Soft Cost Contingency Budget Line Item must be in an amount equal to $750,000.  At Full Loan Opening, the remaining unallocated Owner’s Hard Cost Contingency must equal at least 4% of the unpaid cost of all construction hard cost Budget Line Items.

Lender shall not be obligated to disburse or reallocate all or any part of the Contingency Fund, except as set forth herein.  The Owner’s Hard Cost Contingency may be used by Borrower to pay the cost of Change Orders (which have been approved by Lender or as to which Lender’s approval is not required under Section 10.5) or reallocated to other Hard Costs (in accordance with this Agreement) on a pro rata basis over the course of Construction, according to the percentage of construction trade items (which shall equal the amount of the General Contract Price less general conditions, the General Contractor’s fee and any Contractor’s Contingency) expended by Borrower and completed to such date.  Funds from the Soft Cost Contingency may be reallocated to pay other Soft Costs, excluding the Developer Fee Budget Line Item (and any other amounts payable to Borrower, Guarantor, or any of their Affiliates) and the Interest Reserve Budget Line Item (i) without Lender’s approval on a pro rata basis such that the cumulative percentage of such reallocated funds is equal to or less than the percentage of completion of the Project, and (ii) otherwise subject to Lender’s prior written approval, in its reasonable discretion.

The Budget Line Item for amounts payable to the General Contractor under the General Contract may also include a contingency amount that is available to the General Contractor (the “Contractor’s Contingency”).  This is in addition to the Contingency Fund, which is intended to afford protection to Lender, and any Contractor’s Contingency may not be counted towards the amounts required to be contained in the Contingency Fund by the preceding paragraphs of this Section 10.3. The Contractor’s Contingency shall be used in accordance with the terms of the General Contract.

10.4 Optional Method for Payment of Interest.

For Borrower’s benefit, the Budget includes a Budget Line Item for interest on the Loan (the “Interest Reserve Budget Line Item”). (Neither the Interest Reserve Budget Line Item nor any other part of the Loan shall be available to pay interest on any Mezzanine Loan.)  Borrower hereby authorizes Lender from time to time, for the mutual convenience of Lender and Borrower, to disburse Loan proceeds to pay all the then accrued interest on the Note when due, regardless of whether Borrower shall have specifically requested a disbursement of such amount.  Any such disbursement, if made, shall be added to the outstanding principal balance of the Note and shall, when disbursed, bear interest pursuant to the Note.  Borrower may borrow the Interest Reserve Budget Line Item to pay interest on the Loan upon qualifying for such disbursement by satisfying the applicable requirements of Section 4.1(c) hereof.  Without limiting the foregoing, or the provisions of Article 11 below, once the Interest Reserve Budget Line Item has been expended, Borrower shall pay interest from its own funds.  In the event the Project, during any month during the term of the Loan, achieves a positive Net Operating Income, such Net Operating Income shall be applied to the payment of interest before the funds in the Interest Reserve Budget Line Item are used to pay such interest.  If the Net Operating Income exceeds the monthly interest then due, the excess shall continue to be held in the operating account for the Project established pursuant to Section 15.1(ii), and such excess shall be applied to pay the interest accrued on the Loan for the following month.

10.5 Change Orders.

Borrower agrees that no changes will be made in the Approved Plans and Specifications (or in such Plans and Specifications as have been approved by Lender from time to time) without the prior written approval of Lender in Lender’s reasonable discretion, and Borrower must notify Lender in writing of any such change at least seven (7) days prior to date such change order will be implemented, provided, however, that Borrower may make changes to the Approved Plans and Specifications without Lender’s approval if (a) Borrower notifies Lender in writing of such change in no event later than the next construction draw following Borrower’s agreement to the changes; (b) Borrower obtains the approval of all parties whose approval is legally required, including any affected Residential Unit Purchaser, sureties, and any Governmental Authority to the extent approval from such parties is required; (c) the structural integrity of the Improvements is not impaired; (d) no change in architectural appearance is effected; (e) the performance of the mechanical, electrical, and life safety systems of the Improvements is not affected; (f) the change does not result in a use of a particular component that is not of similar quality or functional equivalency as the original components of the Project and as a result of such change there would be no diminution in value or impairment of the marketability of the Project as described in the Approved Plans and Specifications; (g) the cost of, or reduction in cost, resulting from any such change does not exceed $200,000; and (h) the Loan will remain In Balance (after giving effect to any reallocation of the Contingency Fund or other Budget Line Items that Borrower has qualified for pursuant to this Article 10).  Changes in the scope of construction work or to any construction related contract must be documented with a Change Order on the AIA Form G 701 or equivalent form.  Borrower shall not agree to or implement any Change Order without the prior written consent of Hotel Operator (or its Affiliate) where such approval is required under any of the Hotel Documents.

Article 11

SUFFICIENCY OF LOAN

11.1 Loan In Balance.

(a) The Loan is required to be In Balance at all times.  The Loan shall be “In Balance” only when both (i) the Available Sources of Funds equal or exceed Lender’s Estimate of Remaining Costs and (ii) each Budget Line Item is sufficient to pay the costs such Budget Line Item was established to pay for (including, with respect to the Interest Reserve Budget Line Item interest in the Loan through the Maturity Date), all as determined by Lender from time to time in its reasonable discretion in accordance with the provisions of this Article 11.  The determination by Lender at any time that the Loan is In Balance shall not preclude Lender from determining at a later time that the Loan is not In Balance.  Lender shall not be obligated to make any disbursements unless the Loan is In Balance.

(b) Borrower agrees that if Lender determines in its reasonable discretion that the Loan is not In Balance, regardless of how such condition may have been caused, Borrower shall within ten (10) days after written request by Lender (and in any event prior to any further disbursement of the Loan) deposit the deficiency with Lender (“Deficiency Deposit”). The Deficiency Deposit shall be first exhausted for costs of the Project before any further disbursements of the Loan shall be made. Disbursement of a Deficiency Deposit shall be subject to the same conditions precedent and the same requirements as apply to a disbursement of the Loan pursuant to this Agreement.  Any Deficiency Deposit deposited with Lender shall be added to and made a part of the Equity Investment of Borrower in the Project, and no interest shall be paid to Borrower with respect to any such amounts.  Borrower pledges to Lender any Deficiency Deposit (and Borrower’s rights in any such account and interest earned thereon) as security for the Loan.

(c) (i) The “Available Sources of Funds” shall mean the Unfunded Commitment, adjusted as provided below, plus any remaining unexpended Deficiency Deposit, less the remaining balance of the Contingency Fund.  Prior to Full Loan Opening, the unfunded Initial Equity Investment shall be an Available Source of Funds.  Borrower may seek to increase the Available Sources of Funds (or the amount of any Budget Line Item) by requesting that Lender reallocate cost savings in another Budget Line Item or a portion of the Contingency Fund to pay for cost increases in Budget Line Items, and Lender shall grant or deny such request in accordance with the provisions of Sections 10.2(b) or 10.3.  Lender may, so long as it is entitled to do so under Sections 10.2(b) or 10.3, deny a request for reallocation of cost savings or a portion of the Contingency Fund, even if as a result thereof Borrower would be required to make a Deficiency Deposit to maintain the Loan In Balance.

(ii) The following specific adjustments shall be made to the Available Sources of Funds for this transaction:  (i) Upgrade Deposits may be counted as an Available Source of Funds but only up to the amount of costs of upgrades included in Lender’s Estimate of Remaining Costs, and (ii) tax escrow deposits may be counted as an Available Source of Funds to the extent real estate taxes are included in Lender’s Estimate of Remaining Costs.

(d) “Lender’s Estimate of Remaining Costs” shall mean the amount which Lender estimates in its reasonable discretion is necessary to pay for all Hard Costs and Soft Costs of the Project which have not yet been paid, including, without limitation, the following:  (i) all costs of the Construction in accordance with the Approved Plans and Specifications; (ii) all costs required to complete the preparation of the Residential Units and the Hotel in accordance with the Approved Finish Standards, including, without limitation, all finishes of Residential Units required to be paid for by Borrower under Sales Agreements or reasonably anticipated for unsold Residential Units; (iii) marketing and sales costs for the Residential Units (other than closing costs which are paid from gross sales proceeds or by Borrower pursuant to Section 10.1); (iv) marketing, sales, and operation costs for the Hotel, Commercial Space and Venue; (v) costs of furniture, fixtures and equipment for the Hotel, Commercial Space and Venue; (vi) any work to be completed by Borrower in accordance with the Budget; (vii) the amount required to pay interest on the Loan through the Maturity Date; (viii) all expenses payable or reimbursable to Lender under the terms of this Agreement; (ix) all real estate taxes, insurance premiums and operating costs of the Project (in excess of any Net Operating Income which Lender estimates will be available for payment of such costs); (x) all amounts needed for tenant allowances, tenant improvements and leasing commissions with respect to executed Leases and with respect to unleased space at the Project; (xi) all other amounts of any type or nature incurred or expected to be incurred in connection with the acquisition, Construction, marketing and sale of the Project or in order for Borrower to comply with the Loan Documents or the requirements of Governmental Authorities.

(e) In determining Lender’s Estimate of Remaining Costs (or the amount of any Budget Line Item), Lender shall be entitled to take into account all conditions, facts and circumstances related to the Project or the Loan then existing, and all other considerations which Lender, in its reasonable discretion, determines are relevant to, or reasonably likely to have an impact upon, any of the amounts included in Lender’s Estimate of Remaining Costs.  By way of example and not limitation, Lender shall have the right, in making Lender’s Estimate of Remaining Costs (or determining the sufficiency of any Budget Line Item), to consider in such manner and to such extent as Lender determines is appropriate in its reasonable discretion: (i) all existing and proposed modifications to the Approved Plans and Specifications (whether or not Lender has the right to approve the same), whether the same are proposed by Borrower or by a contractor, (ii) all existing construction contracts and purchase orders or, in those instances where construction contracts or purchase orders have not yet been let, written bids from responsible contractors, tradesmen and material suppliers acceptable to Lender in its reasonable discretion, or Lender’s estimate of such costs, (iii) all Change Orders and pending Change Orders, (iv) all claims by any contractors or suppliers for increased or additional amounts, including all claims by the General Contractor for increases in the amount payable under General Contract, (v) all disputes between Borrower and any supplier or contractor (including the General Contractor), (vi) whether any savings in a Budget Line Item have been demonstrated to Lender’s satisfaction to be final and permanent and whether any proposed reallocation of such savings to pay other costs satisfies the limitations and restrictions in Section 10.2(b) of this Agreement (and any applicable restrictions or limitations in the General Contract), and (vii) the effect of actual or anticipated delays, whether or not permitted by the terms of this Agreement.

11.2 Additional Equity Investment.

The Budget has been prepared and approved with the expectation that Eight Million Dollars ($8,000,000) in Project costs set forth in such Budget will be funded by Reinvested Proceeds available pursuant to Section 14.10.  Such anticipated Eight Million Dollars ($8,000,000) of Reinvested Proceeds shall be an Available Source of Funds for determining whether the Loan is In Balance, provided that if less than Eight Million Dollars ($8,000,000) of Reinvested Proceeds has been generated and is on deposit with Lender upon the earliest to occur of the following: (A) the Initial Maturity Date, (B) the occurrence of an Event of Default, and (C) the date upon which the Unfunded Commitment (exclusive of the Interest Reserve Budget Line Item) is insufficient to fund a draw request for Project Costs then due, Borrower, in addition to the Initial Equity Investment, shall deposit with Lender additional equity in an amount equal to (i) Eight Million Dollars ($8,000,000), less (ii) the aggregate amount of Reinvested Proceeds actually received by Lender to date (the “Additional Equity Investment,” and collectively with the Initial Equity Investment and any additional equity investment that may be required by Lender hereunder, the “Equity Investment”).   Borrower shall deposit any required Additional Equity Investment with Lender within ten (10) days of written request by Lender (and, in any event, any further disbursement of the Loan).  Provided Borrower contributes such Additional Equity Investment as and when required pursuant hereto and provided further that no Default or Event of Default then exists, on or following such time as the full amount of the Reinvested Proceeds are contributed pursuant to Section 14.10(b) hereof, Borrower may, as part of its draw package, request that Lender reimburse Borrower in the amount of the Additional Equity Investment.

Article 12

CONSTRUCTION PAYOUT REQUIREMENTS

12.1 Applicability of Sections.

The provisions contained in this Article 12 shall apply to the Full Opening of the Loan and to all disbursements of proceeds during Construction.

12.2 Monthly Payouts.

After the Full Opening of the Loan, further disbursements shall be made during Construction from time to time as the Construction progresses, but no more frequently than once in each calendar month, except to pay interest from the Interest Reserve Budget Line Item in accordance with Section 10.4 or as Lender may otherwise permit in its sole discretion.  Hard Costs shall be disbursed as incurred, less the Retainage.  The General Contractor’s fee shall be disbursed on a pro rata basis according to the percentage of construction trade items (excluding general conditions, Contractor’s fees and the Contractor’s Contingency) completed.  All disbursements of Loan proceeds must be approved by Lender in its reasonable discretion based on costs expended as contained in the Budget.  Lender shall have no obligation to disburse funds if an Event of Default or material Default has occurred and is continuing.  Lender reserves the right to at any time to make disbursements into an escrow to be subsequently disbursed to Borrower by the Title Insurer.

Lender, through Lender’s Consultant and/or its own employees, may perform site inspections to confirm that progress on the Project conforms to the sworn statements, and that the Project is progressing within the Budget and the Approved Plans and Specifications.  Such inspections and confirmations are solely for the benefit of Lender and may not be relied upon by Borrower.  Upon such confirmation, and upon receipt of a title company’s commitment to issue a date down endorsement insuring the funds about to be disbursed, the Title Insurer shall disburse money to Borrower or General Contractor pursuant to the escrow agreement, or, after any default, directly to subcontractors or other payees.  Provided Lender receives complete and orderly draw requests, together with the appropriate lien waivers, it shall make every commercially reasonable effort to fund such requests within ten (10) Business Days.  No disbursements for costs arising under the General Contract for a particular component of the Project shall be made later than ninety (90) days after the applicable Completion Date for such component.

12.3 Documents to be Furnished for Each Disbursement.

As a condition precedent to each disbursement of the Loan proceeds (including the initial disbursement at the Full Opening of the Loan), Borrower shall furnish or cause to be furnished to Lender the following documents covering each disbursement, in form and substance reasonably satisfactory to Lender:

(a) A completed draw request in the form attached as Exhibit H hereto and made a part hereof, including a Borrower’s Sworn Statement executed by an Authorized Representative and a completed standard AIA Form G702 and Form G703 (or similar forms acceptable to Lender) signed by the General Contractor and certified by the Architect, together with General Contractor’s sworn statements and unconditional waivers of lien, and all Design Professionals’, consultants’, vendors’, contractors’, subcontractors’, material suppliers’ and laborers’ waivers of lien (except that partial lien waivers from subcontractors and Design Professionals may be delivered on a trailing thirty (30) day basis, except for the final disbursement to each subcontractor) substantiating each line item of the draw request and covering all work, paid with the proceeds of the prior draw requests, together with such invoices, contracts or other supporting data as Lender may reasonably require to evidence that all costs for which disbursement is sought have been incurred, to be followed by lien waivers for such draw no later than the subsequent draw request, so long as the Title Insurer provides Lender with a date down endorsement to the Title Policy as provided in Section 12.3(f) below;

(b) A sworn owner’s statement detailing the names of all suppliers, vendors, consultants and contractors with whom Borrower has contracted, amounts of contracts, amounts paid to date, and amounts of current payment and balances due, broken down in a consistent manner with the Budget;

(c) A Contractor’s statement detailing the names and addresses of all suppliers, contractors and its own forces contracted to perform work including amounts of contracts, amounts paid to date, change orders, amounts of current payment, Retainage, and balances due;

(d) The Contractor’s application and certification for payment executed by Borrower’s lead Design Professional;

(e) Paid invoices or other evidence reasonably satisfactory to Lender that fixtures and equipment, if any, have been paid for and are free of any lien or security interest therein;

(f) A date down endorsement to the Title Policy issued to Lender covering the date of disbursement and showing the Deed of Trust as a first, prior and paramount lien on the Project subject only to the Permitted Exceptions and real estate taxes that have accrued but are not yet due and payable and particularly that nothing has intervened to affect the validity or priority of the Deed of Trust.  If the Title Policy is subject to a pending disbursement endorsement, the amount of such endorsement must be increased to the full amount funded;

(g) A report from Lender’s Consultant (who shall be retained solely at Borrower’s expense) that contains an analysis satisfactory to Lender demonstrating the adequacy of the Budget to complete the Project, a confirmation that Construction is proceeding in accordance with the Construction Schedule and the Approved Plans and Specifications, and a certification as to amounts of Construction costs for the applicable requested funding, provided, however, that the opinion of Lender’s Consultant shall not be binding on Lender;

(h) Copies of any proposed or executed Change Orders on the standard AIA G701 form that have not been previously furnished to Lender;

(i) Copies of all construction contracts (including subcontracts) that have been executed since the last disbursement;

(j) Verification of expenditures for Soft Costs;

(k) All Required Permits not previously delivered to Lender;

(l) Upon commencement of sales, the Sales Report; and

(m) Such other instruments, documents and information as Lender or the Title Insurer may reasonably request.

12.4 Retainages.

At the time of each disbursement of Loan proceeds, ten percent (10%) of the draw request for Hard Cost Line Items in the Budget (excluding the General Contractor’s fee line item and the General Contractor’s general conditions) shall be withheld from the amount disbursed to the various contractors, subcontractors and material suppliers for costs of the Construction (the “Retainage”).  Once Lender determines, in its sole discretion, that any given Subcontract is 50% complete and all such work thereunder has been approved by Lender and Lender’s Consultant, no further Retainage for such Subcontract will be required.  Once Lender determines, in its sole discretion, that any given Subcontract is fully complete and all work thereunder has been approved by Lender and Lender’s Consultant, any Retainage payable under such Subcontract shall be released.  The remaining Retainage shall be disbursed when Borrower has satisfied the requirements set forth in Article 13 below.  Retainage may be witheld from tenant improvement work to be performed by Borrower on the same basis.  Notwithstanding the foregoing, Lender shall not withhold a Retainage for purchases of those materials set forth on Exhibit P attached hereto.

12.5 Disbursements for Materials Stored On-Site.

Any requests for disbursements that in whole or in part relate to materials, equipment or furnishings that Borrower owns and that are not incorporated into the Improvements as of the date of the request for disbursement, but are to be temporarily stored at the Project, shall be made in an aggregate amount not to exceed $3,000,000 with respect to materials covered by the General Contract plus $1,000,000 for materials under owner direct contracts other than the General Contract (such amounts are subject to increase at Lender’s reasonable discretion upon request of Borrower).  Any such request must be accompanied by evidence satisfactory to Lender that (a) such stored materials are included within the coverages of insurance policies carried by Borrower, (b) the ownership of such materials is vested in Borrower free of any liens and claims of third parties, and Lender has a purported security interest in such stored materials; (c) such materials are properly protected against theft or damage, (d) Lender’s Consultant has viewed and inspected the stored materials, and (e) in the opinion of Lender’s Consultant the stored materials are physically secured and can be incorporated into the Project within forty-five (45) days.

12.6 Disbursements for Off-site Materials.

Lender shall make disbursements for materials stored off-site, in which event all of the requirements of Section 12.5 shall be applicable to such disbursement, provided that the following additional requirements must have been complied with:  (a) such stored materials are stored in a bonded public warehouse or another facility acceptable to Lender in its sole discretion; (b) Borrower has caused any warehouseman (as defined in Section 7-102 of the Uniform Commercial Code) that possesses, holds or controls the stored materials to execute (i) a bailment letter in the form of Exhibit K and (ii) a non-negotiable warehouse receipt covering such stored materials in form sufficient to enable Lender to have perfected security interest therein and (c) Borrower has caused any party other than a warehouseman that possesses, holds or controls the stored materials to execute and deliver to Lender a bailment letter in the form of Exhibit L.  At any one time, the maximum amount of disbursements for materials stored offsite shall not exceed $3,000,000 with respect to materials  covered by the General Contract plus $3,000,000 for materials under owner direct contracts other than the General Contract (such amounts are subject to increase at Lender’s reasonable discretion upon request of Borrower).

12.7 Specific Limitation on Disbursements.

No amounts in the Budget shall be disbursed to Borrower, Guarantor, any direct or indirect beneficial owner of an interest in Borrower, Guarantor or any Affiliate of any of the foregoing, except for (a) the Developer Fee Budget Line Item equal to $6,000,000 (the “Permitted Affiliate Expenses”), which shall be paid, provided no Event of Default exists and the Loan is In Balance as follows: (i) $4,500,000, to be paid in equal monthly installments of $112,500 per month over Loan Term (or until such earlier time as such amount has been fully disbursed), and (ii) the remaining balance of $1,500,000 to be paid after the repayment in full of the Loan; and (b) a payment to Guarantor of up to $500,000 for a employee salary reimbursement for OCIP administration on behalf of Borrower.  Borrower shall have no right to borrow any portion of the developer’s fee referred to in clause (a)(ii) above from Lender.

All disbursements of Permitted Affiliate Expenses are subject to the same conditions precedent as apply to disbursements generally under this Agreement.

12.8 Disbursements Related to Commercial Space Leases.

Loan proceeds may be used to fund leasing commissions and tenant improvements with respect to Approved Leases, provided (a) the maximum cost to be funded with respect to each Commercial Space Lease shall not exceed (i) for tenant improvements, the dollar amount per Rentable Square Foot set forth on Exhibit Q attached hereto with respect to the type of space being leased (the “Allowable Tenant Improvements”), and (ii) for leasing commissions, $21.00 per Rentable Square Foot, and (b) the undisbursed amount in the (i) Tenant Improvements Budget Line Item must be sufficient to pay for the Allowable Tenant Improvements for all Commercial Space for which tenant improvements have not been paid, and (ii) the undisbursed amount in the Commercial Leasing Commissions Budget Line Item must equal at least $21 times the number of unleased Rentable Square Feet in the Commercial Space.  Borrower shall fund any excess as the first dollars to be funded for any Commercial Space, provided that cost savings in (i) tenant improvements for any one Commercial Space Lease may be reallocated to tenant improvements with respect to any other Commercial Space Lease, and (ii) leasing commissions for any one Commercial Space Lease may be reallocated to leasing commissions with respect to any other Commercial Space Lease.  In addition to any items to be provided by Borrower pursuant to Section 12.3 hereof, and as a condition precedent to the first advance for any tenant improvements pursuant to a Lease, Borrower shall furnish to Lender for approval a budget for the tenant improvements, an estimated schedule for the completion of the improvements, copies of all proposed contracts with trades or subcontractors relating to the completion of the tenant improvements, plans and specifications for the tenant improvements and such other documents and information which will demonstrate that the tenant improvements will be completed in accordance with the Lease and the Budget.  Borrower shall also promptly provide to Lender proof of payment of all leasing commissions.

12.9 Delivery of Subcontracts.  »

Borrower shall deliver to Lender by the deadlines specified in Exhibit N those certain fully-executed Subcontracts for the trades and divisions set forth on Exhibit N, which Subcontracts shall be in form and substance satisfactory to Lender in its reasonable discretion.  The receipt of Subcontracts by the applicable deadline as set forth in Exhibit N shall be a condition to funding any then-pending or forthcoming draw request.

Article 13

FINAL DISBURSEMENT FOR CONSTRUCTION

13.1 Final Disbursement for Construction.

Lender will advance to Borrower the final disbursement for the cost of the Construction (including retainages not yet disbursed) when the following conditions have been complied with, provided that all other conditions in this Agreement for disbursements have been complied with:

(a) The Improvements have been fully completed and equipped substantially in accordance with the Approved Plans and Specifications free and clear of materialmen’s liens and security interests and are ready for occupancy;

(b) Borrower shall have furnished or caused to be furnished to Lender “all risks” casualty insurance and windstorm and flood insurance each in form and amount and with companies reasonably satisfactory to Lender in accordance with the requirements contained herein;

(c) Borrower shall have furnished to Lender copies of all licenses and permits required by any Governmental Authority having jurisdiction for the occupancy of the Improvements and the operation thereof, including a final certificate of occupancy from the municipality in which the Project is located or a temporary certificate of occupancy, so long as (i) Residential Units may still be sold and occupied, (ii) the Hotel is open and operating in accordance with the Hotel Documents, (iii) the Commercial Space may still be rented and/or sold and occupied, and (iv) the Venue is open and operating in accordance with the management agreement reviewed and approved by Lender in accordance herewith;

(d) Borrower shall have furnished a plat of survey covering the completed Improvements in compliance with Section 8.1(d);

(e) All fixtures, furnishings, furniture, equipment and other property required for the operation of the Project shall have been installed free and clear of all liens and security interests, except in favor of Lender;

(f) Borrower shall have furnished to Lender copies of all final waivers of lien (other than the liens that Borrower is contesting and has insured or bonded over in accordance with Section 15.1(f) of this Agreement), and sworn statements from contractors, subcontractors and material suppliers and an affidavit from the General Contractor in accordance with the mechanic’s lien law of the State or as otherwise established by Lender;

(g) Borrower shall have furnished to Lender a certificate from the Architect or other evidence satisfactory to Lender in Lender’s sole discretion dated at or about the Completion Date stating that (i) the Improvements have been completed substantially in accordance with the Approved Plans and Specifications, and (ii) the Improvements as so completed comply with all applicable Laws in all material respects; and

(h) Lender shall have received a certificate from Lender’s Consultant for the sole benefit of Lender that the Improvements have been satisfactorily completed substantially in accordance with the Approved Plans and Specifications.

Borrower shall comply with and satisfy each of the foregoing final disbursement conditions contained in this Section 13.1 within ninety (90) days after the Completion Date.

Article 14

SALE OF RESIDENTIAL UNITS OR OTHER PORTIONS OF THE PROJECT

14.1 Price List Schedule.

Borrower has submitted to Lender for its written approval a Price List Schedule (the “Price List Schedule”) stating, at a minimum, a detailed breakdown of each condominium Residential Unit’s size, type, location and gross sales price (“List Price”) for each Residential Unit (including, but not limited to, a weighted average gross sales price (excluding Parking Spaces and Upgrades) of not less than $620 per Saleable Square Foot for each Residential Unit).  The approved Price List Schedule is attached to this Agreement as Exhibit M.  No changes to the approved Price List Schedule shall be permitted without Lender’s prior written approval, in Lender’s sole and reasonable discretion.  The List Prices for each Residential Unit include the price of one (1) Parking Space per bedroom in such Residential Unit, up to two (2) Parking Spaces per Residential Unit, except for the penthouse Residential Units, which are each allocated three (3) Parking Spaces but does not include storage space.  Of the 306 Parking Spaces allocated to the Residential Units collectively, 300 Parking Spaces shall be included in the List Prices of such Residential Units as set forth above, and 6 Parking Spaces (the “Excess Parking Spaces”) shall not be included in the List Price of any Residential Unit and shall be available for sale at an additional charge.

14.2 Sales Agreements.

Each Residential Unit shall be sold under a written agreement (the “Sales Agreement”) in the form of the sales agreements attached hereto as Exhibit O, or on a form otherwise approved by Lender, in its sole discretion in all material respects conforming to all Laws, including those requiring disclosures to prospective and actual buyers.  Lender has previously approved the form of the Sales Agreement to be used for such Residential Unit sales, which form of sales contract is attached hereto as Exhibit O.  No Residential Unit may be leased, sold or conveyed under any lease, conditional sales contract or other arrangement where Borrower retains a deferred portion of the purchase price or any residual or contingent interest in the Residential Unit, including any purchase money security interest, without the express prior written consent of Lender in each instance.  All agreements (each, also a “Sales Agreement”) with respect to the sale of any portion of the Project other than the Residential Units shall be subject to the prior written approval of Lender in its reasonable discretion. Borrower shall deliver to Lender a copy of each executed Sales Agreement within thirty-one (31) days of its execution.  Borrower shall promptly enforce the obligations of the purchasers under each Sales Agreement upon default by any such purchaser, except as lender may otherwise agree in writing in its reasonable discretion.

14.3 Purchaser Deposits.

(a) On or before Closing (as to earnest money deposits received prior to Closing), and promptly after receiving any additional deposits made by the Residential Unit Purchasers from time to time (as to earnest money deposits received following Closing), Borrower shall deposit with Armbrust & Brown, L.L.P. and Heritage Title Company of Austin, Inc., jointly and severally, as escrow agent (or any successor agent approved by Lender in writing in its sole discretion) (together, jointly and severally, the “Escrow Agent”), in accordance with the Escrow Agreement, a copy of which has been delivered to Lender, and shall cause Escrow Agent to maintain in one or more accounts titled in the name and subject to the control of Escrow Agent all earnest money deposits paid by Residential Unit Purchasers under the Sales Agreements (the “Earnest Money Deposits”).  At Lender’s option, Borrower shall require Escrow Agent to use Lender as the depository bank for all deposits, and in such case, the deposits shall be placed in an interest bearing account.  Such account(s) shall bear interest at a rate comparable to the rate provided by Escrow Agent.

(b) Borrower shall require all Residential Unit Purchasers to make cash Earnest Money Deposits of at least ten percent (10%) of the gross sales price at the time of contract execution.  If Earnest Money Deposits are held by an Escrow Agent, Borrower shall cause Escrow Agent to deliver to Lender within seven (7) days of the end of each calendar month a statement indicating the amount of funds on deposit representing Earnest Money Deposits, together with information on the date of deposit, and to which Residential Unit all such deposits apply.  Borrower shall not accept any non-cash Earnest Money Deposits or Upgrade Deposits.  Borrower shall not be permitted to use or apply the Earnest Money Deposits prior to the closing of the sale of a Residential Unit, whereupon the Earnest Money Deposit shall be considered part of the Net Sales Proceeds and applied as set forth in Section 14.9.

(c) If a Residential Unit Purchaser desires to alter the Approved Construction Finish Standards, which results in additional costs to Borrower to complete a Residential Unit (an “Upgrade”), Borrower shall require such Residential Unit Purchaser to deposit funds with Lender prior to the commencement of any work relating to such Upgrade (the “Upgrade Deposit”).  Borrower shall require Residential Unit Purchasers to make Upgrade Deposits equal to one hundred percent (100%) of the cost to Borrower of such Upgrade.  All Upgrade or Residential Unit customization costs shall be subject to Lender’s approval if such costs for any Residential Unit are in excess of Forty Dollars ($40.00) per Saleable Square Foot.   Loan proceeds shall not be available for payment of costs incurred in connection with Upgrades or customization items, the sole responsibility for such costs being with Borrower.  So long as permitted under applicable law, Lender shall permit Borrower to use Upgrade Deposits to perform such Upgrades.  To the extent that the amount of Upgrade Deposit on deposit with Lender is not sufficient to pay in full the costs of any such Upgrades when due, Borrower shall promptly deposit with Lender an additional Equity Investment equal to the costs of the Upgrade.  Such deposit will be required at the time of the execution of the Sales Agreement containing the Upgrade.  Lender shall also be entitled to inspect any Upgrade work, and shall be entitled to review and approve reasonable supporting documentation with respect to such Upgrade work, in a manner commensurate with other Hard Cost disbursements before approving payment therefor.

(d) The Deposits shall be segregated from other funds and shall be held, applied or returned, as applicable, in accordance with the terms of the respective Sales Agreement and applicable Laws.  To the extent Borrower becomes entitled to retain any Deposits that have not been previously applied in accordance herewith (i.e. upon the forfeiture of any deposit by a Residential Unit Purchaser), such amounts shall be paid to Lender and applied to the Loan.  To the extent that a Residential Unit Purchaser becomes entitled to return of its Deposits under its Sales Agreement or under applicable Laws, so long as the Upgrade Deposit has not already been spent by Borrower, Borrower shall be entitled to notify either Lender or the Escrow Agent, as applicable, and withdraw from the escrow account such Deposit for return to the Residential Unit Purchaser, with a copy of such notice to be simultaneously sent to Lender if Deposits are held by an Escrow Agent.  The Escrow Agent may not be changed without the prior written consent of Lender. Notwithstanding the foregoing, Lender hereby acknowledges and agrees that Borrower’s rights to the Deposits are subject to the rights of the Residential Unit Purchasers to such Deposits as set forth in the Sales Agreements, the Escrow Agreement and under applicable Law, and that Lender or the Escrow Agent, as the case may be, may be obligated to return the Deposits to such Residential Unit Purchasers when and as so required even if an Event of Default exists.

(e) Borrower hereby grants to Lender a security interest in all of Borrower’s right, title and interest in and to the Deposits and all accounts holding any such deposits from time to time.  Upon request by Lender, Borrower shall promptly provide to Lender such documentation as Lender determines is necessary to confirm and perfect such security interest.  Such security interest is subject to the rights of Residential Unit Purchasers in and to such Deposits in accordance with the terms of their respective Sales Agreements and applicable Laws.

14.4 Residential Unit Sales.

Borrower may enter into Sales Agreements and sell Residential Units without Lender’s prior written consent only if:

(a) A Sales Agreement is executed with the Residential Unit Purchaser, the form and substance of which does not materially differ from the form of sales contract attached hereto as Exhibit O and approved by Lender in writing and that otherwise conforms to the requirements of this Agreement, and Borrower has not entered into any side agreements relating to the purchase of the Residential Units with any Residential Unit Purchaser.

(b) The Sales Agreement requires full payment in cash not later than closing, with no purchase money financing provided by Borrower, and the sale of the Residential Unit is for a base price (including one (1) Parking Space per bedroom in such Residential Unit, up to two (2) Parking Spaces per Residential Unit, except for the penthouse Residential Units, which are allocated three (3) Parking Spaces per Residential Unit) that is greater than or equal to 90% of such Residential Unit’s List Price set forth in the Price List Schedule, excluding from such base sale price any Upgrades and any seller concessions or discounts;

(c) The Sales Agreement requires non-refundable earnest money of at least ten percent (10%) of the gross sales price to be deposited with Lender or the Escrow Agent in accordance with Section 14.3 hereof;

(d) The Residential Unit Purchaser is not affiliated with Borrower or Guarantor, and no more than two Residential Units may be purchased by any single Residential Unit Purchaser or its Affiliates without Lender’s prior approval, except that up to nine (9) Residential Units may be sold to Affiliates of Borrower or Guarantor;

(e) The Sales Agreement must not be cancelable or contain any unexpired contingencies except as set forth in Exhibit O;

(f) The Sales Agreement must not include a Residential Unit completion, delivery, or closing date which gives the Residential Unit Purchaser the ability to cancel or terminate the Sales Agreement.  Notwithstanding the foregoing, the Sales Agreement may include an outside estimated Project completion date that is no earlier than one (1) year following the completion date for the floor upon which such Residential Unit is to be located, as stated in the construction schedule attached to the General Contract, plus extensions for Unavoidable Delay;

(g) The Sales Agreement clearly identifies any Upgrade required to be provided by Borrower, as seller, which Upgrade and Upgrade Deposit shall comply with the requirements hereof and all Laws;

(h) The Sales Agreement is not assignable by the Residential Unit Purchaser, except to an Affiliate of the Residential Unit Purchaser;

(i) [Intentionally Omitted];

(j) Subject to subsection (k) below, the Sales Agreement stipulates that, in the event that the Residential Unit Purchaser fails to perform thereunder, Borrower shall be entitled to the full amount of the Earnest Money Deposit and Upgrade Deposit and can sue the Residential Unit Purchaser to collect any unpaid portion of such Earnest Money Deposit; and

(k) The Sales Agreement complies with ILSA through a HUD filing, not through an exemption or exception, and complies with all other local and state regulations applying to condominium sales.  Lender shall have received an executed acknowledgement by each Residential Unit Purchaser stipulating that prior to the date of the Sales Agreement acceptance, Residential Unit Purchaser received a copy of the Property Report which has been accepted for filing by HUD.  The Sales Agreement must not be dated earlier than the effective date on which HUD accepted the Statement of Record.  In addition, Lender shall have approved the specific terms of the form contract, which shall contain provisions required by ILSA including:

(i) A statement that the Residential Unit Purchaser may revoke the Sales Agreement for a period of seven (7) days from the date of signing, or if applicable state law provides for a longer period, the longer period shall be stated.

(ii) A statement that if the Residential Unit Purchaser has not received the ILSA Property Report prior to executing the Sales Agreement, the Sales Agreement shall be revocable for two (2) years from the date the Sales Agreement was signed by Residential Unit Purchaser.

(iii) A provision which states that if the Residential Unit Purchaser defaults under the terms of the Sales Agreement, the Residential Unit Purchaser shall receive written notice of default, and shall have a period of twenty (20) days from the date of the notice to cure the default.

(iv) Damages payable to Borrower under the Sales Agreement must conform to the limitations in ILSA, which generally limit damages to the greatest of 15% liquidated damages or actual damages.

“Qualifying Sales Agreement” shall mean (i) an agreement meeting all of the conditions required by this Agreement, and (ii) those certain Sales Agreements delivered to Lender prior to the date of this Agreement, despite the failure of such Sales Agreements to comply with the requirements of Sections 14.4(d), (e) (f) and (h) above. Borrower shall not, without the prior written consent of Lender, enter into any Sales Agreement that is not a Qualifying Sales Agreement, or any other documentation pertaining to the sale of any portion of the Project; provided, however, that Borrower may enter into a Qualifying Sales Agreement subject to a commercially reasonable financing contingency for up to sixty (60) days provided such Qualifying Sales Agreements will not be deemed Qualifying Sales Agreements until the expiration or satisfaction of the Deed of Trust contingency.  Borrower shall not terminate a Qualifying Sales Agreement for any reason other than the default of the Residential Unit Purchaser thereunder without Lender’s prior written consent.

14.5 Sales Operations and Seller’s Obligations.

Borrower shall at all times maintain adequate marketing capability, and shall timely perform all obligations required to be performed by it under each Sales Agreement.

14.6 Delivery of Sales Information and Documents.

Within ten (10) days after the end of each month, Borrower shall deliver to Lender a sales report (the “Sales Report”) showing (a) each Residential Unit under contract for sale, including the date of the contract, the Residential Unit number, the base contract price plus the charge for Upgrades, the amount of the Earnest Money Deposit and, if applicable, the Upgrade Deposit, and the date expected to close; and (b) for each Residential Unit closed, the Residential Unit number, the base contract price plus the charge for Upgrades, the date closed, and the Net Sales Proceeds paid to Lender; and (c) for each Sales Agreement cancelled by a Residential Unit Purchaser, the Residential Unit number, the date cancelled, the reason the contract was cancelled by the Residential Unit Purchaser and a statement regarding whether the Earnest Money Deposit was returned to the Residential Unit Purchaser or retained by Borrower (and remitted to Lender).  Borrower shall also promptly deliver to Lender such other sales information and documents that Lender from time to time may reasonably request, including operating statements, all new Sales Agreements, and notice of or information regarding any claimed breach or disavowal of buyer’s or seller’s obligations under any one or more Sales Agreements.

14.7 Borrower’s Acknowledgment Regarding Buyer Financing.

Borrower acknowledges that Lender is not committed to provide any financing to or for the buyers of any individual Residential Units.

14.8 Condominium Regime.

Borrower shall promptly, and in any event (a) prior to the closing of the first purchase and sale of any Residential Unit, cause the Condominium Documents to be filed or recorded, as appropriate, and (b) prior to Lender’s execution of any partial release of the Deed of Trust, cause the Master Condominium Declaration to be recorded.  Prior to recording or filing any documents, Borrower shall submit to Lender for Lender’s final review and reasonable approval, executed copies of the proposed Condominium Documents, which, once approved, shall be filed or recorded, as applicable.  If such documents have been submitted to and approved by Lender prior to the Full Loan Opening Date, any changes or additions to such documents from those submitted to Lender prior to the Full Loan Opening Date shall be subject to Lender’s consent, which consent shall not unreasonably be withheld.  Borrower shall on an ongoing basis comply with all requirements of ILSA and all other applicable Laws relating to the sale or marketing of the Residential Units.  Without limiting the generality of the foregoing, Borrower shall (i) timely file its Annual Report of Activity with HUD each year during the term hereof; (ii) pay any fees in connection therewith before the due date; (iii) deliver financial statements to HUD within one hundred and twenty (120) days after the close of Borrower’s fiscal year; and (iv) amend the HUD Property Report to reflect any change in any material representation of a material fact required in the Statement of Record within fifteen (15) days of learning of the change.  Borrower shall deliver to Lender (simultaneously with delivery to the applicable governmental authority) copies of all filings and notices delivered to HUD in accordance with ILSA, and Borrower shall, within five (5) Business Days after receipt thereof, deliver to Lender all notices, requests, correspondence and demands delivered by HUD, the State of Texas or the City of Austin to Borrower.  Borrower shall not amend the HUD Property Report or the City or State Property Report without Lender’s prior written consent.  Provided that no Event of Default exists, Lender, prior to the initial conveyance of Residential Units, shall execute such subordinations of the Deed of Trust and other documents as are needed to permit the recordation or filing of such documents.  Prior to such execution by Lender and as a condition thereto, Borrower shall furnish to Lender a copy of (a) a notice sent by Borrower to the condominium association informing the association of Lender’s rights under the declaration as a beneficiary under the Deed of Trust and furnishing the association with Lender’s address for notice purposes, (b) resignations of all Borrower-appointed directors and officers, which Lender may deliver at any time an Event of Default exists, and (c) such other documents in connection with the establishment of such condominium regime as Lender reasonably requests.

Borrower shall not permit control of any condominium association to be turned over to the Residential Unit owners more than thirty (30) days prior to the date that is required by Texas law.

14.9 Release of Residential Units.

(a)  At Borrower’s request upon the closing of a Residential Unit sale, Lender shall issue a partial release of the Residential Unit from the Deed of Trust, so long as all of the following conditions are satisfied at the time of, and with respect to, the partial release:

(i) The Master Declaration of Condominium and the Residential Condominium Declaration have each been recorded in the public records of Travis County, Texas;

(ii) No Event of Default exists;

(iii) Such sale is pursuant to a Qualifying Sales Agreement;

(iv) Lender has been paid, in immediately available funds, a Release Price (defined below) for the Residential Unit in an amount determined as set forth below to be applied to the Loan as set forth in Section 14.10;

(v) Lender receives a copy of the closing statement and applicable Residential Unit release no later than 9:00 a.m. (Chicago time) at least one (1) Business Day prior to any Residential Unit sale; and

(vi) All escrow, closing and recording costs have been paid at no expense to Lender.

(b) The execution of a Sales Agreement shall not by itself satisfy the conditions for release of the Residential Unit that is being sold; those conditions must be satisfied in full at the time the Residential Unit is to be released.

(c) If Lender does not require satisfaction of all of the conditions described above before releasing one or more Residential Units, that alone shall not be a waiver of such conditions, and Lender reserves the right to require their satisfaction in full before releasing any further Residential Units from the Deed of Trust.

(d) The “Release Price” for a Residential Unit (including one (1) Parking Space per bedroom in such Residential Unit, up to two (2) Parking Spaces per Residential Unit, except for the penthouse Residential Units, which are each allocated three (3) Parking Spaces ) shall be the greatest of (x) 100% of Net Sales Proceeds from the sale of the applicable Residential Unit and associated Parking Spaces (including any additional charge or fee in excess of the purchase price payable to Borrower or its Affiliates), (y) 90% of the gross sales proceeds, exclusive of any extras and/or Upgrades, plus 100% of any Upgrade Profits for such Residential Unit, and (z) 90% of the Sales Agreement contract sales price (excluding the selling price of any extras and/or Upgrades, and without accounting for sales commissions paid from the Project Budget), plus 100% of any Upgrade Profits for such Residential Unit.

(e) Borrower shall pay all reasonable costs and expenses associated with the sale of the Residential Unit, including title expenses, reasonable legal fees, brokerage and sales commissions and other closing costs, from the portion of the sales price in excess of such

Release Price and, if such excess is insufficient for such purpose, shall pay such excess costs from its own funds.

(f) If requested by Lender, Borrower shall also deposit with Lender (to the extent not required to be deposited in condominium association bank accounts) all amounts deducted or set aside for real estate taxes or retained for assessments or working capital (and pledges its interest in such account(s) to Lender).  Lender shall hold such amount subject to the rights of Residential Unit Purchasers and the condominium association therein, provided, however, Lender shall permit Borrower to use the funds deposited in such accounts for their legally required purposes.

14.9A                      Sales of Parking, Storage, Commercial Space or Venue.

(a) The Hotel may be released from the Deed of Trust during the term of the Loan in accordance herewith.  The Venue and the Commercial Space may be subject to release from the Deed of Trust, provided that, in addition to the satisfaction of the other conditions of this Section 14.9A, the Venue and the Commercial Space must be released concurrently.  Borrower shall provide for Lender’s prior review and written approval any agreement for the sale of any Excess Parking Space, Storage, Hotel, and/or Venue and Commercial Space, and Borrower shall obtain Lender’s consent thereto prior to executing such sale agreement.  Lender’s consent and approval under this paragraph shall not be unreasonably withheld or delayed.

(b) At Borrower’s request upon the closing of a sale of the Hotel, the Commercial Space or Venue, Lender shall issue a partial release of the portion of the Project from the Deed of Trust, so long as all of the following conditions are satisfied at the time of, and with respect to, the partial release:

(i) The Declaration of Condominium has been recorded in the public records of Travis County, Texas;

(ii) All rights of the declarant under the Declaration of Condominium shall remain with Borrower following the sale and release;

(iii) No Event of Default exists;

(iv) With respect to the Venue and Commercial Space only, Borrower shall have closed and conveyed, pursuant to Qualifying Sales Agreements, and Lender shall have received, Release Prices for such number of Residential Units totaling or exceeding 137,500 Saleable Square Feet of space; and

(v) Such other conditions as Lender shall reasonably require.

(c) The “Release Price” for:

(i) Any Excess Parking Space shall be the greater of (x) 100% of the Net Sales Proceeds for such Parking Space(s), and (y) $20,000 per Parking Space;

(ii) The storage space shall be the greater of (x) 100% of the Net Sales Proceeds for such storage space, and (y) $20 per square foot of such storage space;

(iii) The Venue and the Commercial Space, together, shall be the greater of: (x) 100% of the Net Sales Proceeds or proceeds of the third-party re-financing of such area, and (y) $20,000,000; and

(iv) The Hotel shall be the greatest of: (x) 100% of the Net Sales Proceeds or proceeds of the third-party re-financing of the Hotel, (y) $70,000,000, and (z) an amount, to be applied as a payment of principal, that, after payment of the Exit Fee and the escrow of Reinvested Proceeds, would be sufficient to reduce Lender’s Remaining Exposure to: (A) $175, multiplied by (B) the Saleable Square Feet in the Remaining Units.

14.10 Application of Sales Proceeds.

Except as otherwise expressly provided herein, all Release Prices received by Lender in connection with the sale of a Residential Unit or other component of the Project addressed in Section 14.9A above shall be applied by Lender as follows (regardless of any contrary order of payment specified by Borrower):

(a) First, with respect to Release Prices from Residential Units, to the payment of any Exit Fee then due, or, with respect to the Release Price from the Hotel, to the payment of the full Exit Fee;

(b) Second, the first $8,000,000 of aggregate Release Prices collected pursuant to closings that otherwise satisfy the terms and provisions of this Agreement (collectively, the “Reinvested Proceeds”) shall be held by Lender and shall be used by Lender (before funding from the Loan proceeds) to fund un-depleted line items in the Budget (except for the interest payable on the Loan, which shall be paid from the Interest Reserve Budget Line Item); provided, however, Lender shall not be required to disburse any Reinvested Proceeds unless: (i) the Initial Equity Investment has been contributed in accordance with Section 8.1(a) hereof, (ii) the Additional Equity Investment, if any, has been contributed, and (iii) all conditions set forth in Section 4.1(c) are satisfied.  Borrower hereby pledges to Lender all Reinvested Proceeds held by Lender from time to time as additional security for the Loan.

(c) Third, to the payment of principal then due and owing under the Note, until the amounts due thereunder have been paid in full; and

(d) Finally, to any other amounts payable to Lender under the Loan Documents, including any costs and expenses of Lender.

Notwithstanding the foregoing, (i) Lender may elect in its sole discretion to apply Release Prices proceeds first to payment of accrued interest (but shall never be obligated to do so, even if doing so would cure a default in the payment of interest) and (ii) if an Event of Default exists, Lender may apply all amounts received to the indebtedness under the Loan Documents in such order as Lender may elect in its sole discretion.

Article 15

OTHER COVENANTS

15.1 Borrower further covenants and agrees as follows:

(a) Full Opening of Loan on or Prior to Full Loan Opening Date.  Borrower shall cause all conditions precedent set forth in Article 8 and Section 9.1 of this Agreement, except those which are expressly required to be satisfied by a later date, to be satisfied on or before May 15, 2008.  Borrower shall cause all conditions precedent to the Full Opening of the Loan to be complied with, and Borrower shall qualify for Full Loan Opening, no later than January 1, 2010.  If Borrower fails to satisfy timely either of such requirements, an Event of Default shall exist and Lender may terminate its commitment to fund the Loan by written notice to Borrower.

(b) Compliance with Condominium Documents.  Once the Declaration of Master Condominium and/or Residential Condominium Declaration are recorded, and subject to the provisions of Section 82.112(b) of the Texas Uniform Condominium Act, Borrower shall pay all general and special assessments for common charges and expenses and insurance premiums made against or relating to the Residential Units owned by Borrower or otherwise payable by Borrower under the Condominium Documents as the same shall become due and payable and prior to delinquency, and not later than the tenth (10th) day of each month provide to Lender evidence of such payments, and in the event Borrower shall fail to make such payments as the same become due and payable and prior to delinquency, Lender may from time to time at its option, but without any obligation to do so and without notice or demand upon Borrower, make such payments, and all expenses paid by Lender for such purpose, including, without limitation, attorneys’ fees, shall be added to the outstanding principal amount of the Loan and shall be payable on demand and bear interest at the Default Rate until repaid.  Borrower shall not (and shall not permit any Borrower appointed directors), without the prior written consent of Lender (not to be unreasonably withheld or delayed), give any consent or perform any action in furtherance of any material modification or amendment of the Condominium Documents, including any modifications or amendments to the Condominium Documents which would permit a Residential Unit Purchaser to rescind its Sales Agreement under Texas Laws.  Borrower shall comply with all of the material terms, covenants and conditions on its part to be performed under the Condominium Documents, as the same shall be in force and effect from time to time; provided, however, that if Borrower fails to cure such non-compliance within any applicable cure periods provided in the Condominium Documents, Lender may from time to time at its option, but without any obligation to do so, cure or remedy any such default by Borrower (Borrower hereby authorizing Lender to enter upon the Project as may be necessary for such purposes), and all reasonable expenses paid by Lender for such purpose, including, without limitation, reasonable attorneys’ fees, shall be added to the outstanding principal balance of the Loan and shall be payable on demand and bear interest at the Default Rate until repaid.  Borrower shall deliver to Lender a true and complete copy of each and every notice of default, if any, received by Borrower with respect to Borrower under any of the Condominium Documents or applicable law regarding the condominium.  Borrower shall not (and shall not permit any Borrower appointed director to), without the prior written consent of Lender, exercise any right it may have to vote for (x) the expenditure of insurance proceeds (which are governed by Article 16 below) or condemnation awards for the repair or restoration of the Project or (y) any additions or improvements to the common elements of the Project.

(c) Construction of Improvements.  The Improvements shall be constructed and fully equipped in a good and workmanlike manner with materials of high quality, substantially in accordance with the Approved Plans and Specifications (or in accordance with any changes therein that may be approved in writing by Lender or as to which Lender’s approval is not required).  Such construction and equipping shall be commenced and completed, as applicable, and shall be prosecuted with due diligence and continuity in substantial accordance with the Construction Schedule, the requirements of all Sales Agreements and the Operating Agreement.  Without limiting the foregoing, Borrower shall commence construction by the Required Commencement Date, and shall substantially complete (i) the entire Project no later than the Completion Date applicable to the entire Project, and (ii) each particular portion of the Project no later than the Completion Date applicable to such portion.  The Completion Dates are not subject to extension for any reason, except that Lender may elect, but shall be under no obligation, to extend such dates at its sole discretion, but such election shall not constitute a waiver of Lender’s right to enforce any other Completion Date or a waiver of any of Lender’s remedies and shall not constitute any custom or course of dealing between the parties hereto.

(d) Payment for Work.  Borrower agrees to fully pay and discharge when due and payable all claims for labor done and material and services furnished in connection with the construction of the Project and to take all other steps to forestall the assertion of claims against the Project or the Loan.

(e) Inspection by Lender.  Borrower shall reasonably cooperate with Lender in arranging for inspections by representatives of Lender of the progress of the Construction from time to time including an examination of (i) the Improvements, (ii) all materials to be used in the Construction, (iii) all plans and shop drawings that are or may be kept at the construction site, (iv) any contracts, bills of sale, statements, receipts or vouchers in connection with the Improvements, (v) all work done, labor performed, and materials furnished in and about the Improvements, (vi) all books, contracts and records with respect to the Improvements, and (vii) any other documents relating to the Improvements or the Construction. Borrower shall cooperate with Lender’s Consultant to enable him to perform his functions hereunder and will promptly comply with Lender’s requirements and remove any defect regarding the Construction of the Improvements or the progress thereof.

(f) Materialmen’s Liens and Contest Thereof.  Borrower shall not suffer or permit any materialmen’s lien claims to be filed or otherwise asserted against the Project or any funds due to the General Contractor, and shall promptly discharge the same in case of the filing of any claims for lien or proceedings for the enforcement thereof, provided, however, that Borrower shall have the right to contest in good faith by appropriate legal proceeding and with reasonable diligence the validity of any such lien or claim, provided that Borrower posts a statutory lien bond over such lien.   Lender shall not be required to make any further disbursements of the proceeds of the Loan until any materialmen’s lien claims have been removed or bonded over, and Lender may, at its option, restrict disbursements to reserve sufficient sums to pay 125% of the face amount of the lien unless and until the lien is removed or bonded over.

(g) Settlement of Materialmen’s Lien Claims.  If Borrower shall fail promptly either (i) to discharge any such lien, or (ii) to post a statutory lien bond over such lien, in each case, within thirty (30) days after the filing of the lien, Lender may, at its election (but shall not be required to), procure the release and discharge of any such claim and any judgment or decree thereon and, further, may in its sole discretion effect any settlement or compromise of the same, or may furnish such security or indemnity to the Title Insurer, and any amounts so expended by Lender, including premiums paid or security furnished in connection with the issuance of any surety company bonds, shall be deemed to constitute disbursement of the proceeds of the Loan hereunder.  In settling, compromising or discharging any claims for lien, Lender shall not be required to inquire into the validity or amount of any such claim.

(h) Proceedings.  In addition to (and not in lieu of Borrower’s covenants set forth in Section 15.1(f)), if any action, claim or proceeding affecting title to the Land, the construction of the Project, Borrower, Guarantor, the rights of Lender under any Loan Document, or otherwise affecting the Project, be filed or commenced, then at the request of Lender, Borrower shall appear in and defend, at Borrower’s sole cost and expense, any such action or proceeding and, if applicable, Borrower shall insure or bond over such action, claim or proceeding in accordance with Section 15.1(f).  If Borrower fails to appear and defend any such action or proceeding, then Lender may commence, intervene in, and defend actions or proceedings affecting the Project or the transactions contemplated herein, and compromise or settle any claim or controversy pertaining thereto, employing legal counsel acceptable to Lender to defend such claims at Borrower’s sole cost, unless due to the willful misconduct of Lender.  Lender shall not be liable to Borrower for any action, error, mistake, omission or delay pertaining to the actions described in this Section or any damages resulting therefrom, unless due to the willful misconduct of Lender.  Any cost incurred by Lender under this Section shall be deemed to be expenses of the Loan payable by Borrower pursuant to Article 7 of this Agreement.

(i) Insurance.  Borrower shall cause insurance policies to be maintained in compliance with Exhibit E, or such other insurance requirements as may be reasonably required by Lender, at all times.  Borrower shall provide Lender, prior to the date hereof, a certificate(s) demonstrating appropriate insurance coverage(s), which shall demonstrate insurance coverage that meets or exceeds the requirements on Exhibit E.  Borrower shall timely pay all premiums on all insurance policies required hereunder, and as and when additional insurance is required, from time to time, during the progress of Construction, and as and when any policies of insurance may expire, furnish to Lender, premiums prepaid, additional and renewal insurance policies with companies, coverage and in amounts reasonably satisfactory to Lender in accordance with Exhibit E.

(j) Payment of Taxes.  Borrower shall pay all real estate taxes and assessments and charges of every kind upon the Project before the same become delinquent.  Borrower may use Loan proceeds for such purpose to the extent available in the Budget for such purpose upon meeting all conditions precedent set forth in this Agreement to any such disbursement.  Borrower shall have the right to pay such tax under protest or to otherwise contest any such tax or assessment, but only if (i) such contest has the effect of preventing the collection of such taxes so contested and also of preventing the sale or forfeiture of the Project or any part thereof or any interest therein, (ii) Borrower has notified Lender of Borrower’s intent to contest such taxes, and (iii) Borrower has deposited security in form and amount reasonably satisfactory to Lender, in its reasonable discretion, and has increased the amount of such security so deposited promptly after Lender’s request therefor.  If Borrower fails to commence such contest or, having commenced to contest the same, and having deposited such security required by Lender for its full amount, shall thereafter fail to prosecute such contest in good faith or with due diligence, or, upon adverse conclusion of any such contest, shall fail to pay such tax, assessment or charge, Lender may, at its election (but shall not be required to), pay and discharge any such tax, assessment or charge, and any interest or penalty thereon, and any amounts so expended by Lender shall be deemed to constitute disbursements of the Loan proceeds hereunder (even if the total amount of disbursements would exceed the face amount of the Note).  Borrower shall furnish to Lender evidence that taxes are paid at least five (5) days prior to the last date for payment of such taxes and before imposition of any penalty or accrual of interest.

(k) Tax Escrow Accounts.  After the earlier to occur of (i) an Event of Default or (ii) the Budget Line Item for real estate taxes having been exhausted (in either case, a “Triggering Event”), Borrower shall make monthly tax escrow deposits in the amount of one-twelfth (1/12) of one hundred ten percent (110%) of the annual real estate taxes as reasonably estimated by Lender, such deposit to be held in an interest bearing escrow account held by Lender in Lender’s name and under its sole dominion and control.  (If an Event of Default occurs and Lender requires real estate tax escrow deposits to be made, but such Event of Default is thereafter cured, then, so long as no other Triggering Event exists, Lender shall not require further real estate tax deposits to be made.)  If at any time Lender determines in its sole discretion that the amount of the monthly escrow payments made pursuant to this Section 15.1(k) are not sufficient to pay in full the next installment of real estate taxes then due, then upon written notice from Lender of the amount of any expected deficiency (and regardless of whether a Triggering Event then exists), Borrower shall then deposit funds equal to such amount with Lender.  All payments deposited in the escrow account, and all interest accruing thereon, are pledged as additional collateral for the Loan.  Notwithstanding Lender’s holding of the escrow account, nothing herein shall obligate Lender to pay any real property taxes with respect to any portion of the Project at any time an Event of Default exists.

(l) Personal Property.  All of Borrower’s personal property, fixtures, attachments and equipment delivered upon, attached to or used in connection with the Construction or the operation of the Project shall always be located at the Project and shall be kept free and clear of all liens, encumbrances and security interests, other than as otherwise permitted under the Loan Documents.

(m) Leasing Restrictions.  (i) Borrower shall not enter into any Leases pertaining to the Project without Lender’s prior written approval in its sole discretion.  Borrower shall provide Lender with a copy of any proposed Lease no less than ten (10) days prior to the proposed execution date of such Lease.  Lender’s approval of any Lease for the Commercial Space shall be predicated upon, among other things: (A) current tenant financial information in sufficient detail to assess the experience and credit worthiness of the tenant, (B) credit worthiness of tenant, (C) form and content of the Lease, including, among other things, tenant’s obligation to provide, at least annually, its financial information to Borrower, (D) tenant’s agreement to enter into an acceptable subordination, non-disturbance and attornment agreement, and (E) a minimum (7) seven year term, without any right to cancel prior to five (5) years; provided, however, Lender shall approve a five (5) year Lease term, but the tenant improvement funding permitted for such Lease shall be reduced proportionately.  Except as otherwise approved by Lender, each Lease must provide for a minimum triple net rent of $35 per Rentable Square Foot at all times throughout the term of the Loan, and, for purposes of calculating such rent, the total value of free rent, non-standard lease concessions and tenant improvements in excess of the budgeted amount will be amortized at a per annum rate of ten percent (10%) over the full term of the Lease, including any free rent period. The resulting amount will be deducted from the lowest stated rent at any point in the term of the Lease, and that figure must be equal to or greater than the minimum rent noted above.  Furthermore, Borrower will in no event offer more than six (6) months of free rent, tenant improvements in excess of twenty percent (20%) more than the budgeted amount, or other non-standard concessions unacceptable to the Lender.

(ii)           Borrower shall not execute any Lease without written acknowledgement of Lease approval by the Lender, except that Leases of Commercial Space covering not more than 1,500 Rentable Square Feet individually, and 8,000 Rentable Square Feet in the aggregate, and otherwise satisfying the leasing requirements set forth above may be entered into without Lender’s consent.  Lender shall endeavor to provide (i) preliminary approval or disapproval of any proposed Lease within five (5) Business Days of the receipt of all pertinent information needed for approval, and (ii) final approval or disapproval of any proposed lease transaction within ten (10) Business Days of the receipt of final proposed lease documentation and any other information needed for its decision, and Lender’s failure to approve a Lease within such ten (10) Business Day period shall be deemed its disapproval thereof.

(iii)           A Lease, which has been approved by the Lender (or as to which Lender’s approval is not required under the terms of clause (ii)), is hereinafter referred to as an “Approved Lease.”  Approval of a Lease shall not create a presumption that the Loan is In Balance as the result of excess tenant improvements or leasing commissions as set forth in Section 12.8 hereof.  To the extent that the Loan is not In Balance due to tenant improvements or leasing commissions in excess of the amount allowed pursuant to Section 12.8, Borrower shall deposit additional equity within ten (10) days following the execution of the Lease. An Approved Lease shall not be amended or modified (in any material respect) or terminated without the Lender’s prior written consent.

(iv) Borrower shall not accept any rental payment under any Approved Lease in advance of its due date, other than acceptance of a prepayment of the first month’s rent upon the execution of an Approved Lease.

(n) Defaults Under Leases.  Borrower will not suffer or permit any material breach or default to occur in any of Borrower’s obligations under any of the Leases, nor suffer or permit the same to terminate by reason of any failure of Borrower to meet any requirement of any Lease, including those requirements with respect to any time limitation within which any of Borrower’s work is to be done or the space is to be available for occupancy by the lessee.  Without limiting the generality of the foregoing, a default by Borrower under the terms of an Approved Lease that would allow the tenant to withhold or delay the payment of rent, or to terminate or cancel the Approved Lease, shall constitute a Default hereunder.  Borrower shall notify Lender promptly in writing in the event a tenant commits a material default under a material Lease.

(o) Lender’s Attorneys’ Fees for Enforcement of Agreement.  In case of any Event of Default hereunder, Borrower (in addition to Lender’s attorneys’ fees, if any, to be paid pursuant to Section 7.5) will pay Lender’s reasonable attorneys’ and paralegal fees (including, without limitation, any attorney and paralegal fees and costs incurred in connection with any litigation or bankruptcy or administrative hearing and any appeals therefrom and any post-judgment enforcement action including, without limitation, supplementary proceedings) in connection with the enforcement of this Agreement; without limiting the generality of the foregoing, if at any time or times hereafter Lender employs counsel (whether or not any suit has been or shall be filed and whether or not other legal proceedings have been or shall be instituted) for advice or other representation with respect to the Project, this Agreement, or any of the other Loan Documents, or to protect, collect, lease, sell, take possession of, or liquidate any of the Project, or to attempt to enforce any security interest or lien in any portion of the Project, or to enforce any rights of Lender or Borrower’s obligations hereunder, then in any of such events all of the reasonable attorneys’ fees arising from such services, and any expenses, costs and charges relating thereto (including fees and costs of paralegals), shall constitute an additional liability owing by Borrower to Lender, payable on demand.  Such attorneys’ fees and expenses shall include fees and expenses of Lender’s in-house counsel as specified in Section 7.5.

(p) Appraisals.  Lender shall have the right to obtain a new or updated Appraisal of the Project from time to time, but not more frequently than two (2) times after Closing, provided Lender shall have the right to obtain a new or updated Appraisal at any time a Default or Event of Default exists.  Borrower shall cooperate with Lender in this regard.  If the Appraisal is obtained to comply with this Agreement or any applicable law or regulatory requirement, or bank policy promulgated to comply therewith, or if an Event of Default exists, Borrower shall pay the reasonable costs for any such Appraisal upon Lender’s request.

(q) Financial Statements.

(i) Borrower and each Guarantor shall deliver or cause to be delivered to Lender annual financial statements with respect to Borrower and each Guarantor within ninety (90) days after the end of its fiscal year.  Guarantor’s financial statements shall be audited and Borrower’s financial statements shall be certified by Borrower’s managing member.  Guarantor and, after the opening of the Commercial Space and/or Venue, Borrower shall also each deliver to Lender quarterly financial statements within forty five (45) days after the end of each fiscal quarter. Each such quarterly financial statement shall be accompanied by a certification by an authorized financial officer of Guarantor as to Guarantor’s compliance with the Guarantor Financial Covenants and attaching information sufficient to demonstrate such compliance. All such financial statements shall be in a format approved in writing by Lender in Lender’s reasonable discretion and in substance acceptable to Lender.  Each financial statement shall be certified as true, complete and correct by its preparer and by Borrower or, in the case of each Guarantor’s financial statements, by the Guarantor to whom it relates.  Financial statements of each Guarantor shall include verifications, supporting schedules and additional statements as needed to substantiate the information contained in such statements.  In addition, such financial statements shall include disclosure of any pending or threatened litigation and judgments entered against Borrower or each Guarantor.  Borrower and each Guarantor shall deliver to Lender Borrower’s, each Guarantor’s, and each entity in which a Guarantor has a material interest, federal and state tax returns by April 15 of each year (except that if the date on which such returns may be filed is extended beyond April 15, then such entity shall provide Lender with a copy of the extension request and shall furnish such tax returns to Lender within thirty (30) days after the date such returns are filed).  Borrower shall inform Lender as to any filed or threatened

(in writing) litigation which would have a material adverse effect on Borrower’s or each Guarantor’s ability to perform their respective obligations under the Loan Documents promptly after learning thereof.  Borrower and each Guarantor shall provide such additional financial information as Lender reasonably requires.  Borrower shall during regular business hours permit Lender or any of its agents or representatives to have access to and examine all of its books and records regarding the development and operation of the Project and, in addition, agrees to provide Lender with copies of any purchase contracts pertaining to the Project.  Borrower agrees that Lender may retain an investigator to research available public records and information relating to Borrower, the principals of Borrower and each Guarantor.

(ii) Borrower shall furnish to Lender within three (3) Business Days of receipt from time to time each proposed budget and “Operating Plan” received from Hotel Operator.  Borrower shall not approve any such budget or Operating Plan without Lender’s prior written consent, to be granted or withheld in Lender’s reasonable discretion.

(iii) Borrower shall, within five (5) Business Days of receipt from time to time furnish to Lender all “Operating Reports” received under Section 10.2 of the Hotel Operating Agreement, all financial statements received under Section 10.3 of the Hotel Operating Agreement and all other material information or notices received from Hotel Operator.

(r) Sign and Publicity.  Upon Lender’s request, Borrower shall, at Lender’s sole cost and expense, promptly erect a sign approved in advance by Lender in a conspicuous location on the Project during the Construction indicating that the financing for the Project is provided by Lender, so long as such sign complies with Laws and requirements of all Governmental Authorities.  Lender reserves the right to publicize the making of the Loan.  Without limiting the foregoing, following Closing, Lender shall have the right to announce publicly in print or otherwise that Lender has made and closed the Loan to Borrower.  In connection therewith, Lender shall have the right to describe the Loan, including Borrower’s name, the type of loan and the amount thereof (but excluding the interest rate, the amounts of Lender’s fees and the specific nature of the non-recourse guaranty), and to identify the Project and the location thereof by way of description and/or photographs of the Project.

(s) Lost Note.  Upon Lender’s furnishing to Borrower an affidavit to such effect, Borrower shall, if the Note is mutilated, destroyed, lost or stolen, deliver to Lender, in substitution therefor, a new note containing the same terms and conditions as the Note

(t) Indemnification.  Borrower shall indemnify Lender, including each party owning an interest in the Loan and their respective officers, directors, employees and consultants (each, an “Indemnified Party”) and defend and hold each Indemnified Party harmless from and against all claims, injury, damage, loss, liability, cost and/or expense (including reasonable attorneys’ fees, costs and expenses) of any and every kind to any persons or property by reason of (i) the Construction; (ii) the sale, operation or maintenance of the Project; (iii) any claim with respect to application, disposition or return of any Earnest Money Deposit or Upgrade Deposit, (iv) any breach of representation or warranty, default or Event of Default under this Agreement or any other Loan Document or related Document; or (v) any other matter arising in connection with the Loan, Borrower, Guarantors, any Residential Unit Purchaser or Sales Agreement, or the Project.

No Indemnified Party shall be entitled to be indemnified against its own gross negligence or willful misconduct.  The foregoing indemnification shall survive repayment of the Loan.

(u) No Additional Debt; Mezzanine Loan.

(i) Except for the Loan, Borrower shall not incur or guarantee any indebtedness (whether personal or nonrecourse, secured or unsecured) other than customary trade payables paid within ninety (90) days after they are incurred.  Except for the liens securing the Loan and except for the Permitted Exceptions, Borrower shall keep the Project free and clear of liens, provided, however, mechanics’ liens may be contested in compliance with Section 15.1(f).

(ii) No mezzanine financing may be borrowed by Borrower or its constituent entities, except that Mezzanine Borrower shall be entitled to obtain a Mezzanine Loan upon delivery of forty-five (45) days’ prior written notice to Lender, provided (A) the identity of the Mezzanine Lender has been approved in writing by Lender, (B) Mezzanine Lender has executed the Mezzanine Loan Intercreditor Agreement, as prepared by Lender’s counsel in compliance with the requirements set forth in the definition of Mezzanine Loan Intercreditor Agreement, (C) the Mezzanine Loan Documents are acceptable to Lender in its reasonable discretion, (D) the Mezzanine Loan shall have been closed and the Qualifying Portion thereof shall have been fully funded for costs in the Budget, with evidence of such funding delivered to Lender, prior to Full Loan Opening, (E) Borrower shall have furnished to Lender current contact information for each of the individuals comprising the Mezzanine Lender, and (F) such other reasonable requirements of Lender have been satisfied.  Such right of Borrower to obtain a Mezzanine Loan shall expire unless such Mezzanine Loan has closed and the Qualifying Portion thereof has fully funded prior to Full Loan Opening.

(v) Compliance With Laws.  Borrower shall comply with all applicable requirements (including applicable Laws) of any Governmental Authority having jurisdiction over Borrower or the Project.

(w) Organizational Documents.  Borrower shall not, without the prior written consent of Lender, permit or suffer (i) a material amendment or modification of its organizational documents, (ii) the admission of any new member, partner or shareholder in violation of Section 17.2 of this Agreement, or (iii) any dissolution or termination of its existence.

(x) Furnishing Reports.  Upon Lender’s request, Borrower shall provide Lender with copies of all inspections, reports, test results and other information received by any Borrower, that in any way relate to the Project or any part thereof.

(y) Management Contracts.  Borrower shall not enter into, modify, amend, terminate or cancel any management, sales or marketing contracts for the Project, without the prior written approval of Lender, not to be unreasonably withheld or delayed.

(z) Furnishing Notices.  Borrower shall provide Lender with copies of all material notices pertaining to the Project received by Borrower from any Governmental Authority or insurance company within seven (7) days after such notice is received.  Borrower shall promptly notify Lender of any judgment entered against, or any material litigation filed against, Borrower or Guarantor.

(aa) Construction Contracts.  Borrower shall not enter into, materially modify or materially amend, or terminate or cancel any material contracts for the Construction, without the prior written approval of Lender.  Borrower shall not enter into any contract which would cause the Loan to cease to be In Balance.  Borrower will furnish Lender promptly after execution thereof, executed copies of all contracts between Borrower, architects, engineers and contractors and all subcontracts between the General Contractor or contractors and all of their subcontractors and suppliers, which contracts and subcontracts may not have been furnished pursuant to Section 9.1(a) at Closing.  The development agreement between the Borrower and Guarantor (or Guarantor’s Affiliate) may be modified without Lender’s consent so long as such modification does not materially adversely affect Lender and may be terminated upon satisfaction of the same conditions as are applicable to CJUF’s replacement of Stratus Block 21 Investments, L.P. as the managing member of Borrower under Section 17.2 below.

(bb) Correction of Defects.  Within five (5) days after Borrower acquires knowledge of or receives notice of a material defect in the Improvements or any material departure from the Approved Plans and Specifications, or any other requirement of this Agreement, Borrower shall proceed with diligence to correct all such defects and departures.

(cc) Hold Disbursements in Trust.  Borrower shall receive and hold in trust for the sole benefit of Lender (and not for the benefit of any other person, including, but not limited to, contractors or any subcontractors) all advances made hereunder directly to Borrower, for the purpose of paying costs of the Construction in accordance with the Budget.  Borrower shall use the proceeds of the Loan solely for the payment of costs as specified in the Budget.  Borrower shall pay all other costs, expenses and fees relating to the acquisition, equipping, use, sale and operation of the Project.

(dd) Foundation Survey.  Not later than thirty (30) days after completion of the foundation with respect to the Improvements, Borrower shall furnish to Lender a survey of the Land with the foundation of the Improvements located thereon satisfying the requirements set forth in Section 8.1(d).

(ee) Alterations.  Without the prior written consent of Lender, Borrower shall not make any material alterations to the Project (other than completion of the Construction in accordance with the Approved Plans and Specifications).

(ff) Cash Distributions.  Borrower shall not make any distributions to its partners or other equity holders, Guarantor or any Affiliate of Borrower or Guarantor until the Loan has been repaid, except for the disbursements set forth in Section 12.7 hereof.

(gg) Injunctive Proceedings.  If any proceedings are filed seeking to enjoin or otherwise prevent or declare invalid or unlawful the construction, sale, occupancy, maintenance or operation of the Project or the Residential Units, Borrower shall cause such proceedings to be diligently contested in good faith, and in the event of an adverse ruling or decision, shall prosecute all allowable appeals therefrom, and shall, without limiting the generality of the foregoing, resist the entry or seek the stay of any temporary or permanent injunction that may be entered and use commercially reasonable efforts to bring about a favorable and speedy disposition of all such proceedings.  Lender’s reasonable costs and disbursements (including attorney’s fees) in connection with any such proceedings, whether or not Lender is a party thereto, shall be deemed to be expenses of the Loan payable by Borrower in accordance with Article 7 of this Agreement.

(hh) Commencement of Work.  No work or Construction of any character shall be commenced upon, nor shall any materials be delivered to, the Project until (i) the Deed of Trust has been recorded in the records of Travis County, Texas and a file stamped copy thereof has been received by Lender, or, if work has commenced with Lender’s consent, the Title Insurer has agreed to insure Lender to Lender’s satisfaction and (ii) the subguard insurance required by Lender has been properly received and approved by Lender.

(ii) Operating Revenues.  In the event the Project produces gross operating revenues, Borrower shall establish with Lender (i) an interest bearing operating account for the Project (other than the Hotel) into which Borrower shall deposit all revenue associated with the Project (other than the Hotel), and from which Borrower shall make withdrawals to pay all operating expenses of the Project (other than the Hotel) and, to the extent of any remaining Net Operating Income, interest due on the Loan in accordance with Section 10.4, and (ii) an interest bearing Hotel revenue account into which Borrower shall deposit or shall cause to be deposited all Net Operating Income distributed by Hotel Operator to Borrower, and from which Borrower shall pay interest due on the Loan in accordance with Section 10.4.  Borrower’s failure to deposit operating revenues or Net Operating Income into such accounts as set forth above shall constitute an Event of Default hereunder.  In the event that Net Operating Income, together, in such accounts exceeds the monthly interest due, the then excess shall remain in the applicable account for the payment of future month’s interest. Borrower hereby pledges each such account and all funds on deposit therein to Lender.  Borrower hereby pledges, to the extent permitted by, and subject to the limits of, the Hotel Operating Agreement, all accounts to be established in accordance with the terms and provisions of the Hotel Operating Agreement, and all funds on deposit therein to Lender.  Prior to the opening of the Hotel, Borrower shall deliver, or shall cause to be delivered, to Lender, a control agreement from each depository bank with which each such Hotel operating account has been established substantially similar in form and substance to the reasonable form of same prepared by Lender’s legal counsel.

(jj) Environmental Remediation.  Borrower shall perform all recommended remediation set forth in those certain Environmental Reports, in each case, by the dates such remediation is recommended to be completed in such report, except in the case of the Waste Management Plan, with respect to which all recommendations must be complied with by Full Loan Opening; provided, however, that the water filtration system discussed in the Waste Management System shall be completed at such later date as is sufficient to comply with the recommendations of the Waste Management Plan, and same shall continue to be operated and maintained in accordance with the Waste Management Plan during the construction and operation of the Project.

(kk) Hotel Documents.  Borrower shall timely perform and comply with all of its obligations under the Hotel Documents and all other agreements with Hotel Operator, Starwood

Hotels & Resorts Worldwide, Inc., and their affiliates with respect to the Hotel, and shall keep all such agreements in full force and effect.  Borrower shall not modify, amend or terminate any such agreements without Lender’s prior written consent, to be given in its reasonable discretion.

(ll) Pre-sale Requirement.  The Pre-sale Requirement must remain satisfied throughout the Loan Term.

15.2 Single Purpose Entity Covenants.

Borrower hereby represents, warrants and covenants that without Lender’s prior written consent, which may be withheld in Lender’s sole discretion, and except as otherwise expressly permitted hereunder, Borrower has not, will not and shall not:

(a) engage in any business or activity other than the ownership, management, construction and operation of the Project;

(b) acquire or own any material assets other than the Project, and such incidental personal property as may be necessary for the operation of the Project;

(c) merge into or consolidate with any Person or entity or dissolve, terminate or liquidate in whole or in part, transfer or otherwise dispose of all or substantially all of its assets or change in its legal structure or acquire by purchase or otherwise all or substantially all the business or assets of, or stock or other evidence of beneficial ownership of, any Person, without in each case the prior written consent of Lender, which consent may be withheld or delayed in Lender’s sole and absolute discretion;

(d) fail to preserve its existence as an entity duly organized, validly existing and in good standing under the laws of the State of Delaware or without the prior written consent of Lender amend, modify, terminate or fail to comply with the provisions of Borrower’s formation documents, as same may be further amended or supplemented, if such amendment, modification, termination or failure to comply would adversely affect the ability of Borrower to perform its obligations under the applicable Loan Documents or jeopardize Borrower’s existence as a single purpose entity;

(e) own any subsidiary or make any investment in, any Person without the consent of Lender;

(f) commingle its assets with the assets of any of its Affiliates, or of any other Person;

(g) incur any debt, secured or unsecured, direct or contingent (including guaranteeing any obligation), other than other indebtedness expressly permitted under this Agreement, provided that any such debt is paid before such payments are past due;

(h) become insolvent and fail to pay its debts, liabilities and obligations of any kind, including all administrative expenses, from its own separate assets as the same shall become due;

(i) fail to maintain its records, books or accounts and bank accounts separate and apart from those of any Affiliate of Borrower, any Affiliate of a partner of Borrower and any other Person or entity;

(j) enter into any contract or agreement with any of its Affiliates except on terms and conditions that are intrinsically fair and substantially similar to those that would be available on an arms-length basis with third parties other than an Affiliate or as provided in this Agreement;

(k) seek the dissolution or winding up in whole, or in part, of Borrower;

(l) maintain its assets in such manner that it will be costly or difficult to segregate, ascertain or identify its individual assets from those of any partner, member, constituent, principal or Affiliate of Borrower, or any member, general partner, principal or Affiliate thereof, or any other person;

(m) hold itself out to be responsible for the debts of another Person except as specifically permitted in this Agreement;

(n) make any loans or advances to any third party, including any partner, member, constituent, principal or Affiliate of Borrower or any member, general partner, principal or Affiliate thereof;

(o) fail to file its own tax returns; provided, however, that Borrower may file a consolidated tax return with any of its Affiliates, but only because such consolidated tax return is required by applicable Laws, and provided such consolidated tax return includes footnotes identifying the separate assets or liabilities of Borrower and/or its Affiliates, as applicable;

(p) fail either to hold itself out to the public as a legal entity separate and distinct from any other Person or to conduct its business solely in its own name in order not (A) to mislead others as to the identity with which such other party is transacting business, or (B) to suggest that it is responsible for the debts of any third party (including any partner, principal, member of Affiliate or Borrower, or any partner, principal, member or Affiliate thereof) except as specifically permitted in this Agreement;

(q) fail to maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations;

(r) file or consent to the filing of any petition, either voluntary or involuntary, to take advantage of any applicable insolvency, bankruptcy, liquidation or reorganization statute, or make an assignment for the benefit of creditors;

(s) fail to maintain a reasonably sufficient number of employees in light of its contemplated business operations if any employees are required for the contemplated business operations;

(t) fail to allocate fairly and reasonably any overhead expenses that are shared with any of their respective partners, members, principals or Affiliates of Borrower, any guarantor or indemnitor, or any partner, member, principal or Affiliate thereof, including paying for office space and services performed by any employee of any of their respective partners, of any members, principals or Affiliates, any guarantor or indemnitor, or any partner, member, principal or Affiliate of any thereof;

(u) except to the extent required by generally accepted accounting principles or applicable law, fail to maintain separate financial statements, which shows its assets and liabilities, separate and apart from those of any other Person or entity and not have its assets listed in the financial statement of any other entity; or

(v) fail to correct any known misunderstanding regarding its separate identity.

15.3 Authorized Representative.

Borrower hereby appoints the Authorized Representative as its authorized representative for purposes of dealing with Lender on behalf of Borrower in respect of any and all matters in connection with this Agreement, the other Loan Documents, and the Loan.  The Authorized Representative shall have the power, in his discretion, to give and receive all notices, monies, approvals, and other documents and instruments, and to take any other action on behalf of Borrower.  All actions by the Authorized Representative shall be final and binding on Borrower.  Lender may rely on the authority given to the Authorized Representative until actual receipt by Lender of a duly authorized resolution substituting a different person as the Authorized Representative.  If Borrower appoints more than one Authorized Representative, the action of any one Authorized Representative shall be binding and sufficient.

Article 16

CASUALTIES AND CONDEMNATION

16.1 Lender’s Election to Apply Proceeds on Indebtedness.

(a) Subject to the provisions of Section 16.1(b) below, Lender may elect to negotiate, settle, collect, retain and apply upon the indebtedness of Borrower under this Agreement or any of the other Loan Documents all proceeds of insurance or condemnation (individually and collectively referred to as “Proceeds”) after deduction of all expenses of collection and settlement, including reasonable attorneys’ and adjusters’ fees and charges.  Lender shall have the right to participate with Borrower in negotiation of any settlement, adjustment or compromise of any claim arising in connection with a casualty to the Improvements or any condemnation of all or part of the Project; provided, however, if an Event of Default exists, Lender shall have the right to settle any claim without Borrower’s participation or consent.  Any Proceeds remaining after repayment of the indebtedness under the Loan Documents shall be paid by Lender to Borrower.

(b) Notwithstanding anything in Section 16.1(a) to the contrary, in the event of any casualty to the Improvements or any condemnation of part of the Project, Lender agrees to make available the Proceeds for restoration of the Improvements if (i) no Event of Default exists, (ii) all Proceeds are deposited with Lender, (iii) in Lender’s reasonable judgment, the amount of Proceeds available for restoration of the Improvements (together with undisbursed proceeds of the Loan, if any, allocated for the cost of the Construction and any sums deposited with Lender by Borrower for such purpose) is sufficient to pay the full and complete costs of such restoration, (iv) the cost of restoration does not exceed twenty percent (20%) of the stated amount of the Note, (v) if Lender determines that the cost of restoration exceeds $5,000,000, Lender determines in its reasonable discretion that the values set forth in the Appraisal reviewed and approved by Lender at Closing remain valid; (vi) in Lender’s reasonable determination, the Project can be restored to an architecturally and economically viable project in compliance with applicable Laws, (vii) Guarantor reaffirms the Completion and Carveout and the Limited Payment Guaranty in writing, (viii) Borrower shall have provided evidence reasonably acceptable to Lender that following restoration (and completion of the Project) the Pre-Sale Requirement will remain satisfied, (ix) the Hotel Documents, and the management agreement for the Venue, will each remain in full force and effect; and (x) in Lender’s reasonable determination, such restoration is likely to be completed so that the Residential Units sufficient to satisfy the Pre-sale Requirement may be delivered to all Residential Unit Purchasers prior to the outside delivery dates contained in their respective Sales Agreements and in any event not later than the Maturity Date.  On and after such time as the condominium is formed, Borrower agrees to vote its votes with respect to all unsold Residential Units (and to cause all Borrower appointed directors to vote their votes) in a manner consistent with the provisions of this Article 16.

16.2 Borrower’s Obligation to Rebuild and Use of Proceeds Therefor.

In case Lender does not elect to apply or does not have the right to apply the Proceeds to the indebtedness, as provided in Section 16.1 above, Borrower shall:

(a) Proceed with diligence to make settlement with insurers or the appropriate Governmental Authorities and cause the Proceeds to be deposited with Lender;

(b) In the event the Proceeds and the available proceeds of the Loan are insufficient to assure Lender that the Loan will be In Balance, promptly deposit with Lender any amount necessary to place the Loan In Balance; and

(c) Promptly proceed with the assumption of construction of the Improvements, including the repair of all damage resulting from such fire, condemnation or other cause and restoration to its former condition.

Any request by Borrower for a disbursement by Lender of Proceeds and funds deposited by Borrower shall be treated by Lender as if such request were for an advance of the Loan hereunder, and the disbursement thereof shall be conditioned upon Borrower’s compliance with and satisfaction of the same conditions precedent as would be applicable under this Agreement for an advance of the Loan.

Article 17

ASSIGNMENTS BY LENDER AND BORROWER

17.1 Assignments and Participations.

Lender may from time to time, with written notice to Borrower, sell the Loan and the Loan Documents (or any interest therein) and may grant participations in the Loan.  Borrower agrees to reasonably cooperate with Lender’s efforts to do any of the foregoing and to execute all documents reasonably required by Lender in connection therewith that do not materially adversely affect Borrower’s or Guarantor’s rights under the Loan Documents or materially increase Borrower’s or Guarantor’s obligations under the Loan Documents.

17.2 Prohibition of Assignments and Transfers by Borrower.

Borrower shall not assign or attempt to assign its rights under this Agreement and any purported assignment shall be void.  Without the prior written consent of Lender, in Lender’s sole discretion, Borrower shall not suffer or permit (a) any change in the ownership, or management or economic interests (whether direct or indirect) of the Project, or (b) any Transfer.  Notwithstanding the foregoing, (A) so long as CJUF continues to hold the ownership interest in Borrower which CJUF held at Closing and no monetary Event of Default then exists (including without limitation default in making a Deficiency Deposit), or if a monetary Event of Default does exist and is cured by Borrower or CJUF, CJUF may  with prior written notice to Lender (but without Lender’s consent) replace Stratus Block 21 Investments, L.P. as the managing member of Borrower (with Stratus Block 21 Investments, L.P. retaining its current ownership interest but as non-managing member), (B) even if a monetary Event of Default then exists, so long as CJUF continues to hold the ownership interest in Borrower which CJUF held at Closing, CJUF may request that Lender approve CJUF replacing Stratus Block 21 Investments, L.P. as managing member of Borrower (with Stratus Block 21 Investments, L.P. retaining its current ownership interest but as non-managing member), and Lender shall grant or deny such consent in its reasonable discretion, and (C) the following Transfers of interests as Borrower’s direct or indirect constituent entities shall be permitted without Lender’s consent:  (i) Transfers of direct or indirect interests in Canyon-Johnson Urban Fund II, L.P., (ii) Transfers of non-controlling interests in Guarantor, (iii) Leases permitted hereunder; and (iv) the sale and release of various components of the Project pursuant to Sections 14.9 and 14.9A hereof.  The sale and conveyance of Residential Units shall be permitted in accordance with Article 14 hereof.  Borrower may also dispose of immaterial quantities of personal property without Lender’s prior consent.

17.3 Prohibition of Transfers in Violation of ERISA.

In addition to the prohibitions set forth in Section 17.2 above, Borrower shall not assign, sell, pledge, encumber, transfer, hypothecate or otherwise dispose of its interest or rights in this Agreement or in the Project, or attempt to do any of the foregoing or suffer any of the foregoing, nor shall any party owning a direct or indirect interest in Borrower assign, sell, pledge, Deed of Trust, encumber, transfer, hypothecate or otherwise dispose of any of its rights or interest (direct or indirect) in Borrower, attempt to do any of the foregoing or suffer any of the foregoing, if such action would cause the Loan, or the exercise of any of Lender’s rights in connection therewith, to constitute a prohibited transaction under ERISA or the Internal Revenue Code or otherwise result in Lender being deemed in violation of any applicable provision of ERISA.  Borrower agrees to indemnify and hold Lender free and harmless from and against all losses, costs (including reasonable attorneys’ fees and expenses), taxes, damages (including consequential damages) and expenses Lender may suffer by reason of the investigation, defense and settlement of claims and in obtaining any prohibited transaction exemption under ERISA necessary or desirable in Lender’s sole judgment or by reason of a breach of the foregoing prohibitions.  The foregoing indemnification shall be a recourse obligation of Borrower and shall survive repayment of the Note, notwithstanding any limitations on recourse contained herein or in any of the Loan Documents.

17.4 Successors and Assigns.

Subject to the foregoing restrictions on transfer and assignment contained in this Article 17, this Agreement shall inure to the benefit of and shall be binding on the parties hereto and their respective successors and permitted assigns.

Article 18

TIME OF THE ESSENCE

18.1 Time is of the Essence.

Time is of the essence under this Agreement.

Article 19

EVENTS OF DEFAULT

19.1 Events of Default.

The occurrence of any one or more of the following shall constitute an “Event of Default” as said term is used herein:

(a) Failure of Borrower (i) (A) to make any principal payment when due, (B) to pay any interest within ten (10) days after the date when due or (C) to observe or perform any of the other covenants or conditions by Borrower to be performed under the terms of this Agreement or any other Loan Document concerning the payment of money, for a period of ten (10) days after written notice from Lender that the same is due and payable; or (ii) for a period of thirty (30) days after written notice from Lender, to observe or perform any non-monetary covenant or condition contained in this Agreement or any other Loan Documents, provided that if any such failure concerning a non-monetary covenant or condition is susceptible to cure and cannot reasonably be cured within said thirty (30) day period, then Borrower shall have an additional sixty (60) day period to cure such failure and no Event of Default shall be deemed to exist hereunder so long as Borrower commences such cure within the initial thirty (30) day period and diligently and in good faith pursues such cure to completion within such resulting ninety (90) day period from the date of Lender’s notice; and provided further that if a different notice or grace period is specified under any other subsection of this Article 19 with respect to a particular breach, or if another subsection of this Article 19 applies to a particular breach and does not expressly provide for a notice or grace period, the specific provision shall control.

(b) The disapproval by Lender or Lender’s Consultant at any time of any material aspect of the construction work and failure of Borrower to cause the same to be corrected to the satisfaction of Lender within the cure period provided in Section 19(a)(ii) above.

(c) (i) Failure of Borrower to commence Construction of the Project on or before the Required Construction Commencement Date, (ii) a discontinuance of the Construction for a period of twenty (20) consecutive days (other than by reason of Unavoidable Delays), or in any event a delay in the Construction of any component of the Project so that such component is not, in Lender’s sole judgment, likely to be completed on or before the applicable Completion Date, (iii) failure of Borrower to comply with the Construction Schedule resulting in a delay of more than ninety (90) days behind the Construction Schedule with respect to any material component of Construction, or (iv) failure to complete Construction of the all or any component of the Improvements substantially in accordance with the Approved Plans and Specifications (or in accordance with any changes therein that may be approved in writing by Lender or as to which Lender’s approval is not required) on or before the applicable Completion Date.

(d) The bankruptcy or insolvency of the General Contractor and failure of Borrower to procure a contract with a new contractor satisfactory to Lender within forty-five (45) days from the occurrence of such bankruptcy or insolvency.

(e) Any Transfer or other disposition in violation of Section 17.2 or 17.3.

(f) Any warranty, representation, statement, report or certificate made now or hereafter by Borrower or any Guarantor is untrue or incorrect in any material respect at the time made or delivered, provided that if such breach is reasonably susceptible to cure, then no Event of Default shall exist so long as Borrower cures said breach (i) within the notice and cure period provided in (a)(i) above for a breach that can be cured by the payment of money or (ii) within the notice and cure period provided in (a)(ii) above for any other breach.

(g) Borrower or any Guarantor shall commence a voluntary case concerning Borrower or any Guarantor under the Bankruptcy Code; or an involuntary proceeding is commenced against Borrower or any Guarantor under the Bankruptcy Code and relief is ordered against Borrower or any Guarantor, or the petition is controverted but not dismissed or stayed within sixty (60) days after the commencement of the case, or a custodian (as defined in the Bankruptcy Code) is appointed for or takes charge of all or substantially all of the property of Borrower or any Guarantor; or Borrower or any Guarantor commences any other proceedings under any reorganization, arrangement, readjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar Law of any jurisdiction whether now or hereafter in effect relating to Borrower or any Guarantor; or there is commenced against Borrower or any Guarantor any such proceeding that remains undismissed or unstayed for a period of sixty (60) days; or Borrower or any Guarantor fails to controvert in a timely manner any such case under the Bankruptcy Code or any such proceeding, or any order of relief or other order approving any such case or proceeding is entered; or Borrower or any Guarantor by any act or failure to act indicates its consent to, approval of, or acquiescence in any such case or proceeding or the appointment of any custodian or the like of or for it for any substantial part of its property or suffers any such appointment to continue undischarged or unstayed for a period of sixty (60) days.

(h) Borrower or any Guarantor shall make an assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts generally as they become due, or shall consent to the appointment of a receiver or trustee or liquidator of all of its property or the major part thereof or if all or a substantial part of the assets of Borrower or any Guarantor are attached, seized, subjected to a writ or distress warrant, or are levied upon, or come into the possession of any receiver, trustee, custodian or assignee for the benefit of creditors.

(i) Any Guarantor shall dissolve or its existence shall otherwise terminate.

(j) Any Guarantor shall breach any of the Guarantor Financial Covenants.

(k) Borrower is enjoined, restrained or in any way prevented by any court order from constructing or operating the Project or marketing or selling Residential Units for a period in excess of thirty (30) days.

(l) Failure by Borrower to (i) make any Deficiency Deposit to Lender within the time and in the manner required by Article 11 hereof, or (ii) deposit Net Operating Income into the operating account addressed in Section 15.1(ii)(i) or Hotel operating revenue into the Hotel operating account addressed in Section 15.1(ii)(ii).

(m) One or more final, unappealable judgments are entered against (i) Borrower in amounts aggregating in excess of $250,000, or (ii) against any Guarantor in amounts aggregating in excess of $250,000 for any Guarantor, and said judgments are not paid, stayed or bonded over within thirty (30) days after entry.

(n) Borrower or any Guarantor shall fail to pay any debt owed by it or him, as applicable, when due (either by maturity (without forbearance) or acceleration) to Lender or any other party (other than a failure or default for which Borrower’s maximum liability does not exceed $200,000 and any Guarantor’s maximum liability does not exceed $500,000).

(o) If a Material Adverse Change occurs with respect to Borrower, the Project or any Guarantor.

(p) Borrower shall fail to deliver the Insurance Policy within ninety (90) days after the date hereof.

(q) The Pre-Sale Requirement shall cease to be satisfied.

(r) Borrower shall default under the Hotel Documents and shall fail to cure such default within the shorter of (i) the applicable cure period set forth in Section 19.1(a), and (ii) the applicable grace or cure period set forth in the applicable Hotel Document, or any Hotel Document shall otherwise cease to be in full force and effect (or any other event occurring thereunder which would give the Hotel Operator the right to terminate a Hotel Document).

(s) Borrower shall default under the management agreement for the Venue reviewed and approved by Lender in accordance with this Agreement, and shall fail to cure such default within the applicable grace or cure period set forth in such management agreement, or such management agreement shall otherwise cease to be in full force and effect.

(t) Borrower shall fail to deliver to Lender any executed Subcontract required under Exhibit O within thirty days (30) following in the delivery date for such Subcontract as set forth in Exhibit O.

(u) The occurrence of any other event or circumstance identified as an Event of Default in this Agreement or under any of the other Loan Documents and the expiration of any applicable grace or cure periods, if any, specified for such Event of Default herein or therein, as the case may be.

Notwithstanding anything to the contrary set forth herein, in the event that any Event of Default shall occur with respect to Guarantor under Section 19.1(g), (h), (i), (j), (m), (n) or (o) (a “Guarantor Financial Default”), Borrower or Guarantor may cure such Event of Default by depositing with Lender, within ten (10) Business Days following Lender’s written notice to Borrower of such Event of Default, an irrevocable and unconditional letter of credit in the amount of Twenty Million Dollars ($20,000,000.00) from an issuer and otherwise in form and substance satisfactory to Lender in its sole discretion.  Once such letter of credit is deposited with Lender pursuant hereto and for so long as same remains in effect, no Guarantor Financial Default shall be considered an Event of Default hereunder.  Lender may draw upon such letter of credit and apply such drawn funds to the indebtedness under the Loan Documents in such order as Lender shall elect if an Event of Default occurs thereafter (except for a Guarantor Financial Default), or the letter of credit shall expire in less than thirty (30) days, or if the Loan is not paid in full on the Maturity Date.

Article 20

LENDER’S REMEDIES IN EVENT OF DEFAULT

20.1 Remedies Conferred Upon Lender.

Upon the occurrence and during the continuance of any Event of Default, Lender may pursue any one or more of the following remedies concurrently or successively, it being the intent hereof that none of such remedies shall be to the exclusion of any other:

(a) Take possession of the Project and complete the Construction and do anything that is necessary or appropriate in its sole judgment to fulfill the obligations of Borrower under this Agreement and the other Loan Documents, including either the right to avail itself of and procure performance of existing contracts or let any contracts with the same contractors or others.  Without restricting the generality of the foregoing and for the purposes aforesaid, Borrower hereby appoints and constitutes Lender its lawful attorney-in-fact with full power of substitution in the Project to complete the Construction in the name of Borrower; to use unadvanced funds remaining under the Note or that may be reserved, escrowed or set aside for any purposes hereunder at any time, or to advance funds in excess of the face amount of the Note, to complete the Construction; to make changes in the Plans and Specifications that shall be necessary or desirable to complete the Construction in substantially the manner contemplated by the Plans and Specifications; to retain or employ new general contractors, subcontractors, architects, engineers and inspectors as shall be required for said purposes; to pay, settle or compromise all existing bills and claims that may be liens or security interests, or to avoid such bills and claims becoming liens against the Project; to execute all applications and certificates in the name of Borrower prosecute and defend all actions or proceedings in connection with the Improvements or Project; and to do any and every act that Borrower might do in its own behalf; it being understood and agreed that this power of attorney shall be a power coupled with an interest and cannot be revoked;

(b) Withhold further disbursement of the proceeds of the Loan and/or terminate Lender’s obligations to make further disbursements hereunder;

(c) Declare the Note to be immediately due and payable;

(d) Use and apply any monies or letters of credit deposited by Borrower with Lender, regardless of the purposes for which the same was deposited, to cure any such default or to apply on account of any indebtedness under this Agreement that is due and owing to Lender;

(e) Fund proceeds of the Loan to Guarantor to complete the Project (if Guarantor is entitled to receive such proceeds under the Completion and Carveout Guaranty or Lender otherwise elects to fund such proceeds to Guarantor), and in such event such proceeds shall be considered disbursements of the Loan, whether or not requested by Borrower (Borrower’s authorization of such disbursements being deemed given hereby);

(f) Assess interest on all amounts outstanding under the Note at the Default Rate; and

(g) Exercise or pursue any other remedy or cause of action permitted under this Agreement or any other Loan Documents, or conferred upon Lender by operation of Law.

Notwithstanding the foregoing, upon the occurrence of any Event of Default under Section 19.1(g) with respect to Borrower, all amounts evidenced by the Note shall automatically become due and payable, without any presentment, demand, protest or notice of any kind to Borrower.

Article 21

GENERAL PROVISIONS

21.1 Captions.

The captions and headings of various Articles, Sections and subsections of this Agreement and Exhibits pertaining hereto are for convenience only and are not to be considered as defining or limiting in any way the scope or intent of the provisions hereof.

21.2 Modification; Waiver.

No modification, waiver, amendment or discharge of this Agreement or any other Loan Document shall be valid unless the same is in writing and signed by the party against which the enforcement of such modification, waiver, amendment or discharge is sought.

21.3 Governing Law.

Irrespective of the place of execution and/or delivery, this Agreement shall be governed by, and shall be construed in accordance with, the laws of the State of Illinois.

21.4 Acquiescence Not to Constitute Waiver of Lender’s Requirements.

Each and every covenant and condition for the benefit of Lender contained in this Agreement may be waived by Lender, provided, however, that to the extent that Lender may have acquiesced in any noncompliance with any construction or nonconstruction conditions precedent to the Closing Funding, the Full Opening of the Loan or to any subsequent disbursement of Loan proceeds, such acquiescence shall not be deemed to constitute a waiver by Lender of such requirements with respect to any future disbursements of Loan proceeds.

21.5 Disclaimer by Lender.

This Agreement is made for the sole benefit of Borrower and Lender, and no other person or persons shall have any benefits, rights or remedies under or by reason of this Agreement, or by reason of any actions taken by Lender pursuant to this Agreement.  Lender shall not be liable to any contractors, subcontractors, supplier, architect, engineer, tenant or other party for labor or services performed or materials supplied in connection with the Construction.  Lender shall not be liable for any debts or claims accruing in favor of any such parties against Borrower or others or against the Project.  Lender, by making the Loan or taking any action pursuant to any of the Loan Documents, shall not be deemed a partner or a joint venturer with Borrower or fiduciary of Borrower.  No payment of funds directly to a contractor or subcontractor or provider of services shall be deemed to create any third-party beneficiary status or recognition of same by Lender.  Without limiting the generality of the foregoing:

(a) Lender shall have no liability, obligation or responsibility whatsoever with respect to the Construction.  Any inspections of the Construction made by or through Lender are for purposes of administration of the Loan only and neither Borrower nor any third party is entitled to rely upon the same with respect to the quality, adequacy or suitability of materials or workmanship, conformity to the Plans and Specifications, state of completion or otherwise;

(b) Lender neither undertakes nor assumes any responsibility or duty to Borrower to select, review, inspect, supervise, pass judgment upon or inform Borrower of any matter in connection with the Project, including matters relating to the quality, adequacy or suitability of:  (i) the Plans and Specifications, (ii) architects, contractors, subcontractors and material suppliers employed or utilized in connection with the Construction, or the workmanship of or the materials used by any of them, or (iii) the progress or course of Construction and its conformity or nonconformity with the Plans and Specifications; Borrower shall rely entirely upon its own judgment with respect to such matters, and any review, inspection, supervision, exercise of judgment or supply of information to Borrower by Lender in connection with such matters is for the protection of Lender only, and neither Borrower nor any third party is entitled to rely thereon; and

(c) Lender owes no duty of care to protect Borrower, Guarantor, or any Tenant or Residential Unit Purchaser against negligent, faulty, inadequate or defective building or construction.

21.6 Partial Invalidity; Severability.

If any of the provisions of this Agreement, or the application thereof to any person, party or circumstances, shall, to any extent, be invalid or unenforceable, the remainder of this Agreement, or the application of such provision or provisions to persons, parties or circumstances other than those as to whom or which it is held invalid or unenforceable, shall not be affected thereby, and every provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

21.7 Definitions Include Amendments.

Definitions contained in this Agreement that identify documents, including, but not limited to, the Loan Documents, shall be deemed to include all amendments and supplements to such documents from the date hereof, and all future amendments, modifications, and supplements thereto entered into from time to time to satisfy the requirements of this Agreement or otherwise with the consent of Lender.  Reference to this Agreement contained in any of the foregoing documents shall be deemed to include all amendments and supplements to this Agreement.

21.8 Execution in Counterparts.

This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

21.9 Entire Agreement.

This Agreement, taken together with all of the other Loan Documents and all certificates and other documents delivered by Borrower to Lender, embodies the entire agreement and supersede all prior agreements, written or oral, relating to the subject matter hereof.

21.10 Waiver of Damages.

In no event shall Lender be liable to Borrower for consequential, punitive or exemplary damages, whatever the nature of a breach by Lender of its obligations under this Agreement or any of the Loan Documents, and Borrower, for itself and Guarantor, waives all claims for consequential, punitive or exemplary damages.

21.11 Claims Against Lender.

Lender shall not be in default under this Agreement, or under any other Loan Documents, unless a written notice specifically setting forth the claim of Borrower shall have been given to Lender and Lender shall have failed to cure such default within thirty (30) days after receipt of written notice from Borrower, provided that if any such default cannot reasonably be cured within said thirty (30) day period, then Lender shall have an additional sixty (60) day period to cure such failure and no default shall be deemed to exist hereunder so long as Lender commences such cure within the initial thirty (30) day period and diligently and in good faith pursues such cure to completion within such resulting ninety (90) day period from the date of Borrower’s notice.  Borrower waives any claim, set-off or defense against Lender arising by reason of any alleged default by Lender as to which Borrower does not give such notice timely as aforesaid.  Borrower acknowledges that such waiver is or may be essential to Lender’s ability to enforce its remedies without delay and that such waiver therefore constitutes a substantial part of the bargain between Lender and Borrower with regard to the Loan.

21.12 Jurisdiction.

TO THE GREATEST EXTENT PERMITTED BY LAW, BORROWER HEREBY WAIVES ANY AND ALL RIGHTS TO REQUIRE MARSHALLING OF ASSETS BY LENDER.  WITH RESPECT TO ANY SUIT, ACTION OR PROCEEDINGS RELATING TO THIS AGREEMENT (EACH, A “PROCEEDING”), BORROWER IRREVOCABLY (A) SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS HAVING JURISDICTION IN THE COUNTY OF COOK AND STATE OF ILLINOIS, AND (B) WAIVES ANY OBJECTION THAT IT MAY HAVE AT ANY TIME TO THE LAYING OF VENUE OF ANY PROCEEDING BROUGHT IN ANY SUCH COURT, WAIVES ANY CLAIM THAT ANY PROCEEDING HAS BEEN BROUGHT IN AN INCONVENIENT FORUM AND FURTHER WAIVES THE RIGHT TO OBJECT, WITH RESPECT TO SUCH PROCEEDING, THAT SUCH COURT DOES NOT HAVE JURISDICTION OVER SUCH PARTY.  NOTHING IN THIS AGREEMENT SHALL PRECLUDE LENDER FROM BRINGING A PROCEEDING IN ANY OTHER JURISDICTION NOR WILL THE BRINGING OF A PROCEEDING IN ANY ONE OR MORE JURISDICTIONS PRECLUDE THE BRINGING OF A PROCEEDING IN ANY OTHER JURISDICTION.  BORROWER FURTHER AGREES AND CONSENTS THAT, IN ADDITION TO ANY METHODS OF SERVICE OF PROCESS PROVIDED FOR UNDER APPLICABLE LAW, ALL SERVICE OF PROCESS IN ANY PROCEEDING IN ANY ILLINOIS STATE OR UNITED STATES COURT HAVING JURISDICTION OVER THE COUNTY OF COOK MAY BE MADE, TO THE EXTENT PERMITTED BY LAW, BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, DIRECTED TO BORROWER AT THE ADDRESS INDICATED BELOW, AND SERVICE SO MADE SHALL BE COMPLETE UPON RECEIPT; EXCEPT THAT IF BORROWER SHALL REFUSE TO ACCEPT DELIVERY (AS OPPOSED TO UNABLE TO RECEIVE DELIVERY), SERVICE SHALL BE DEEMED COMPLETE FIVE (5) DAYS AFTER THE SAME SHALL HAVE BEEN SO MAILED.

21.13 Set-Offs.

After the occurrence and during the continuance of an Event of Default, Borrower hereby irrevocably authorizes and directs Lender from time to time to charge Borrower’s accounts and deposits with Lender (or its Affiliates), and to pay over to Lender an amount equal to any amounts from time to time due and payable to Lender hereunder, under the Note or under any other Loan Document.  Borrower hereby grants to Lender a security interest in and to all such accounts and deposits maintained by Borrower with Lender (or its Affiliates).

21.14 Binding Effect.

The covenants, conditions, waivers, releases and agreements contained in this Agreement shall bind, and the benefits thereof shall inure to the parties hereto and their respective heirs, executors, administrators, successors and assigns.

21.15 Waiver of Accord and Satisfaction.

Borrower hereby expressly waives any and all rights to effect an accord and satisfaction of any secured obligation or any other debt of Borrower to Lender in accordance with section 3-311 of the UCC.  Notwithstanding anything to the contrary contained in this agreement or any other loan document, except as expressly directed in a writing addressed to Borrower after the date hereof, any and all communications or notices by Borrower or any other loan party to Lender concerning disputed debts, obligations or liabilities, whether arising under this agreement or otherwise, including without limitation any instrument tendered as full satisfaction of a debt, shall be, in addition to the notices required under Article 22 hereof, delivered to Corus Bank, Department 311, attention Rosa Paz, 3959 North Lincoln Avenue, Chicago, Illinois 60613.

Article 22

NOTICES

Any notice, demand, request or other communication that any party hereto may be required or may desire to give hereunder shall be in writing and shall be deemed to have been properly given (a) if hand delivered, when delivered; (b) if by Federal Express or other reliable overnight courier service, on the next Business Day after delivered to such courier service or (c) if by telecopier on the day of transmission so long as copy is sent on the same day by overnight courier as set forth below:

If to Borrower:

c/o Stratus Properties

98 San Jacinto, Suite 220

Austin, Texas 78701

Attention:	W.H. Armstrong III

Telephone:	(512) 478-6396

Facsimile:	(512) 478-5788

And to:

Armbrust & Brown, L.L.P.

100 Congress Avenue, Suite 1300

Austin, TX 78701

Attention:	Kenneth N. Jones, Esq.

Telephone:	(512) 435-2312

Facsimile:	(512) 435-2360

And to:

Canyon-Johnson Urban Fund II, L.P.

9665 Wilshire Boulevard, Suite 200

Beverly Hills, California 90212

Attention:	K. Robert Turner

Telephone:	(310) 247-2700

Facsimile:	(310) 247-8067

And to:

Sidley Austin LLP

555 West Fifth Street, 40th Floor

Los Angeles, California 90013

Attention:	Brian C. Flavell, Esq.

Telephone:	(213) 896-6603

Facsimile:	(213) 896-6600

If to Lender:

CORUS Bank, N.A.

3959 North Lincoln Avenue

Chicago, Illinois 60613

Attention:	Brian Brodeur

Telephone:	(773) 832-3452

Facsimile:	(773) 832-3540

With a copy to:

CORUS Bank, N.A.

3959 North Lincoln Avenue

Chicago, Illinois 60613

Attention:	Joel Solomon, General Counsel

Telephone:	(773) 832-3526

Facsimile:	(773) 832-3626

And to:

Katten Muchin Rosenman LLP

525 West Monroe Street

Chicago, Illinois 60661

Attention:	Mark C. Simon, Esq.

Telephone:	(312) 902-5301

Facsimile:	(312) 577-4517

or at such other address as the party to be served with notice may have furnished in writing to the party seeking or desiring to serve notice as a place for the service of notice.

Article 23

WAIVER OF JURY TRIAL

BORROWER AND LENDER EACH WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS OR RELATING THERETO OR ARISING FROM THE LENDING RELATIONSHIP THAT IS THE SUBJECT OF THIS AGREEMENT AND AGREE THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

EXECUTED as of the date first set forth above.

BORROWER:

CJUF II STRATUS BLOCK 21 LLC, a Delaware limited liability company

By:	Stratus Block 21 Investments, L.P., a Texas
limited partnership, Manager

By:	Stratus Block 21 Investments GP,
L.L.C., a Texas limited liability
company, General Partner

By:/s/ John E. Baker
Name:	John E. Baker
                                                                                    Title:   Senior Vice President

By:           Canyon-Johnson Urban Fund II, L.P., aDelaware limited partnership, Member

By:           Canyon-Johnson Realty Advisors IILLC, a Delaware limited liabilitycompany, General Partner

By: /s/ K. Robert Turner
Name:	K. Robert Turner
                                                                                    Title:   Managing Partner

LENDER:
CORUS BANK, N.A.

By: /s/ Brian Brodeur
Name: Brian Brodeur
Title: Senior Vice President

EXHIBIT A

Legal Description of Land

Lots 1 through 12, Block 21, of the Original City of Austin, Travis County, Texas, according to the map or plat of record in the General Land Office of the State of Texas, together with the area within the alley traversing said Block, which was vacated by Ordinance recorded under Document No. 1999086902 and described in Memorandum Designating the Vacation of a 20 foot wide alley on Block 21 and Block 22, in the City of Austin as recorded under Document No. 2004040650 of the Official Public Records of Travis County, Texas.

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EXHIBIT B

Permitted Exceptions

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EXHIBIT C

Title Requirements

1.
Title Insurance Company Requirements.  The maximum single risk (i.e., the amount insured under any one policy) by a title insurer may not exceed 25% of that insurer’s surplus and statutory reserves.  Reinsurance must be obtained by closing for any policy exceeding such amount.

2.
Loan Policy Forms.  Standard 2006 American Land Title Association (“ALTA”) form of loan title insurance policy, the 1970 (amended October 17, 1970) ALTA loan, or an equivalent Texas form policies must be used.

3.	Insurance Amount. The amount insured must equal at least the original principal amount of the Loan.

4.	Named Insured. The named insured under the Title Policy must be substantially the same as the following: “Corus Bank, N.A. and its respective successors and assigns.”

5.
Creditors’ Rights.  Any “creditors’ rights” exception or other exclusion from coverage for voidable transactions under bankruptcy, fraudulent conveyance, or other debtor protection laws or equitable principles must be removed by either an endorsement or a written waiver or issuance of a 1970 Form Policy with 1982 modifications.

6.
Arbitration.  In the event that the form policy which is utilized includes a compulsory arbitration provision, the insurer must agree, if permitted by law, that such compulsory arbitration provisions do not apply to any claims by or on behalf of the insured. Please note that the 1987 and 1992 ALTA form loan policies include such provisions.

7.	Date of Policy. The effective date of the Title Policy must be as of the date and time of the closing.

8.
Legal Description.  The legal description of the property contained in the Title Policy must conform to (a) the legal description shown on the survey of the property, and (b) the legal description contained in the Deed of Trust.  In any event, the Title Policy must be endorsed to provide that the insured legal description is the same as that shown on the survey.

9.
Easements.  Each Title Policy shall insure, as separate parcels: (a) all appurtenant easements and other estates benefiting the property, and (b) all other rights, title, and interests of the borrower in real property under reciprocal easement agreements, access agreements, operating agreements, and agreements containing covenants, conditions, and restrictions relating to the Project.

10.	Exceptions to Coverage. With respect to the exceptions, the following applies:

a)           Each Title Policy shall afford the broadest coverage available in the state in which the subject property is located.

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b)           The “standard” exceptions (such as for parties in possession or other matters not shown on public records) must be deleted.

c)           The “standard” exception regarding tenants in possession under residential leases, should also be deleted.  For commercial properties, a rent roll should be attached in lieu of the general exception.

d)           The standard survey exception to the Title Policy must be deleted.  Instead, a survey reading reflecting the current survey should be incorporated.

e)           Any exception for taxes, assessments, or other lienable items must expressly insure that such taxes, assessments, or other items are not yet due and payable.

f)           Any lien, encumbrance, condition, restriction, or easement of record must be listed in the Title Policy, and, if permitted by law, the Title Policy must affirmatively insure that the improvements do not encroach upon the insured easements or insure against all loss or damage due to such encroachment.

g)           The Title Policy may not contain any exception for any filed or unfiled mechanic’s or materialmen’s liens.

h)           In the event that a comprehensive endorsement has been issued and any Schedule B exceptions continue to be excluded from the coverage provided through that endorsement, then a determination must be made whether such exceptions would be acceptable to Lender.  In the event that it is determined that such exception is acceptable, a written explanation regarding the acceptability must be submitted as part of the delivery of the loan documents.

(i)           No exception(s) relating to the use of a purchaser’s upgrade deposits or earnest money deposits in the construction of the Project shall be permitted.

If Schedule B indicates the presence of any easements that are not located on the survey, the Title Policy, if permitted by law, must provide affirmative insurance against any loss resulting from the exercise by the holder of such easement of its right to use or maintain that easement.  ALTA Form 103.1 or an equivalent endorsement is required for this purpose.

11.	Endorsements. With respect to endorsements, the following applies:

a)           Each Title Policy must include an acceptable environmental protection lien endorsement on ALTA Form 8.1.  Please note that Form 8.1 may take exception for an entire statute which contains one or more specific sections under which environmental protection liens could take priority over the Deed of Trust, provided, however, that such specific sections under which the lien could arise must also be referenced.

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b)           Each Title Policy must contain an endorsement which provides that the insured legal description is the same as shown on the survey.

c)           Each Title Policy must contain a comprehensive endorsement (ALTA Form 9) if a lien, encumbrance, condition, restriction, or easement is listed in Schedule B to the title insurance policy.

d)           Lender may require the following endorsements where applicable and available:

-access	-due execution	-single tax lot
-address	-first loss	-subdivision
-adjustable rate	-last dollar	-tie in
-assessments	-leasehold	-usury
-assignment of leases and rents	-mineral rights	-zoning (ALTA 3.1 -with parking)
-assignment of loan documents	-Deed of Trust tax
-condominium endorsement	-reverter
-contiguity	-revolving credit
-doing business

12.
Other Coverages.  If permitted by applicable law, each Title Policy shall insure the following by endorsement or affirmative insurance to the extent such coverage is not afforded by the ALTA Form 9 or its equivalent in a particular jurisdiction:

a)           that no conditions, covenants, or restrictions of record affecting the property:

(i)           have been violated,
(ii)           create lien rights which prime the insured Deed of Trust,
(iii)           contain a right of reverter or forfeiture, a right of reentry, or power of termination, or
(iv)           if violated in the future would result in the lien created by the insured Deed of Trust or title to the property being lost, forfeited, or subordinated; and

b)           that except for temporary interference resulting solely from maintenance, repair, replacement, or alteration of lines, facilities, or equipment located in easements and rights of way taken as certain exceptions to each Title Policy, such exceptions do not and shall not prevent the use and operation of the Project or the improvements as used and operated on the effective date of the Title Policy.

13.	Informational Matters. The Policy must include, as an informational note, the following:

a)           The recorded plat number together with recording information; and

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b)           The property parcel number or the tax identification number, as applicable.

14.	Delivery of Copies. Legible copies of all easements, encumbrances, or other restrictions shown as exceptions on the Title Policy must be delivered with the first draft of the title commitment.

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EXHIBIT D

Form of Survey Certification

CERTIFICATION FOR SURVEYS (LONG-FORM)

I hereby certify to CORUS Bank, N.A., its successors and assigns, and __________ (insert Borrower and Title Insurance Company) that the survey prepared by me entitled “__________” was actually made upon the ground and that it and the information, courses and distances shown thereon are correct; that the title lines and lines of actual possession are the same; that the size, location and type of buildings and improvements are as shown and all are within the boundary lines of the property; that there are no violations of zoning ordinances, restrictions or other rules and regulations with reference to the location of said building and improvements; that there are no easements, encroachments or use affecting this property appearing from a careful physical inspection of the same, other than those shown and depicted thereon; that all utility services required for the operations of the premises either enter the premises through adjoining public streets, or the survey shows the point of entry and location of any utilities which pass through or are located on adjoining private land; that the survey shows the location and direction of all storm drainage systems for the collection and disposal of all roof and surface drainage; that any discharge into streams, rivers or other conveyance system is shown on the survey; and that the parcels described heron do not lie within [or lie within] flood hazard areas in accordance with the document entitled “Department of Housing and Urban Development, Federal Insurance Administration–Special Flood Hazard Area Maps.” This survey is made in accordance with the “Minimum Standard Detail Requirements for Land Title Surveys” jointly established and adopted by ALTA and ACSM in 2005 and includes items 1-4, 6-7(b)(i), 8-10, 11(b) and 13 of Table A.  Pursuant to the Accuracy Standards as adopted by ALTA, NSPS, and ACSM and in effect on the date of this certification, the undersigned further certifies that:  [Surveyor to complete with appropriate choice from Minimum Standard Detail Requirement]

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EXHIBIT E

INSURANCE REQUIREMENTS DURING AND POST CONSTRUCTION

I.           Insurance.  Borrower shall obtain, and maintain at all times during term of the Loan, such insurance as Corus Bank, N.A. (“Lender”) may reasonably require, including, but not limited to the insurance coverage set forth below.  Unless otherwise expressly defined herein, capitalized terms set forth in this Exhibit are terms of art, as used in and understood in the insurance industry or are defined terms in the Construction Loan Agreement to which this is attached.

A.           During Construction.

(a)           Builder’s Risk.  From the closing of the loan until replaced by permanent property insurance, “All Risk” form of Builder’s Risk Insurance, in such amount as Lender shall reasonably require, but in no event less than 100% of the replacement cost value of the Project (including Upgrades and any leasehold improvements) (the “Builder’s Risk Insurance”).  Such policy shall be written on a Builder’s Risk Completed Value Form (100% non-reporting) or its equivalent and shall not contain a permission to occupy limitation or a coinsurance clause.  Such policy shall not have exclusion for sidewalks, retaining walls or underground property.  The policy shall include coverage for Flood and Earthquake with sub-limits no less than 25% of the replacement cost, but each not less than $5,000,000 per occurrence and in the annual aggregate, unless building or Project is located in Earthquake Mercalli Zone VII or greater, or a Flood Zone  “A”, as defined by the National Insurance Flood Plan.  If the Project is located in an Earthquake Mercalli Zone VII or greater, Borrower shall maintain Earthquake limits providing for 75% of the replacement cost, with a deductible not greater than 5% of replacement costs. If the Project is located in a Flood Zone “A”, Borrower shall maintain Flood limits providing for 30% of the replacement cost (or such other limits approved by Lender), with a deductible not greater than 3% of replacement costs. Such insurance policy shall also include coverage for:

(i)
Loss suffered with respect to Borrower’s materials, equipment, machinery, and supplies whether on-site, in transit, or stored off site, with a limit of no less than 100% replacement cost   and subject to a minimum limit of $250,000 for loans less than $25 Million, $500,000 for loans $25 Million up to $50 Million, and $1,000,000 for loans $50 Million or more for both transit and off site storage provided that Borrower shall obtain or cause to be obtained additional insurance whenever the value of materials in transit or storage exceed those limits;

(ii)	At least 25% of the Soft Costs contained in the Approved Budget, and including coverage for all types (including but not limited to interest expense; fees; and plans, specifications, blueprints and

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models, in connection with any restoration following an insured loss);

(iii)
If applicable, loss or delay of rental income for a period of at least 6 months on an actual loss sustained basis.  Lender reserves the right to require an endorsement providing for an extended period of indemnity for the rental income insurance.

(b)           Comprehensive Broad Form Boiler and Machinery Insurance, covering all mechanical and electrical apparatus and pressure vessels.  Such insurance shall provide coverage against loss or damage from an accident to and/or caused by boilers and machinery, including but not limited to: heating apparatus, pressure vessels, pressure pipes, electrical or air conditioning equipment on a blanket comprehensive coverage form, in such amount as Lender shall reasonably approve but no less than $10,000,000.  All exclusions for testing shall be removed.

(c)           Professional Liability.  Borrower will require the architect, engineers (including Structural and MEP contractors) and all other design professionals retained by Borrower to purchase and maintain continuous professional liability coverage in the amount of $1,000,000 per claim / and $1,000,000 annual aggregate.  This policy may be on a  “claims made” basis, and shall include coverage for bodily injury and property damage and retroactive coverage back to the first date that professional services were provided to the Project.  Evidence of this insurance shall be provided to Borrower in form of insurance certificate for a period of 3 years after substantial completion of the Project (unless the loan is paid off).

(d)           Commercial General Liability and Umbrella Liability coverage, including but not limited to, coverage for Personal Injury, Bodily Injury, Death, Property Damage, with limits of not less than $10,000,000 per occurrence and in the annual aggregate per location.  If commercially available in the location of the Project, the policy shall contain an Extended Products/Completed Operations Hazard Endorsement (“Extended Products Endorsement”) for a period of at least three years or the state requirement (if any), whichever is greater, acceptable to Lender in its reasonable discretion.  The policies described in this paragraph shall cover, without limitation: elevators, escalators, independent contractors, contractual liability (covering, to the maximum extent permitted by the commercial general liability policy, Borrower’s obligation to indemnify Lender as required under this Exhibit) and Products and Completed Operations Liability coverage. Coverage should also include host liquor liability. Borrower shall add Lender, its directors, officers, employees and agents as additional insured.

(e)           Worker’s Compensation.  If applicable, worker’s compensation insurance covering Borrower and its employees at the site to the extent required, and in the amounts required by applicable Laws. An endorsement providing U.S.

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Longshore and Harbor Workers Compensation Act (USL&HW) coverage should be added on an “if any” basis if there is an exposure.

(f)           Employers Liability.  If applicable in the amount of $1,000,000 per accident, $1,000,000 per illness, per employee and $1,000,000 per illness, in the aggregate.

(g)           Contractor’s Liability.  Borrower shall cause the Contractor to maintain Commercial General Liability coverage, including, without limitation, products and completed operations insurance with no less than $10,000,000 in limits per occurrence and in the aggregate per project through primary and umbrella liability policies.  For all condominium projects if commercially available in location of the Project the Contractor shall be insured by the Extended Products Endorsement or by comparable coverage.  Borrower shall also ensure that all subcontractors maintain similar coverage with limits appropriate to the hazard associated with their respective work on the site.  Contractor shall be required to carry automobile liability insurance for all owned, hired and non owned vehicles with limits of at least $10 Million. All parties engaged in work on the Project shall maintain statutory Workers Compensation, Employer’s Liability with limits of at least $1,000,000 and any legally mandated Disability insurance in force for all employees on the job. It is understood that umbrella or excess policies may be used to reach the required limits.

(h)           Borrower may provide the Commercial General and Umbrella Liability and Workers Compensation and Employers Liability required to be carried pursuant to Sections I.A., Subsections (d), (e) and (f) of this Exhibit through the purchase of a Wrap-up or Owner Controlled Insurance Program or a Contractor Controlled Insurance Program.  This program shall provide coverage for all parties engaged in construction operations at the Project with limits approved by Lender.

(i)           Surety bonds as required by the terms of the Application Letter/Commitment Letter.

(j)           Such other insurance reasonably required by Lender.

B.           Post Construction.  After the earlier of: (i) substantial completion of the Project, or (ii) cancellation or expiration of the Builder’s Risk Policy, Borrower shall provide the following coverages:

(a)           “All Risk” insurance including Flood and Earthquake, and such other insurable hazards as, under good insurance practices are insured against for other property and buildings similar to the premises in nature, use, location, height, and type of construction. The amount of such insurance shall be not less than one hundred percent (100%) of the replacement cost without depreciation of the Project.  Such insurance policy shall contain an agreed amount endorsement.

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Flood and Earthquake sublimits shall be at least 25% of the replacement cost, but not less than $5,000,000 each per occurrence and in the annual aggregate, unless the risk is location in a Mercalli Zone VII or greater or a Flood Zone “A”, as defined by the National Insurance Flood Plan.  If the Project is located in an Earthquake Mercalli Zone VII or greater Borrower shall maintain Earthquake limits providing for 75% of the replacement cost, with a deductible not greater than 5% of the replacement cost.  If the Project is located in a Flood Zone “A”, Borrower shall maintain Flood limits providing for 30% of the replacement cost (or such other limits approved by Lender), with a deductible not greater than 3% of replacement costs.  Such insurance shall cover increased cost of law or ordinance insurance, costs of demolition and increased cost of construction with a sublimit of not less than $1,000,000.  If coverage is provided under a blanket policy, Lender shall be named as sole Loss Payee and Mortgagee for the Project.

(b)           Comprehensive Broad Form Boiler and Machinery. Insurance, in the minimum amount of $10,000,000 covering all mechanical and electrical equipment against physical damage and covering, without limitation, all tenant improvements and betterments that Borrower is required to insure pursuant to any lease on a replacement cost basis.  Such insurance shall provide coverage against loss or damage from an accident to and/or caused by boilers and machinery, including but not limited to: heating apparatus, pressure vessels, pressure pipes, and electrical or air conditioning equipment on a blanket comprehensive coverage form, in such amount Lender shall reasonably approve.  All exclusions for testing shall be removed. Coverage shall be extended to include loss of rental income for 6 months as a result of damage from an insured peril.

(c)           Business Interruption.  Upon Lender’s reasonable request, business income and extra expense, against the perils insured by the “All Risk” Property, for a period of indemnity of twelve months.

(d)           Commercial General Liability. Commercial General Liability Insurance, for Personal Injury, Bodily Injury, Death, Accident and Property Damage providing in combination no less than $10,000,000 per occurrence (with sublimits approved by Lender) and in the annual aggregate, per location.  The policies described in this paragraph shall cover, without limitation: elevators, escalators, independent contractors, contractual liability and Products and Completed Operations Liability coverage. It is understood that umbrella or excess policies can be used to meet the required limits.

(e)           Dram Shop. Upon Lender’s reasonable request or prior to any tenant selling alcoholic beverages on any part of the Project, Borrower either itself or through the Tenant shall provide evidence of so-called “Dram Shop” against claims or liabilities arising directly or indirectly to Persons or property on account of the sale or dispensing of alcoholic beverages.  Coverage shall include loss of means of support. Limits shall equal those limits as may be required by

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applicable Laws or as Lender may reasonably specify. If state law allows, Lender shall be named as an additional insured on such policy.

(f)           Worker’s Compensation.  If applicable, worker’s compensation insurance covering Borrower and its employees at the site to the extent required, and in the amounts required by applicable Laws.

(g)           Employers Liability.                                                      If applicable in the amount of $1,000,000 per accident; $1,000,000 per illness, per employee; and $1,000,000 per illness, in the aggregate.

(h)           Auto Liability for Owned (if any) and Hired and Non Owned with limits approved by Lender.

(i)           Other. Such other insurances as may be reasonably requested by Lender.

II.           Requirements of Insurance Policies.

(a)           All insurance policies shall be issued by an insurer or insurers with an A.M. Best rating of A:IX or better or a Standard and Poor’s rating of “AA”, or equivalent rating from another agency acceptable to Lender and be authorized in the state where the Project is located.    All insurance acquired pursuant to this Exhibit shall be in form, amounts and with coverage and deductibles satisfactory to Lender, in Lender’s sole discretion.

(b)           The Builder’s Risk insurance policies required to be carried pursuant to Section I.A., Subsections (a) and (b) of this Exhibit, and the All Risk required pursuant to Section I.B, Subsections (a) and (b), shall name Borrower as the insured and shall also name Lender as Loss Payee and Mortgagee, under a non-contributing standard mortgagee clause.  Without Lender’s prior written consent, Borrower shall not name any Person other than Lender, as loss payee under any property insurance policies that Borrower is required to insure pursuant to any Lease.

(c)           The Commercial General Liability and Contractors Liability set forth in Section I.A., Subsections (d) and (g) and Section I.B., Subsection (d), shall name Lender, its directors, officers, and employees as Additional Insured.

(d)           Lender shall be named as a dual-obligee on the Performance Bond required to be obtained by General Contractor pursuant to Section I.A., Subsection (i) of this Exhibit.

(e)           The amount of any deductible under any insurance policy must be reasonably acceptable to Lender.

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(f)           Borrower may provide required insurance under blanket policies.  Borrower shall not maintain any insurance on the Project that does not name Lender as Loss Payee.

(g)           Borrower shall pay the premiums for the insurance policies as the same become due and payable.  Borrower shall deliver to Lender certified copies of the insurance policies required to be maintained pursuant to this Exhibit within sixty (60) days after the date of this Agreement or ten (10) days after the issuance of the policies by the insurer, whichever is later, but in all events, no later than ninety (90) days after the date of this Agreement, and failure to do so will be an immediate Event of Default.  Notwithstanding the foregoing, Lender shall not be deemed by reason of the custody of such insurance policies to have knowledge of the contents thereof.  Borrower also shall deliver to Lender, within ten (10) days of Lender’s request, a certificate of Borrower or Borrower’s insurance agent setting forth the particulars as to all such insurance policies, that all premiums due thereon have been paid currently and that the same are in full force and effect.  BORROWER SHALL DELIVER A CERTIFICATE OR OTHER EVIDENCE OF INSURANCE ACCEPTABLE TO LENDER EVIDENCING THE INSURANCE REQUIRED HEREUNDER ON THE CLOSING DATE, TOGETHER WITH RECEIPTS FOR THE PAYMENT OF PREMIUMS THEREON.  ALL CERTIFICATES FOR PROPERTY INSURANCE MUST BE ON ACORD FORM 27 or the equivalent; ACORD 25 certificates are acceptable for liability insurance.  Not later than fifteen (15) days prior to the expiration date of each of the insurance policies Borrower shall deliver to Lender a certificate of insurance evidencing renewal of coverage as required herein.  Within ten (10) days after such renewal, Borrower shall deliver to Lender evidence of payment of premium satisfactory to Lender.  Not later than ninety (90) days after the renewal of each of the insurance policies, Borrower shall deliver to Lender an original or certified copy (as required pursuant to this Section) of a renewal policy or policies.

(h)           Each insurance policy shall contain a provision whereby the insurer agrees that so long as the Loan is outstanding, such policy shall not be canceled or fail to be renewed, lapsed or materially changed without in each case, at least thirty (30) days prior written notice to Lender, except ten (10) days for non-payment of premium

(i)           In the event any insurance policy (except for general and other liability and Workers Compensation insurance) shall contain breach of warranty provisions, such policy shall provide that with respect to the interest of Lender, such insurance policy shall not be invalidated by and shall insure Lender regardless of; (A) any act, failure to act or negligence of or violation of warranties, declarations or conditions contained in such policy by any named insured; (B) the occupancy or use of the property for purposes more hazardous than permitted by the terms thereof; or (C) any foreclosure or other action or proceeding taken by Lender pursuant to any provision of this Agreement.

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(j)           Any insurance maintained pursuant to this Agreement may be evidenced by blanket insurance policies covering the premises and other properties or assets of Borrower or its affiliates; provided that any such policy shall in all other respects comply with the requirements of this section.  Lender, in its reasonable discretion, shall determine whether such blanket policies contain sufficient limits of insurance.

(k)           Any insurance carried by Lender shall be for its sole benefit and shall not inure to the benefit of Borrower and Insurance required from Borrower shall be primary to any available, if any, to Lender.

(l)           All required policies, other than professional liability, shall provide that insurers have waived rights of subrogation against Lender.  The required insurance shall be primary without right of contribution from any insurance, which may be carried by Lender.

(m)           The required limits are minimum limits established by Lender and nothing contained herein shall be construed to mean the required limits are adequate or appropriate to protect Borrower from greater loss.

If there are any questions regarding our insurance requirements, please contact our insurance consultants:

Alpha Risk Management, Inc., 60 Cutter Mill Road, Great Neck, NY 11021
Attention: Heidi M. Bucher, ARM
hbucher@alphariskmanagement.com
Tel: (516) 829-3500 x6 or Fax: (516) 829-6029

Final insurance policies should be forwarded for review directly to the attention of Heidi M. Bucher at Alpha Risk Management, Inc. Renewals should be sent to the attention of Josefina Reyes, Corus Bank, 3959 N. Lincoln, Chicago, Illinois 60613

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Illinois Collateral Protection Act Notice

Unless Borrower provides Lender with evidence of the insurance coverage required by this Agreement, Lender may purchase insurance at Borrower’s expense to protect Lender’s interest in the Project.  This insurance may, but need not, protect Borrower’s interest.  The coverage that Lender purchases may not pay any claim that Borrower makes or any claim that is made against Borrower in connection with the Project.  Borrower may later cancel any insurance purchased by Lender, but only after providing Lender with evidence that Borrower has obtained insurance as required by this Agreement.  If Lender purchases insurance for the Project, Borrower will be responsible for the cost of that insurance, including interest and any other charges Lender may impose in connection with the placement of the insurance, until the effective date of the cancellation or expiration of the insurance.  The cost of the insurance may be added to Borrower’s total outstanding balance or obligation.  The cost of insurance may be more than the cost of insurance Borrower may be able to obtain on its own.

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EXHIBIT F

Architect’s Certificate

The firm of ________________________________________ hereby certifies for the benefit of CORUS Bank, N.A. that:

The firm has been employed by _______________ pursuant to a contract dated _______________ to provide architectural and engineering services commonly known as _______________ which is located at ______________.

The contract provides for the following services:

preparation of plans and specifications
Pre-qualification of contractors
Contract administration and supervision of construction
Tenant space design

The firm is duly licensed and in good standing under laws of the state of ___________________________License No.__________________________________.

The foundations were designed in accordance with the recommendations contained in a soil report dated _________________which was prepared by______________________________________.

The following are all of the permits or governmental agency approvals required for the construction and occupancy of the building:

	Issuing Agency	Date Issued

Excavation Permit
Foundation Permit
Building Permit
EPA – Water
EPA – Sewer
EPA – Air

Cert. Of Occupancy Bldg.
Cert. Of Occupancy – Tenant
Other (Specify)

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All utilities necessary for the operation of the project are available with sufficient capacity at the boundaries of the project.  If utility services must be brought to site, please explain:.

The plans listed on the attached Schedule I comprise all of the plans which will be necessary for the complete construction of the project, excepting tenant space designs, and when the project is built in accordance therewith the project will (excepting completion of tenant improvements) be ready for occupancy.  The plans are complete and contain all detail necessary for construction.  Calculations of the gross building and the net rentable building area are attached as Schedule II.  The plans (and the project will, when constructed in accordance therewith) comply with all applicable building, zoning, land use, subdivision, environmental, fire, safety and other applicable governmental laws, statutes, codes, ordinances, rules and regulations.

The attached Schedule III, establishing a timetable for completion of the project and showing on a monthly basis the anticipated progress of the work, is realistic and can be adhered to.

The following design drawings or plans have been or will be prepared by other designers or contractors.

Type of Plans	Name of Preparing Firm

The Specifications are:                                                                                                 shown on plans

 Bound separately

By:

Title:

Date:

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EXHIBIT G

Initial Budget

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EXHIBIT H

Draw Request Form

H-i

EXHIBIT I

Partial Plans and Specifications

(see attached)

I-i

EXHIBIT J

Proposed Finish Standards

Proposed Construction Finish for Residential Units:

1. Building Foundations:  CIP Concrete

2. Building Frame: CIP Concrete

3. Description of Exterior Wall System Including Design and Materials:
Unitized Curtainwall System; Exterior Materials - High Performance Vision Glass, Insulated Spandrel Glass, Composite Aluminum Panels

4. Description of Window System: See Above, Ext Wall System

5. Description of Common Area Amenities: Private Condo swimming pool, Terrace deck, access to all hotel amenities.

6. Ceiling Heights:

a.	Standard units: Minimum ceiling: 8' in enclosed toilet rooms only, typically 9'-4" minimum, 10-6" max with curtain slots up to 11'-1".
b.	Subpenthouses: 9'-0" minimum, 12'-6" max with curtain slots up to 15'-1".
c.	Penthouse levels 35 and 36: 10-0" minimum, 14'-0" max with curtain slots up to 15'-1".
d.	Penthouse level 37: 10'-0" minimum, 20'-0" max.

7.  Description of Kitchen and Bath Millwork, Countertops, and Plumbing Fixtures: Bulthaup Kitchen Cabinets; Stone Countertops (selection by buyer); Plumbing Fixtures by Dornbracht and Kohler

8. Flooring (Units and Common Areas): Mafi Hardwood Engineered Wood Floors, Stone Tile (selections vary), Carpet

9. Description of Appliances: Miele Brand Appliances

10. Other Features: n/a

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Proposed Unit Construction Finish for Hotel

1. Building Foundations:  CIP Concrete

2. Building Frame: CIP Concrete

3. Description of Exterior Wall System Including Design and Materials:
Unitized Curtainwall System; Exterior Materials - High Performance Vision Glass, Insulated Spandrel Glass, Composite Aluminum Panels

4. Description of Window System: See Above, Ext Wall System

5. Description of Common Area Amenities: Hotel pool, Terrace deck, ballroom, spa, fitness, lobby bar, restaurants, valet, shopping, dining, hike and bike trail.

6. Ceiling Heights:
a.	First Floor: 12’6” to 18’0” (bathrooms and secret bar at 9’ – 12’)
b.	Second Floor: 12’ to 16’
c.	Tower Floors: 8’ to 9’3”

7. Description of Kitchen and Bath Millwork, Countertops, and Plumbing Fixtures: Built-in stained and lacquered closets and desk, Silestone (or similar) counters, Kohler plumbing fixtures

8. Flooring (Units and Common Areas): Carpet in Units, Concrete, Hardwood, rugs, porcelain tile, and carpet.

9. Description of Appliances: n/a

10. Other Features: n/a

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EXHIBIT K

PLEASE INCLUDE IN DRAW PACKAGE SENT TO CORUS BANK, N.A.

FORM OF BAILEE LETTER FOR PUBLIC WAREHOUSEMEN

[WAREHOUSEMEN LETTERHEAD]

[DATE]

Corus Bank, N.A.

3959 North Lincoln Avenue

Chicago, Illinois 60613

Attention: Corus Construction Manager

Re:           W Hotel and Residences Condominiums

Austin, Texas

(the “Project”)

Corus Construction Manager:

This letter is to confirm that the undersigned, [Insert name of Public Warehousemen] (“Warehousemen”), is holding and will hold, from time to time, for storage in its public warehouse located at the address set forth above, the materials described on Schedule 1, attached hereto and made a part hereof, for the Project (the “Stored Materials”).  Such Schedule 1 may be revised and updated as additional materials are delivered to Warehousemen and stored in accordance with this letter.

Warehousemen is holding such Stored Materials on behalf of [Insert name of Contractor], as the “Contractor” of the Project and [____________], as owner of the Project (“Owner”) and the Owner owns and has title to the Stored Materials or will own and obtain title to the Stored Materials upon receipt of a bill of sale for such Stored Materials.  Pursuant to a certain Construction Loan Agreement (the “Loan Agreement”) between Owner and Corus Bank, N.A. (“Lender”), Owner has granted to Lender a security interest in, among other things, the Stored Materials.

We acknowledge and agree that Lender’s security interest in the Stored Materials is senior to all liens, claims and interests, other than our warehouseman’s lien for any accrued and unpaid warehousing fees charged by us for the actual storage of the Stored Materials.  To protect Lender’s security interest in the Stored Materials, from and after the date of this letter, all warehouse receipts and other documents of title which evidence any Stored Materials now or hereafter delivered by Owner to us shall be non-negotiable and issued to or for the account of Lender.  We shall provide Lender with a copy of such receipts or other documents upon Lender’s request for those items.  We will notify all of our successors and assigns of the existence of the agreements contained herein.

K-i

Notwithstanding the issuance of such receipts or other documents to or for the account of Lender, we acknowledge and agree that Lender has authorized us to release any of the Stored Materials to any authorized agent of Owner upon Owner’s request (including, without limitation, Contractor); provided, however, upon our receipt of written direction from Lender, we shall refuse to release any of the Stored Materials to Owner or Owner’s agent (including, without limitation, Contractor) and we shall only release such Stored Materials to Lender or the party designated by Lender in such written direction.

Very truly yours,

[PUBLIC WAREHOUSEMEN]

By:
Name:
Title:

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SCHEDULE 1

DESCRIPTION OF MATERIALS

[Warehousemen: Please insert/attach a detailed inventory of the Stored Materials, including, without limitation, a statement of the quantity stored, relevant invoices, warehouse receipts or other documents of title and any applications for payment.]

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EXHIBIT L

PLEASE INCLUDE IN DRAW PACKAGE SENT TO CORUS BANK, N.A.

FORM OF BAILEE LETTER

[SUBCONTRACTOR LETTERHEAD]

[DATE]

Corus Bank, N.A.

3959 North Lincoln Avenue

Chicago, Illinois 60613

Attention:  Corus Construction Manager

Re:           W Hotel and Residences Condominiums

Austin, Texas

(the “Project”)

Corus Construction Manager:

This letter is to confirm that the undersigned, [Insert name of Sub-Contractor] (“Bailee”), is holding for processing and/or storage the materials described on Schedule 1, attached hereto and made a part hereof, for the Project (the “Stored Materials”).  Such Schedule 1 may be revised and updated as additional materials are delivered to Bailee and stored in accordance with this letter.

Bailee is holding such Stored Materials on behalf of [Insert name of Contractor], as the “Contractor” of the Project and [_________________], as owner of the Project (“Owner”) and the Owner owns and has title to the Stored Materials or will own and obtain title to the Stored Materials upon receipt of a bill of sale for such Stored Materials.  Pursuant to a certain Construction Loan Agreement (the “Loan Agreement”) between Owner and Corus Bank, N.A. (“Lender”), Owner has granted to Lender a security interest in, among other things, the Stored Materials.

In order to protect Owner’s ownership interest and Lender’s security interest in the Stored Materials, Bailee agrees, acknowledges, represents and warrants as follows:

(i)	We are holding and will hold the Stored Materials on bailment for processing or warehousing;

(ii)	The Stored Materials are Owner’s property and are subject to Lender’s security interest, and we are holding and will hold the Stored Materials for Lender’s benefit;

L-i

(iii)
Lender’s security interest in the Stored Materials shall be senior to all liens, claims and interests, including any fees charged by us for the actual processing or storage of the Stored Materials and we will notify all of our successors and assigns of the existence of the agreements contained herein;

(iv)
If, at any time after the date of this letter, Lender shall notify us in writing that Owner has defaulted on its obligations to Lender under the Loan Agreement, we will comply with Lender’s written instructions as to the disposition of the Stored Materials; and

(v)
Until we are notified in writing by Lender that the financing arrangements under the Loan Agreement have been terminated and Lender has been paid in full, we shall not deduct from or offset against any amounts due and owing to us by Owner, by applying any of the Stored Materials in payment for such amounts.

Very truly yours,

[BAILEE]

By:
Name:
Title:

L-ii

SCHEDULE 1

DESCRIPTION OF MATERIALS

[Bailee: Please insert/attach a detailed inventory of the Stored Materials, including, without limitation, a statement of the quantity stored, relevant invoices and any applications for payment.]

L-iii

EXHIBIT M

List of Sales Agreements and Price List Schedule

M-i

EXHIBIT N

Subcontract Delivery Dates

N-i

EXHIBIT O

Approved Form of Sales Agreement

O-i

EXHIBIT P

Materials Purchases Not Subject to Retainage

P-i

EXHIBIT Q

Allowable Tenant Improvements

Q-i

EXHIBIT R

Delivery Schedule for Plans and Specifications

R-i

EXHIBIT S
Form of Second Estoppel and Agreement from City of Austin

S-i